Exhibit 10.2

[Execution]

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, FIRST AMENDMENT TO GUARANTY AND SECURITY AGREEMENT AND JOINDER

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, FIRST AMENDMENT TO GUARANTY AND SECURITY AGREEMENT AND JOINDER (the “Amendment”), dated as of March 1, 2021, is entered into by and among Thryv, Inc. (formerly known as Dex Media, Inc.), a Delaware corporation (“Borrower”), Thryv Holdings, Inc. (formerly known as Dex Media Holdings, Inc.), a Delaware corporation (“Parent”), Thryv International Holding, LLC, a Delaware limited liability company (“TIH”), Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for each Secured Party (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) and as Australian security trustee for each Secured Party (in such capacity, together with its successor and assigns in such capacity, the “Australian Security Trustee”), and the Lenders party hereto.

RECITALS

WHEREAS, Borrower, Parent, Administrative Agent and the Lenders from time to time party thereto are parties to the Amended and Restated Credit Agreement, dated as of June 30, 2017, as amended by First Amendment to Amended and Restated Credit Agreement, dated as of January 31, 2019, Second Amendment to Amended and Restated Credit Agreement, dated as of March 21, 2019, Third Amendment to Amended and Restated Credit Agreement, dated as of August 20, 2019 and Fourth Amendment to Amended and Restated Credit Agreement, dated January 28, 2020 (as the same now exists, the “Existing Credit Agreement”) and have agreed to amend the Existing Credit Agreement and replace it in its entirety in the form of Exhibit A to this Amendment (as amended and supplemented by this Amendment and as may hereafter be further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”) pursuant to the terms and conditions of this Amendment;

WHEREAS, Borrower notified Administrative Agent that (a) it has, directly or indirectly, formed TIH and (b) it will cause TIH to execute and deliver this Amendment in order to make TIH a party to the Credit Agreement and the other relevant Loan Documents to which each is required to become a party under the Credit Agreement as a guarantor; and

WHEREAS, by this Amendment, Administrative Agent, Lenders, Borrower and Guarantors desire and intend to evidence such amendments and consent.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.   Definitions.  For purposes of this Amendment, all capitalized terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement.

2.    Amendment of Credit Agreement.  The Existing Credit Agreement is hereby amended to read in its entirety as set forth in Exhibit A hereto (the “Amended Credit Agreement”).  All schedules and exhibits to the Existing Credit Agreement, as in effect immediately prior to the Fifth Amendment Effective Date, shall constitute schedules and exhibits to the Amended Credit Agreement, except that the Schedules which are attached as Exhibit B hereto shall constitute those respective schedules and exhibits to the Amended Credit Agreement after the date of this Amendment.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import, and each reference in the other Loan Documents to the “Credit Agreement” (including, without limitation, by means of words such as “thereunder” or “thereof” and words of similar import), shall mean and be a reference to the Credit Agreement as amended herein as reflected by the Amended Credit Agreement.  The Administrative Agent, each of the Lenders signatory hereto, Borrower and each Guarantor consent to the amendment of the Credit Agreement pursuant to this Amendment.

3.    The Guaranty and Security Agreement (as the same now exists, the “Existing Guaranty and Security Agreement”) is hereby amended to read in its entirety as set forth in Exhibit C hereto (the “Amended Guaranty and Security Agreement”).  All schedules and exhibits to the Existing Guaranty and Security Agreement, as in effect immediately prior to the Fifth Amendment Effective Date, shall constitute schedules and exhibits to the Amended Guaranty and Security Agreement, except that those schedules and exhibits which are attached to the Amended Guaranty and Security Agreement shall constitute those respective schedules and exhibits after the date of this Amendment.  Each reference in the Guaranty and Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import, and each reference in the other Loan Documents to the “Guaranty and Security Agreement” (including, without limitation, by means of words such as “thereunder” or “thereof” and words of similar import), shall mean and be a reference to the Guaranty and Security Agreement as amended herein as reflected by the Amended Guaranty and Security Agreement.  The Administrative Agent, each of the Lenders signatory hereto, Borrower and each Guarantor consent to the amendment of the Guaranty and Security Agreement pursuant to this Amendment.

4.    Joinder of TIH as a Guarantor.  TIH hereby expressly agrees to perform, comply with and be bound by all terms, conditions and covenants of the Credit Agreement and the other Loan Documents applicable to US Guarantors with the same force and effect as if TIH had originally executed and been an original signatory to the Credit Agreement and such other Loan Documents.

5.    Intercreditor Agreement.  Each Lender (a) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as ABL Agent and on behalf of such Lender and (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement.

6.    Representations and Warranties. Each Loan Party hereby represents and warrants to Administrative Agent and Lenders as follows:

(a)       As to such Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment and any other agreements or instruments required hereunder to which it is a party on the Fifth Amendment Effective Date have been duly authorized by all necessary action on the part of such Loan Party.

(b)      This Amendment and any other agreements or instruments required hereunder to which such Loan Party is a party on the Fifth Amendment Effective Date have been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c)      The execution, delivery, and performance by each Loan Party of this Amendment and any other agreements or instruments required hereunder to which such Loan Party is a party on the Fifth Amendment Effective Date will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent for filing or recordation, as of the Fifth Amendment Effective Date.

(d)     As to each Loan Party, the execution, delivery, and performance by such Loan Party of the this Amendment and any other agreements or instruments required hereunder to which it is a party on the Fifth Amendment Effective Date do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(e)      All of the representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

7    Conditions Precedent. This Amendment shall be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Administrative Agent:

(a)       Administrative Agent shall have received counterparts of this Amendment, duly authorized, executed and delivered by Borrower, Guarantors and the Lenders;

(b)      Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, the Intercreditor Agreement, duly authorized, executed and delivered by the Term Loan Agent and acknowledged by Borrower and Guarantors;

(c)     the term loan facility evidenced by the Term Loan Documents shall be, substantially concurrently with the effectiveness of this Amendment, consummated and Borrower shall have, upon the effectiveness of such term loan facility, incurred Indebtedness from the Term Lenders pursuant to the Term Loan Documents in an original principal amount not to exceed $700,000,000 on the date hereof;

(d)     Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, true, correct and complete copies of the Term Loan Credit Agreement and the Collateral Agreement (as defined in the Term Loan Credit Agreement);

(e)     Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to Administrative Agent, that (i) the Term Loan outstanding immediately prior to the Fifth Amendment Effective Date has been paid in full, (ii) the Term Loan Documents (as defined in the Existing Credit Agreement and in effect immediately prior to the Fifth Amendment Effective Date) have been terminated and of no further force and effect and (iii) the Liens securing the Term Loan and the Term Loan Documents (each as defined in the Existing Credit Agreement and as in effect immediately prior to the Fifth Amendment Effective Date) have been released and terminated;

(f)      Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, the Joinder No. 1 to Amended and Restated Guaranty and Security Agreement, together with all schedules related thereto (the “Security Agreement Joinder”), duly authorized, executed and delivered by TIH;

(g)    Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, the Pledged Interests Addendum (“Pledged Interests Addendum”), duly authorized, executed and delivered by TIH;

(h)      Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, a customary legal opinion of Weil, Gotshal & Manges LLP, as special counsel to TIH, with respect to this Amendment, the Security Agreement Joinder, the Pledged Interests Addendum and the other documents executed by TIH in connection herewith, addressed to Administrative Agent and Lenders;

(i)      Administrative Agent shall have received customary lien and judgment search results for the jurisdiction of organization of TIH and the jurisdiction of the chief executive office of TIH, which search results shall be in form and substance satisfactory to Administrative Agent;

(j)       Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, a certificate of formation and a good standing certificate (or its equivalent) for TIH from the Secretary of State (or comparable official) of the jurisdiction of formation of TIH;

(k)      Administrative Agent shall have received, in form and substance reasonably satisfactory to Administrative Agent, evidence that Administrative Agent will have a valid perfected security interest in all of assets of TIH constituting Collateral to the extent required pursuant to the terms of the Credit Agreement and the Guarantee and Security Agreement upon the filing of UCC financing statements naming Administrative Agent, as secured party, and TIH, as debtors, to the extent such perfection can be obtained by the filing of the UCC financing statements, which security interest shall be prior to all security interests, except as otherwise permitted under the Loan Documents;

(l)       Administrative Agent shall have received, in form and substance satisfactory to Agent, a certificate of a secretary or equivalent authorized officer of from TIH with respect to, among other things, the resolutions of the board of directors, board of managers, sole member or similar governing body of TIH, evidencing the adoption and subsistence of resolutions approving the execution, delivery and performance by TIH of this Joinder Agreement, the Security Agreement Joinder, the Pledged Interests Addendum and the other documents related thereto to which TIH is a party;

(m)     as of the Fifth Amendment Effective Date, and after giving effect to the transactions contemplated by, this Amendment, Borrower shall have Total Excess Availability of not less than $30,000,000; and

(n)       no Default or Event of Default shall exist or have occurred and be continuing, as of the Fifth Amendment Effective Date.

8.    Effect of this Amendment.  Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrower shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment.  To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control.  The Credit Agreement and this Amendment shall be read and construed as one agreement and the Guaranty and Security Agreement and this Amendment shall be read and construed as one agreement.

9.    References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby and any and all references in the Loan Documents to the Guaranty and Security Agreement shall be deemed to refer to the Guaranty and Security Agreement as amended hereby.

10. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by Administrative Agent, whether or not known to Administrative Agent and whether or not existing on the date of this Amendment.

11. Costs and Expenses. Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Administrative Agent on demand for all reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent in connection with this Amendment, including, without limitation, all reasonable and documented out-of-pocket fees and disbursements of one firm of outside legal counsel (which firm is Otterbourg P.C.), as and to the extent required pursuant to Section 2.6(d) of the Credit Agreement. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all reasonable and documented out-of-pocket fees and disbursements of Otterbourg, P.C. for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto as and to the extent required pursuant to Section 2.6(d) of the Credit Agreement.

12.  Counterparts. This Amendment, any documents executed in connection herewith and any notices delivered under this Amendment, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment or on any notice delivered to Administrative Agent under this Amendment.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by any means set forth in clauses (i) or (iii) above will be as effective as delivery of an original manually executed counterpart of this Amendment.

13. Governing Law. EXCEPT AS PROVIDED IN SECTION 15.19 OF THE CREDIT AGREEMENT AND SOLELY WITH RESPECT TO THE MATTERS SET FORTH THEREIN AND IN THE CASE OF THE AUSTRALIAN SECURITY TRUST DEED, THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO  SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

THRYV, INC.

By:	/s/ Lesley Bolger
Name:	Lesley Bolger
Title:	VP Corporate Counsel-Legal & Human Resources, Chief Compliance Officer and Secretary

THRYV HOLDINGS, INC.

By:	/s/ Lesley Bolger
Name:	Lesley Bolger
Title:	VP Corporate Counsel-Legal & Human Resources, Chief Compliance Officer and Secretary

THRYV INTERNATIONAL HOLDING, LLC

By:	/s/ KJ Christopher
Name:	KJ Christopher
Title:	President and Secretary

Signature page to Fifth Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association as Administrative Agent, as Australian Security Trustee and as a Lender

By:	/s/ Marc J. Breier
Name:	Marc J. Breier
Title:	Authorized Signatory

Signature page to Fifth Amendment to Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
a national banking association, as a Lender

By:	/s/ Cody Mamone
Name:	Cody Mamone
Title:	Vice President

Signature page to Fifth Amendment to Amended and Restated Credit Agreement

CIT BANK, N.A.
a national banking association, as a Lender

By:	/s/ Anthony Masci
Name:	Anthony Masci
Title:	Director

Signature page to Fifth Amendment to Amended and Restated Credit Agreement

Exhibit A

See attached Amended Credit Agreement.

 [Execution]

EXHIBIT A
TO
FIFTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Australian Security Trustee,

WELLS FARGO BANK, NATIONAL ASSOCIATION and
PNC BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers, Joint Book Runners, and Co-Collateral Agents,

PNC BANK, NATIONAL ASSOCIATION,
as Syndication Agent,

THE LENDERS THAT ARE PARTIES HERETO,
as the Lenders,

THRYV, INC. (formerly known as DEX MEDIA, INC.),
as a US Borrower,

Each Entity Party Hereto as an Australian Borrower

THRYV HOLDINGS, INC. (formerly known as DEX MEDIA HOLDINGS, INC.),
THRYV INTERNATIONAL HOLDING, LLC, and
Each Entity From Time To Time Party Hereto as a US Guarantor,
as US Guarantors,

Each Entity From Time to Time Party Hereto as an Australian Guarantor

and

THE OTHER LOAN PARTIES PARTY HERETO FROM TIME TO TIME

Dated as of June 30, 2017
as amended through March 1, 2021

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

(continued)

-vi-

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Borrowing Base Certificate
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Promissory Note

Schedule A-1	Administrative Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-1	Commitments
Schedule D-1	Designated Account
Schedule E-1	Existing Letters of Credit
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 3.6	Conditions Subsequent
Schedule 4.1(b)	Capitalization of Loan Parties
Schedule 4.1(c)	Capitalization of Loan Parties’ Subsidiaries
Schedule 4.1(d)	Subscriptions, Options, Warrants, Calls
Schedule 4.6(b)	Litigation
Schedule 4.11	Environmental Matters
Schedule 4.14	Permitted Indebtedness
Schedule 4.25	Credit Card Arrangements
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting

-vii-

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), is entered into as of June 30, 2017 by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each Secured Party (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) and as Australian security trustee for each Secured Party (in such capacity, together with its successors and assigns in such capacity, the “Australian Security Trustee”) , WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as joint lead arrangers (in such capacity, together with their successors and assigns in such capacity, the “Joint Lead Arrangers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as joint book runners (in such capacity, together with their successors and assigns in such capacity, the “Joint Book Runners”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as co-collateral agents (in such capacity, together with their successors and assigns in such capacity, the “Co-Collateral Agents”), PNC BANK, NATIONAL ASSOCIATION, a national banking association, as syndication agent (“Syndication Agent”), THRYV, INC. (formerly known as DEX MEDIA, INC.), a Delaware corporation (“Thryv”) and any other Person that at any time becomes a party hereto as a US Borrower pursuant to Section 1.12 (such Persons together with Thryv are each individually referred to as a “US Borrower”, and individually and collectively, jointly and severally, referred to as the “US Borrowers”), any Person that at any time after the date hereof becomes an Australian Borrower pursuant to Section 1.12, referred to hereinafter each individually as an “Australian Borrower”, and individually and collectively, jointly and severally, as the “Australian Borrowers”; together with US Borrowers, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), THRYV HOLDINGS, INC. (formerly known as DEX MEDIA HOLDINGS, INC.), a Delaware corporation (“Parent”), THRYV INTERNATIONAL HOLDING, LLC, a Delaware limited liability company (“TIH”), and each other US Guarantor and Australian Guarantor from time to time party hereto.

Pursuant to the Credit Agreement dated as of December 15, 2016 (as amended by the First Amendment to Credit Agreement dated April 21, 2017, the “2016 Credit Agreement”) by and among Parent, Thryv, Administrative Agent, the Co-Collateral Agents and the lenders party thereto (the “Existing Lenders”), the Existing Lenders have agreed to make certain loans, advances and other extensions of credit available to Thryv, as borrower.

The parties to this Agreement have agreed to amend and restate the 2016 Credit Agreement as set forth herein.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the 2016 Credit Agreement is amended and restated in its entirety as follows:

1.	DEFINITIONS AND CONSTRUCTION.

1.1         Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2       Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Borrowers notify Administrative Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Administrative Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred; provided further, that any change in GAAP after the Closing Date shall not cause any lease that was not or would not have been a Capitalized Lease Obligation prior to such change to be deemed a Capitalized Lease Obligation.  When used herein, the term “financial statements” shall include the notes and schedules thereto.  Whenever the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.  Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit (except for qualifications relating to (i) changes in accounting principles or practices reflecting changes in GAAP or the upcoming maturity date of any Indebtedness being scheduled to occur within twelve months from the time such report is delivered, in each case, required or approved by such independent certified public accountants and/or (ii) the breach or anticipated breach of any financial covenant).

1.3         Code.  Any terms used in this Agreement that are defined in the Code or the Australian PPSA shall be construed and defined as set forth in the Code or the Australian PPSA unless otherwise defined herein; provided, that to the extent that the Code or the Australian PPSA is used to define any term herein and such term is defined differently in different Articles of the Code or the Australian PPSA, the definition of such term contained in Article 9 of the Code or the Australian PPSA, as applicable, shall govern.

1.4        Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Any reference in this Agreement to Liens stated to be in favor of Administrative Agent shall be construed so as to include a reference to Liens granted in favor of Australian Security Trustee.  Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (d) the receipt by Administrative Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Administrative Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Administrative Agent reasonably determines is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5         Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided that, with respect to a computation of fees or interest payable to Administrative Agent, either Co-Collateral Agent, the Australian Security Trustee or any Lender, such period shall in any event consist of at least one full day.

1.6          Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.7          Co-Collateral Agent Determinations. With respect to any discretionary action or determination to be taken or made by Co-Collateral Agents hereunder or under any of the other Loan Documents, Co-Collateral Agents shall seek, in good faith, to reach a consensus decision for such discretionary action or determination; if, after consulting in good faith, Co-Collateral Agents are unable to agree on the discretionary action to be taken or the determination to be made, the determination or discretionary action shall be made by Co-Collateral Agents either asserting the most conservative credit judgment (including, without limitation, that would result in the least amount of credit being available to the Borrowers under this Agreement) or declining to permit the discretionary action for which consent is being sought by the Borrowers, as applicable.

1.8      Currency Translation. For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in US Dollars, unless the context of this Agreement or any other Loan Document clearly requires otherwise, such amounts shall be deemed to refer to US Dollars or US Dollar Equivalents and any requisite currency translation shall be based on the Exchange Rate and the permissibility of actions already taken shall not be affected by subsequent fluctuations in the Exchange Rate; provided, that, if Indebtedness is incurred to refinance or renew other Indebtedness, and such refinancing or renewal would cause the applicable US Dollar denominated limitation to be exceeded if calculated at the Exchange Rate, such US Dollar denominated restriction shall be deemed not to have been exceeded so long as (a) such refinancing or renewal Indebtedness is denominated in the same currency as such Indebtedness being refinanced or renewed and (b) the principal amount of such refinancing or renewal Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or renewed, except as permitted under Section 6.1.  Unless otherwise provided herein, all certificates, reports and notices delivered under this Agreement shall express any amounts, calculations or determinations in US Dollars or the US Dollar Equivalent.

1.9          Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.10       Australian Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to an Australian Loan Party or any Australian Subsidiaries, a reference in this Agreement to:

(a)          “Account Debtor” also includes any “account debtor” as defined in section 10 of the Australian PPSA;

(b)          “Accounts” also includes any “account” as defined in section 10 of the Australian PPSA;

(c)          “Affiliate” has the meaning given to it in section 50AA of the Australian Corporations Act;

(d)          “Controller”, “receiver” or “receiver manager” has the meaning given to it in section 9 of the Australian Corporations Act;

(e)          “GAAP” means accounting principles and practices consistently applied which are generally accepted in Australian and are consistent with any applicable legislation, including instruments in force under section 334 of the Australian Corporations Act and provisions of such instruments; and

(f)          “Subsidiary” means a subsidiary within the meaning given in Part 1.2 Division 6 of the Australian Corporations Act.

1.11        Banking Code of Practice (Australia). The parties agree that the Australian Banking Association Banking Code of Practice does not apply to the Loan Documents nor the transactions under them.

1.12    Additional Borrowers. Notwithstanding anything in Section 14.1 to the contrary, following the Fifth Amendment Effective Date, Administrative Borrower may request that one or more of its Wholly-Owned Subsidiaries that is a US Subsidiary and/or Australian Subsidiary may be added as an additional Borrower under this Agreement by delivering to the Administrative Agent (or Australian Security Trustee, as applicable) a borrower joinder agreement in form and substance reasonably satisfactory to the Administrative Agent (or Australian Security Trustee, as applicable) executed by such subsidiary and Administrative Borrower.  Subject to compliance with Section 5.11 hereof, such subsidiary shall for all purposes of this Agreement be a Borrower hereunder after the later of (i) 10 Business Days (or such shorter period as the Administrative Agent shall agree) after delivery of such borrower joinder agreement and (ii) receipt by the Lenders, the Issuing Bank and the Administrative Agent (or Australian Security Trustee, as applicable) of such documentation and other information reasonably requested by the Lenders, the Issuing Bank or the Administrative Agent (or Australian Security Trustee, as applicable) for purposes of complying with all necessary “know your customer” or other similar checks under applicable law, which documentation and information shall be reasonably satisfactory to Lenders; provided, that (a) each additional Borrower shall also be a Guarantor with respect to the Obligations of the other Borrowers and (b) the Equity Interests of any such additional Borrower shall be pledged pursuant to, and to the extent required by this Agreement.  Any obligations in respect of borrowings by any additional Borrower under this Agreement will constitute “Obligations” for all purposes of the Loan Documents.

1.13       Rates; LIBOR Notification. The interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of “Base Rate”) is determined by reference to USD LIBOR, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Rate Loans or Base Rate Loans (when determined by reference to clause (b) of the definition of “Base Rate”). In light of this eventuality, public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.  In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 2.12(d), such Section 2.12(d) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify Administrative Borrower in advance, pursuant to Section 2.12(d), of any change to the reference rate upon which the interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of “Base Rate”) is based.  However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “USD LIBOR” or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.12(d), will be similar to, or produce the same value or economic equivalence of, USD LIBOR or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

1.14      Certain Calculations. Notwithstanding anything to the contrary herein, for all purposes of calculating Consolidated EBITDA or the Fixed Charge Coverage Ratio (including any component definition thereof) under this Agreement as of any date:

(a)       for any period during which one or more Specified Transactions occurs, (i) such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement, (ii) there shall be included in determining Consolidated EBITDA for such period, without duplication, the Acquired EBITDA of any Person or business, or attributable to any property or asset, acquired by Parent or any Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) in connection with a Permitted Acquisition to the extent not subsequently sold, transferred, abandoned or otherwise disposed of by Parent or such Subsidiary during such period, based on the actual Acquired EBITDA of such acquired entity or business for such period (including the portion thereof occurring prior to such acquisition) and (iii) there shall be excluded in determining Consolidated EBITDA for such period, without duplication, the Disposed EBITDA of any Person or business, or attributable to any property or asset, disposed of by Parent or any Subsidiary during such period in connection with a Specified Disposition or discontinuation of operations, based on the Disposed EBITDA of such disposed entity or business or discontinued operations for such period (including the portion thereof occurring prior to such Disposition or discontinuation); provided, that the foregoing amounts shall be without duplication of any adjustments that are already included in the calculation of Consolidated EBITDA; and

(b)         in the event that Parent or any Subsidiary thereof incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable measurement period or (ii) subsequent to the end of the applicable measurement period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the first day of the applicable measurement period (assuming that the entire amount of such Indebtedness is fully funded on such date but without netting any cash proceeds of such Indebtedness) and any such Indebtedness that is incurred (including by assumption or guarantee) that has a floating or formula rate of interest shall have an implied rate of interest for the applicable period determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of determination.

2.	LOANS AND TERMS OF PAYMENT.

2.1          Revolving Loans.

(a)        Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make, from time to time, (i) revolving loans to US Borrowers in US Dollars (each, a “US Revolving Loan” and collectively, “US Revolving Loans”), and (ii) revolving loans to Australian Borrowers in US Dollars or Australian Dollars (each, an “Australian Revolving Loan” and collectively, “Australian Revolving Loans”, and together with US Revolving Loans, individually a “Revolving Loan” and collectively, “Revolving Loans”); provided, that:

(A)          any Revolving Loans shall be denominated in US Dollars (except with respect to Australian Bill Rate Loans, which shall be denominated in Australian Dollars),

(B)          Revolving Loans shall not be made, and shall not be required to be made, by any Lender in the event that, after giving effect to such Revolving Loans, the Total Revolver Usage would exceed the lesser of (1) the Revolver Commitments at such time, (2) the Total Borrowing Base (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Administrative Agent and Co-Collateral Agents) at such time and (3) the Trailing 90 Day Collections reflected on the then most recent Trailing 90 Day Collections Report,

(C)           US Revolving Loans shall not be made, and shall not be required to be made, by any Lender in the event that, after giving effect to such US Revolving Loans, the US Revolver Usage would exceed the lesser of (1) the Maximum US Loan Amount as then in effect, (2) the Total Borrowing Base at such time (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Administrative Agent and Co-Collateral Agents) and (3) the Trailing 90 Day Collections reflected on the then most recent Trailing 90 Day Collections Report,

(D)          Australian Revolving Loans shall not be made, and shall not be required to be made, by any Lender in the event that after giving effect to such Australian Revolving Loans, the Australian Revolver Usage would exceed the lesser of (1) the Maximum Australian Loan Amount as then in effect, (2) the Australian Borrowing Base at such time (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Administrative Agent and Co-Collateral Agents) and (3) the Trailing 90 Day Collections with respect to Accounts of Australian Borrowers reflected on the then most recent Trailing 90 Day Collections Report, and

(E)          Revolving Loans shall not be made, and shall not be required to be made, by any Lender in the event that after giving effect to such Revolving Loans, the Pro Rata Share of such Lender in the Total Revolver Usage would exceed such Lender’s Revolver Commitment.

(b)         Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.  The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(c)         Anything to the contrary in this Section 2.1 notwithstanding, Co-Collateral Agents shall have the right (but not the obligation), in the exercise of their Permitted Discretion, to establish and increase or decrease Receivable Reserves, Bank Product Reserves, Australian Priority Payables Reserves (solely with respect to the Australian Borrowing Base), and other Reserves against any Borrowing Base, the Trailing 90 Day Collections, the Maximum US Loan Amount (in the case of the US Borrowing Base), the Maximum Australian Loan Amount (in the case of the Australian Borrowing Base) or the Maximum Revolver Amount.  The amount of any Receivable Reserve, Bank Product Reserve, Australian Priority Payables Reserve (solely with respect to the Australian Borrowing Base), or other Reserve established by Co-Collateral Agents shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve and shall not be duplicative of any other reserve established and currently maintained.  Upon establishment or increase in reserves, Co-Collateral Agents agree to make themselves available to discuss the reserve or increase, and Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to Co-Collateral Agents in the exercise of their Permitted Discretion.  In no event shall such opportunity limit the right of Administrative Agent to establish or change such Receivable Reserve, Bank Product Reserve, Australian Priority Payables Reserve (solely with respect to the Australian Borrowing Base), or other Reserves, unless Co-Collateral Agents shall have determined, in their Permitted Discretion, that the event, condition, other circumstance, or fact that was the basis for such Receivable Reserve, Bank Product Reserve, Australian Priority Payables Reserve (solely with respect to the Australian Borrowing Base), or other Reserves or such change no longer exists or has otherwise been adequately addressed by Borrowers.

2.2         [Reserved].

2.3         Borrowing Procedures and Settlements.

(a)         Procedure for Borrowing Revolving Loans. Each Borrowing shall be made by a written request by an Authorized Person delivered to Administrative Agent (which may be delivered through Administrative Agent’s electronic platform or portal) and received by Administrative Agent no later than 11:00 a.m. (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan, (ii) on the Business Day that is one (1) Business Day prior to the requested Funding Date in the case of all other requests (other than in connection with a request for a LIBOR Rate Loan or an Australian Bill Rate Loan), (iii) on the Business Day that is three (3) Business Day prior to the requested Funding Date in the case of a LIBOR Rate Loan,  and (iv) on the Business Day that is four (4) Business Day prior to the requested Funding Date in the case of Australian Bill Rate Loans, in each case, specifying (A) the name of the applicable Borrower, (B) the Available Currency of the requested Revolving Loan,  (C) whether the Revolving Loan requested will consist of a US Revolving Loan or an Australian Revolving Loan, (D) whether such Revolving Loans are to be Base Rate Loans, LIBOR Rate Loans or Australian Bill Rate Loans, (E) the amount of such Borrowing, and (F) the requested Funding Date (which shall be a Business Day); provided, that Administrative Agent may, in its sole discretion, elect to accept as timely requests that are received later than 11:00 a.m. on the applicable Business Day. All Borrowing requests which are not made on-line via Administrative Agent’s electronic platform or portal shall be subject to (and unless Administrative Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Administrative Agent’s authentication process (with results satisfactory to Administrative Agent) prior to the funding of any such Revolving Loan.

(b)         Making of Swing Loans.  In the case of a request for a US Revolving Loan and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Swing Loans since the last Settlement Date, plus the amount of the requested Swing Loan does not exceed $25,000,000, or (ii) Swing Lender, in its sole discretion, agrees to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make a US Revolving Loan (any such US Revolving Loan made by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and all such US Revolving Loans being referred to as “Swing Loans”) available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds in the amount of such requested Borrowing to the Designated Account. Each Swing Loan shall be deemed to be a US Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other US Revolving Loans, except that all payments (including interest) on any Swing Loan shall be payable to Swing Lender solely for its own account.  Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, (ii) the requested Borrowing would exceed the Total Availability on such Funding Date or (iii) the requested Borrowing would exceed the US Availability on such Funding Date.  Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan.  The Swing Loans shall be secured by Agent’s Liens, constitute US Revolving Loans and Obligations, and bear interest at the rate applicable from time to time to US Revolving Loans that are LIBOR Rate Loans,

(c)          Making of Revolving Loans.

(i)         In the event that Swing Lender is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a), Administrative Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day that is one (1) Business Day prior to the requested Funding Date.  If Administrative Agent has notified the Lenders of a requested Borrowing on the Business Day that is one (1) Business Day prior to the Funding Date, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Administrative Agent in immediately available funds, to Administrative Agent’s Account, not later than 10:00 a.m. on the Business Day that is the requested Funding Date.  After Administrative Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Administrative Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Administrative Agent to the Designated Account; provided, that, subject to the provisions of Section 2.3(d)(ii), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, (2) the requested Borrowing would exceed the Total Availability on such Funding Date, (3) the requested Borrowing would exceed the US Availability on such Funding Date or (4) the requested Borrowing would exceed the Australian Availability on such Funding Date.

(ii)        Unless Administrative Agent receives notice from a Lender prior to 9:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Administrative Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Administrative Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Administrative Agent may assume that each Lender has made or will make such amount available to Administrative Agent in immediately available funds on the Funding Date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers a corresponding amount.  If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Administrative Agent in immediately available funds and if Administrative Agent has made available to Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Administrative Agent in immediately available funds, to Administrative Agent’s Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Administrative Agent’s separate account).  If any Lender shall not remit the full amount that it is required to make available to Administrative Agent in immediately available funds as and when required hereby and if Administrative Agent has made available to Borrowers such amount, then that Lender shall be obligated to immediately remit such amount to Administrative Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted.  A notice submitted by Administrative Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error.  If the amount that a Lender is required to remit is made available to Administrative Agent, then such payment to Administrative Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement.  If such amount is not made available to Administrative Agent on the Business Day following the Funding Date, Administrative Agent will notify Borrowers of such failure to fund and, upon demand by Administrative Agent, Borrowers shall pay such amount to Administrative Agent for Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.

(d)          Protective Advances and Optional Overadvances.

(i)          Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), at any time (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section 3.2 are not satisfied, Administrative Agent and each Co-Collateral Agent hereby is authorized by Borrowers and the Lenders, from time to time, in Administrative Agent’s or such Co-Collateral Agent’s sole discretion, to make Revolving Loans to, or for the benefit of, Borrowers, on behalf of the Revolving Lenders, that Administrative Agent or either Co-Collateral Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (the Revolving Loans described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”). Administrative Agent shall endeavor to give Borrowers prompt written notice of the making of any Protective Advances, but a failure of Administrative Agent to so notify Borrowers shall not be a breach of this Agreement and shall not cause such Protective Advance to be ineffective.  Notwithstanding the foregoing, the aggregate amount of all Protective Advances and all Overadvances outstanding at any one time shall not exceed five percent (5%) of the Maximum Revolver Amount. The Required Lenders may revoke the authorization of Administrative Agent and Co-Collateral Agents to make Protective Advances, it being agreed that any such revocation must be in writing and shall become effective prospectively thirty (30) days after receipt of written notice to Administrative Agent and Co-Collateral Agents.

(ii)         Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), the Lenders hereby authorize Administrative Agent or Swing Lender, as applicable, and either Administrative Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as (A) after giving effect to such Revolving Loans and any outstanding Protective Advances, the outstanding Total Revolver Usage does not exceed the lesser of the Total Borrowing Base or the Trailing 90 Day Collections by more than five percent (5%) of the Maximum Revolver Amount, and (B) after giving effect to such Revolving Loans, the outstanding Total Revolver Usage (except for and excluding amounts charged to a Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount.  In the event Administrative Agent obtains actual knowledge that the Total Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Administrative Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to a Loan Account for interest, fees, or Lender Group Expenses) unless Administrative Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Administrative Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with Administrative Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Revolving Loans to Borrowers to an amount permitted by the preceding sentence.  In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.  The foregoing provisions are meant for the benefit of the Lenders and Administrative Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.4(e).  Each Lender with a Revolver Commitment shall be obligated to settle with Administrative Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Administrative Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to a Loan Account of interest, fees or Lender Group Expenses.

(iii)        Each Protective Advance and each Overadvance (each, an “Extraordinary Advance”) shall be deemed to be a Revolving Loan hereunder, except that no Extraordinary Advance shall be eligible to be a LIBOR Rate Loan and, prior to Settlement therefor, all payments on the Extraordinary Advances shall be payable to Administrative Agent solely for its own account or for the account of Co-Collateral Agents, as applicable.  The Extraordinary Advances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are LIBOR Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Administrative Agent, Co-Collateral Agents, Swing Lender, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.

(iv)        Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary: (A) no Extraordinary Advance may be made by Administrative Agent or a Co-Collateral Agent if such Extraordinary Advance would cause the aggregate principal amount of Extraordinary Advances outstanding to exceed an amount equal to 5% of the Maximum Revolver Amount; and (B) to the extent that the making of any Extraordinary Advance causes the aggregate Total Revolver Usage to exceed the Maximum Revolver Amount, such portion of such Extraordinary Advance shall be for Administrative Agent’s or Co-Collateral Agents’ sole and separate account, as applicable, and not for the account of any Lender and shall be entitled to priority in repayment in accordance with Section 2.4(b).

(e)         Settlement.  It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Loans.  Such agreement notwithstanding, Administrative Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans, the Swing Loans, and the Extraordinary Advances shall take place on a periodic basis in accordance with the following provisions:

(i)          Administrative Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Administrative Agent in its sole discretion or, with respect to Protective Advances, as requested by the applicable Co-Collateral Agent (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself or Co-Collateral Agents, as applicable, with respect to the outstanding Extraordinary Advances, and (3) with respect to Borrowers’ or any of their Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”).  Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans, Swing  Loans, and Extraordinary Advances for the period since the prior Settlement Date.  Subject to the terms and conditions contained herein (including Section 2.3(g)):  (y) if the amount of the Revolving Loans (including Swing Loans, and Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans, and Extraordinary Advances) as of a Settlement Date, then Administrative Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances), and (z) if the amount of the Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to Administrative Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances).  Such amounts made available to Administrative Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances and, together with the portion of such Swing Loans or Extraordinary Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders.  If any such amount is not made available to Administrative Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Administrative Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii)         In determining whether a Lender’s balance of the Revolving Loans, Swing Loans, and Extraordinary Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Loans, Swing Loans, and Extraordinary Advances as of a Settlement Date, Administrative Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Administrative Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii)      Between Settlement Dates, Administrative Agent or Co-Collateral Agents, as applicable, to the extent Extraordinary Advances are outstanding, or Administrative Agent, to the extent Swing Loans are outstanding, may pay over to Administrative Agent, Co-Collateral Agents or Swing Lender, as applicable, any payments or other amounts received by Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances or Swing Loans.  Between Settlement Dates, Administrative Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments or other amounts received by Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Swing Lender’s Pro Rata Share of the Revolving Loans.  If, as of any Settlement Date, payments or other amounts of Borrowers or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Revolving Loans other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Administrative Agent for the accounts of the Lenders, and Administrative Agent shall pay to the Lenders (other than a Defaulting Lender if Administrative Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans.  During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Administrative Agent and Co-Collateral Agents, as applicable, with respect to Extraordinary Advances, and each Lender with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Administrative Agent, Co-Collateral Agents, or the Lenders, as applicable.

(iv)     Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Administrative Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).

(f)          [Reserved].

(g)          Defaulting Lenders.

(i)          Notwithstanding the provisions of Section 2.4(b)(iii), Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Administrative Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Administrative Agent shall transfer any such payments (A) first, to Swing Lender to the extent of any Swing Loans that were made by Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (B) second, to Issuing Bank, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (C) third, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (D) to a suspense account maintained by Administrative Agent, the proceeds of which shall be retained by Administrative Agent and may be made available to be re-advanced to or for the benefit of Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and (E) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L) of Section 2.4(b)(iii).  Subject to the foregoing, Administrative Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Administrative Agent for the account of such Defaulting Lender.  Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii).  The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Administrative Agent, Issuing Bank, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Administrative Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Administrative Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Administrative Agent pursuant to Section 2.3(g)(ii) shall be released to Borrowers).  The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Administrative Agent, Issuing Bank, or to the Lenders other than such Defaulting Lender.  Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Administrative Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Administrative Agent.  In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.  In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(ii)          If any Swing Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:

(A)          such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ Revolving Loan Exposures plus such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 3.2 are satisfied at such time;

(B)           if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall, without prejudice to any right or remedy available to it against such Defaulting Lender hereunder or under applicable law, within one Business Day following notice by Administrative Agent (x) first, prepay such Defaulting Lender’s Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Administrative Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also the Issuing Bank;

(C)           if Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrowers shall not be required to pay any Letter of Credit Fees to Administrative Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;

(D)          to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;

(E)         to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to the Issuing Bank until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;

(F)          so long as any Lender is a Defaulting Lender, the Swing Lender shall not be required to make any Swing Loan and the Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii) or (y) the Swing Lender or Issuing Bank, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Lender or Issuing Bank, as applicable, and Borrowers to eliminate the Swing Lender’s or Issuing Bank’s risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit; and

(G)          Administrative Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to the Issuing Bank and the Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.11(d).

(h)        Independent Obligations.  All Revolving Loans (other than Swing Loans and Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares.  It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4          Payments; Reductions of Commitments; Prepayments.

(a)          Payments by Borrowers.

(i)          Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Administrative Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 1:30 p.m. on the date specified herein.  Any payment received by Administrative Agent later than 1:30 p.m. shall be deemed to have been received (unless Administrative Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii)          Unless Administrative Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Administrative Agent may assume that Borrowers have made (or will make) such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent Borrowers do not make such payment in full to Administrative Agent on the date when due, each Lender severally shall repay to Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b)          Apportionment and Application.

(i)         So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Administrative Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Administrative Agent (other than fees or expenses that are for Administrative Agent’s separate account or for the separate account of Issuing Bank) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.

(ii)         Subject to Section 2.4(b)(v), Section 2.4(d), and Section 2.4(e), all payments to be made hereunder by Borrowers shall be remitted to Administrative Agent and all such payments, and all proceeds of Collateral received by Administrative Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Revolving Loans outstanding and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii)        At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Administrative Agent and all proceeds of Collateral received by Administrative Agent shall be applied as follows:

(A)           first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to the Administrative Agent, the Co-Collateral Agents and/or the Australian Security Trustee under the Loan Documents, until paid in full,

(B)          second, to pay any fees or premiums then due to Administrative Agent under the Loan Documents until paid in full,

(C)            third, to pay interest due in respect of all Extraordinary Advances until paid in full,

(D)            fourth, to pay the principal of all Extraordinary Advances until paid in full,

(E)           fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(F)            sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(G)           seventh, to pay interest accrued in respect of the Swing Loans until paid in full,

(H)           eighth, to pay the principal of all Swing Loans until paid in full,

(I)            ninth, ratably, to pay interest accrued in respect of the Revolving Loans (other than Protective Advances) until paid in full,

(J)            tenth, ratably

i.          ratably, to pay the principal of all Revolving Loans until paid in full,

ii.        to Administrative Agent, to be held by Administrative Agent, for the benefit of Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Administrative Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Administrative Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof),

iii.       ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause iii, during the continuation of the applicable Application Event) of the most recently established Bank Product Reserve, to (y) the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Administrative Agent (in form and substance satisfactory to Administrative Agent) to be due and payable to such Bank Product Providers on account of Bank Product Obligations, and (z) with any balance to be paid to Administrative Agent, to be held by Administrative Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Administrative Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Administrative Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof),

(K)           eleventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders,

(L)            twelfth, ratably to pay any Obligations owed to Defaulting Lenders; and

(M)        thirteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iv)       Administrative Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(v)         In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(ii) shall not apply to any payment made by Borrowers to Administrative Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(vi)       For purposes of Section 2.4(b)(iii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including, as applicable, interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vii)       In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

(c)         Reduction of Commitments.  The Revolver Commitments shall terminate on the Maturity Date.  Borrowers may reduce the Revolver Commitments, without premium or penalty, to an amount (which may be zero) not less than the sum of (A) the Total Revolver Usage as of such date, plus (B) the principal amount of all Revolving Loans not yet made as to which a request has been given by Borrowers under Section 2.3(a), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(a).  Each such reduction shall be in an amount which is not less than $10,000,000 (unless the Revolver Commitments are being reduced to zero), shall be made by providing not less than five (5) Business Days prior written notice to Administrative Agent, and shall be irrevocable.  Once reduced the Revolver Commitments may not be increased.  Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof.

(d)         Optional Prepayments.  Borrowers may at any time and from time to time prepay the principal of any Revolving Loan at any time, in whole or in part, without premium or penalty.

(e)         Mandatory Prepayments.  If, at any time, (i)(A) the Total Revolver Usage on such date exceeds (B) the lesser of (1) the Maximum Revolver Amount, (2) the Total Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Administrative Agent and Co-Collateral Agents and (3) the Trailing 90 Day Collections reflected in the Trailing 90 Day Collection Report most recently delivered by Borrowers to Administrative Agent and the Co-Collateral Agents, (ii)(A) the US Revolver Usage on such date exceeds (B) the lesser of (1) the Maximum Revolver Amount, (2) the Total Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Administrative Agent and Co-Collateral Agents and (3) the Trailing 90 Day Collections with respect to Accounts reflected in the Trailing 90 Day Collection Report most recently delivered by Borrowers to Administrative Agent and the Co-Collateral Agents, or (iii)(A) the Australian Revolver Usage on such date exceeds (B) the lesser of (1) the Maximum Australian Loan Amount, (2) the Australian Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Administrative Agent and Co-Collateral Agents and (3) the Trailing 90 Day Collections with respect to Accounts of Australian Borrowers reflected in the Trailing 90 Day Collection Report most recently delivered by Borrowers to Administrative Agent and the Co-Collateral Agents, then, in each case, Borrowers shall promptly, but in any event, within one (1) Business Day prepay the Obligations in an aggregate amount equal to the amount of such excess.

(f)        Application of Payments.  Each prepayment pursuant to Section 2.4(e) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Revolving Loans until paid in full and second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then outstanding Letter of Credit Usage, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).

2.5         Promise to Pay; Promissory Notes.

(a)        Borrowers agree to pay the Lender Group Expenses as set forth in Section 2.6(d). Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement.  Borrowers agree that their obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.

(b)         Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes.  In such event, Borrowers shall execute and deliver to such Lender the requested promissory notes payable to such Lender in the form attached hereto as Exhibit D.  Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein.

2.6          Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations.

(a)          Interest Rates.  Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the applicable Loan Account of the applicable Borrower pursuant to the terms hereof shall bear interest as follows:

(i)          unless otherwise specified herein, if the Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin applicable to LIBOR Rate Loans,

(ii)        unless otherwise specified herein, if the Obligation is an Australian Bill Rate Loan, at a per annum rate equal to the Australian Bill Rate plus the Applicable Margin applicable to Australian Bill Rate Loans, and

(iii)        otherwise, at a per annum rate equal to the Base Rate plus the Applicable Margin applicable to Base Rate Loans.

(b)         Letter of Credit Fee.  Borrowers shall pay Administrative Agent (for the ratable benefit of the Revolving Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to any fronting fees and  commissions, other fees, charges and expenses set forth in Section 2.11(k)) that shall accrue at a per annum rate equal to the Applicable Margin applicable to LIBOR Rate Loans times the undrawn amount of all outstanding Letters of Credit.

(c)         Default Rate.  Upon the occurrence and during the continuation of an Event of Default and at the election of Administrative Agent or the Required Lenders,

(i)         all Obligations (except for undrawn Letters of Credit) that have been charged to the applicable Loan Account of the applicable Borrower pursuant to the terms hereof shall bear interest at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable thereunder, and

(ii)       the Letter of Credit Fee shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder.

(d)         Payment.  Except to the extent provided to the contrary in Section 2.10, Section 2.11(k) or Section 2.12(a), (i) all interest and all other fees payable hereunder or under any of the other Loan Documents (other than Letter of Credit Fees) shall be due and payable, in arrears, on the first day of each quarter; provided, that if an Event of Default has occurred and is continuing, such amounts shall be due and payable, in arrears, on the first day of each month, (ii) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(k) shall be due and payable, in arrears, on the first Business Day of each quarter; provided, that if an Event of Default has occurred and is continuing, such Letter of Credit Fees shall be due and payable, in arrears, on the first Business Day of each month, and (iii) all documented costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable within three (3) days after the date on which demand is made, along with reasonable documentation supporting such costs and expenses (it being acknowledged and agreed that in the event that any such amounts are not paid within such three (3) day period, Borrowers hereby authorize Administrative Agent to immediately, without notice, charge such amounts to any Loan Account).  Notwithstanding anything to the contrary set forth in this Agreement, Borrowers hereby authorize Administrative Agent, from time to time without prior notice to Borrowers, to charge the applicable Loan Account (A) on the first day of each quarter (or, if an Event of Default has occurred and is continuing, on the first day of each month), all interest accrued during the prior quarter (or if an Event of Default has occurred and is continuing, during the prior month) on the Revolving Loans hereunder, (B) on the first Business Day of each quarter (or, if an Event of Default has occurred and is continuing, on the first Business Day of each month), all Letter of Credit Fees accrued or chargeable hereunder during the prior quarter (or, if an Event of Default has occurred and is continuing, during the prior month), (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (c), (D) on the first day of each quarter (or, if an Event of Default has occurred and is continuing, on the first day of each month), the Unused Line Fee accrued during the prior quarter (or if an Event of Default has occurred and is continuing, during the prior month) pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (F) as and when incurred or accrued, the fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(k), (G) all other Lender Group Expenses as provided in clause (d)(ii) above, and (H) as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products).  All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to (i) the US Loan Account shall thereupon constitute US Revolving Loans hereunder and shall constitute Obligations hereunder accruing interest at the rate then applicable to US Revolving Loans that are LIBOR Rate Loans and (ii) the Australian Loan Account shall thereupon constitute Australian Revolving Loans hereunder and shall constitute Obligations hereunder accruing interest at the rate then applicable to Australian Revolving Loans that are LIBOR Rate Loans (if such Australian Revolving Loans are denominated in US Dollars) or Australian Bill Rate Loans (if such Australian Revolving Loans are denominated in Australian Dollars).  For the purposes of this Section 2.6(d), if any circumstance or occurrence constitutes an Event of Default as defined in Sections 8.2, 8.7, 8.8, 8.9, 8.10 or 8.11 hereof, obligations shall continue to be due quarterly, and not be due monthly, until a Loan Party has knowledge of, or has received written notice of, such Event of Default.

(e)         Computation.  All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue.  In the event the LIBOR Rate or the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the LIBOR Rate or the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the LIBOR Rate or the Base Rate.

(f)         Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7         Crediting Payments. The receipt of any payment item by Administrative Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Administrative Agent’s Account or unless and until such payment item is honored when presented for payment.  Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly.  Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Administrative Agent only if it is received into Administrative Agent’s Account on a Business Day on or before 1:30 p.m.  If any payment item is received into Administrative Agent’s Account on a non-Business Day or after 1:30 p.m. on a Business Day (unless Administrative Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Administrative Agent as of the opening of business on the immediately following Business Day.

2.8         Designated Account. Administrative Agent is authorized to make the Revolving Loans, and Issuing Bank is authorized to issue the Letters of Credit, under this Agreement based upon instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d).  Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by Borrowers and made by Administrative Agent or the Lenders hereunder.  Unless otherwise agreed by Administrative Agent and Borrowers, any Revolving Loan or Swing Loan requested by Borrowers and made by Administrative Agent or the Lenders hereunder shall be made to the Designated Account.

2.9         Maintenance of Loan Account; Statements of Obligations. Administrative Agent shall maintain an account on its books in the name of US Borrowers (the “US Loan Account”) on which US Borrowers will be charged with all US Revolving Loans (including Extraordinary Advances and Swing Loans) made by Administrative Agent, Swing Lender, or the Lenders to US Borrowers or for US Borrowers’ account, the Letters of Credit issued or arranged by Issuing Bank for US Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses.  Administrative Agent shall maintain an account on its books in the name of Australian Borrowers (the “Australian Loan Account”) on which Australian Borrowers will be charged with all Australian Revolving Loans (including Extraordinary Advances) made by Administrative Agent, Swing Lender, or the Lenders to Australian Borrowers or for Australian Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses.  In accordance with Section 2.7, the US Loan Account will be credited with all payments received by Administrative Agent from US Borrowers or for US Borrowers’ account, and the Australian Loan Account will be credited with all payments received by Administrative Agent from Australian Borrowers or for Australian Borrowers’ account.  Administrative Agent shall make available to Borrowers monthly statements regarding the applicable Loan Accounts, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within ninety (90) days after Administrative Agent first makes such a statement available to Borrowers, Borrowers shall deliver to Administrative Agent written objection thereto describing the error or errors contained in such statement.

2.10       Fees.

(a)         Administrative Agent Fees.  Borrowers shall pay to Administrative Agent, for the account of Administrative Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b)          Unused Line Fee.  Borrowers shall pay to Administrative Agent, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the average amount of the Total Revolver Usage during the immediately preceding quarter or month (or portion thereof), as applicable, which Unused Line Fee shall be due and payable, in arrears, on the first day of each quarter; provided, that if an Event of Default has occurred and is continuing, such Unused Line Fee shall be due and payable, in arrears, on the first day of each month, prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full; provided further, that for the purposes of this Section 2.10(b), if any circumstance or occurrence constitutes an Event of Default as defined in Sections 8.2, 8.7, 8.8, 8.9, 8.10 or 8.11 hereof, obligations shall continue to be due quarterly, and not be due monthly, until a Loan Party has knowledge of, or has received written notice of, such Event of Default.

(c)        Field Examination and Other Fees.  Borrowers shall pay to the Co-Collateral Agents, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,000 per day, per examiner, plus out-of-pocket expenses (including travel, meals, and lodging) for each field examination of any Borrower performed by personnel employed by the Co-Collateral Agents, and (ii) the fees or charges paid or incurred by Co-Collateral Agents (but, in any event, no less than a charge of $1,000 per day, per Person, plus out-of-pocket expenses (including travel, meals, and lodging)) if it elects to employ the services of one or more third Persons to perform field examinations of any Borrower or its Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess any Borrower’s or its Subsidiaries’ business valuation; provided, that so long as no Event of Default shall have occurred and be continuing, Borrowers shall not be obligated to reimburse the Co-Collateral Agents for more than two (2) field examinations during any calendar year, plus an additional field examination during any calendar year in which a Reporting Trigger Period occurs.

2.11       Letters of Credit.

(a)         Subject to the terms and conditions of this Agreement, upon the request of Borrowers made in accordance herewith, and prior to the Maturity Date, Issuing Bank agrees to issue a requested Letter of Credit for the account of Borrowers in US Dollars or Australian Dollars.  Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be irrevocable and shall be made in writing by an Authorized Person and delivered to Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Issuing Bank and reasonably in advance of the requested date of issuance, amendment, renewal, or extension.  Each such request shall be in form and substance reasonably satisfactory to Issuing Bank and (i) shall specify (A) the amount and currency of such Letter of Credit (which may be US Dollars or Australian Dollars), (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Administrative Agent or Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Bank generally requests for Letters of Credit in similar circumstances.  Issuing Bank’s records of the content of any such request will be conclusive, absent manifest error.  Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that (i) supports the obligations of US Borrowers or US Guarantors in respect of (x) a lease of real property to the extent that the face amount of such Letter of Credit exceeds the highest rent (including all rent-like charges) payable under such lease for a period of one year, or (y) an employment contract to the extent that the face amount of such Letter of Credit exceeds the highest compensation payable under such contract for a period of one year and (ii) is in Australian Dollars if such Issuing Bank does not otherwise issue letters of credit in Australian Dollars.

(b)        Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance:

(i)          the Letter of Credit Usage would exceed $25,000,000, or

(ii)        the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Revolving Loans (including Swing Loans), or

(iii)       the Letter of Credit Usage would exceed the lesser of the Total Borrowing Base or the Trailing 90 Day Collections at such time less the outstanding principal balance of the Revolving Loans (inclusive of Swing Loans) at such time.

(c)          In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, the Issuing Bank shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) the Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate the Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii).  Additionally, Issuing Bank shall have no obligation to issue a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, or (B) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will or may not be in US Dollars or Australian Dollars.

(d)       Any Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Administrative Agent in writing no later than the Business Day immediately following the Business Day on which such Issuing Bank issued any Letter of Credit; provided that (i) until Administrative Agent advises any such Issuing Bank that the provisions of Section 3.2 are not satisfied, or (ii) unless the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by Administrative Agent and such Issuing Bank, such Issuing Bank shall be required to so notify Administrative Agent in writing only once each week of the Letters of Credit issued by such Issuing Bank during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as Administrative Agent and such Issuing Bank may agree.  Borrowers and the Lender Group hereby acknowledge and agree that all Existing Letters of Credit shall constitute Letters of Credit under this Agreement on and after the Closing Date with the same effect as if such Existing Letters of Credit were issued by Issuing Bank at the request of Borrowers on the Closing Date.  Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank, including the requirement that the amounts payable thereunder must be payable in US Dollars or Australian Dollars.  If Issuing Bank makes a payment under a Letter of Credit, Borrowers shall pay to Administrative Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a US Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to US Revolving Loans that are LIBOR Rate Loans. If a Letter of Credit Disbursement is deemed to be a US Revolving Loan hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting US Revolving Loan and such deemed US Revolving Loan shall be a LIBOR Rate Loan.  Promptly following receipt by Administrative Agent of any payment from Borrowers pursuant to this paragraph, Administrative Agent shall distribute such payment to Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11(e) to reimburse Issuing Bank, then to such Revolving Lenders and Issuing Bank as their interests may appear.

(e)         Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(d), each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to Section 2.11(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan in US Dollars or Australian Dollars, as applicable, and Administrative Agent shall promptly pay to Issuing Bank the amounts so received by it from the Revolving Lenders.  By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of Issuing Bank or the Revolving Lenders, Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Revolving Lender agrees to pay to Administrative Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Bank under the applicable Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Administrative Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.11(d), or of any reimbursement payment that is required to be refunded (or that Administrative Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to deliver to Administrative Agent, for the account of Issuing Bank, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3.  If any such Revolving Lender fails to make available to Administrative Agent the amount of such Revolving Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Administrative Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f)        Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Issuing Bank and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys’ and agents (each, including Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:

(i)          any Letter of Credit or any pre-advice of its issuance;

(ii)        any transfer, sale, delivery, surrender or endorsement of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;

(iii)       any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;

(iv)         any independent undertakings issued by the beneficiary of any Letter of Credit;

(v)         any unauthorized instruction or request made to Issuing Bank in connection with any Letter of Credit or requested Letter of Credit or error in computer or electronic transmission with respect to any Letter of Credit;

(vi)        an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated with respect to any Letter of Credit;

(vii)       any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document with respect to any Letter of Credit;

(viii)     the fraud, forgery or illegal action with respect to any Letter of Credit of parties other than the Letter of Credit Related Person;

(ix)        Issuing Bank’s reasonable performance of the obligations of a confirming institution with respect to any Letter of Credit or entity that wrongfully dishonors a confirmation with respect to any Letter of Credit; or

(x)         the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;

in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity.  Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11(f).  If and to the extent that the obligations of Borrowers under this Section 2.11(f) are unenforceable for any reason, Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law.  This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)        The liability of Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused by Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit.  Issuing Bank shall be deemed to have acted with due diligence and reasonable care if Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.  Borrowers’ aggregate remedies against Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d), plus interest at the rate then applicable to LIBOR Rate Loans hereunder.  Borrowers shall take action to avoid and mitigate the amount of any damages claimed against Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit.  Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to effect a cure.

(h)        Borrowers are responsible for preparing or approving the final text of the Letter of Credit as issued by Issuing Bank, irrespective of any assistance Issuing Bank may provide such as drafting or recommending text or by Issuing Bank’s use or refusal to use text submitted by Borrowers.  Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes.  With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Issuing Bank, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if Borrowers do not at any time want such Letter of Credit to be renewed, Borrowers will so notify Administrative Agent and Issuing Bank at least fifteen (15) calendar days before Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such nonrenewal pursuant to the terms of such Letter of Credit.

(i)         Borrowers’ reimbursement and payment obligations under this Section 2.11 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:

(i)          any lack of validity, enforceability or legal effect of any Letter of Credit or this Agreement or any term or provision therein or herein;

(ii)          payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply strictly with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;

(iii)        Issuing Bank or any of its branches or Affiliates being the beneficiary of any Letter of Credit;

(iv)        Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;

(v)          the existence of any claim, set-off, defense or other right that any Loan Party or any of its Subsidiaries may have at any time against any beneficiary, any assignee of proceeds, Issuing Bank or any other Person;

(vi)        any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against Issuing Bank, the beneficiary or any other Person; or

(vii)        the fact that any Default or Event of Default shall have occurred and be continuing;

provided, however, that subject to Section 2.11(g) above, the foregoing shall not release Issuing Bank from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Issuing Bank arising under, or in connection with, this Section 2.11 or any Letter of Credit.

(j)         Without limiting any other provision of this Agreement, Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Issuing Bank’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:

(i)          honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii)        honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii)     acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

(iv)       the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

(v)         acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi)        any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to Borrowers;

(vii)       any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

(viii)      assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix)        payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x)         acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(xi)         honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Bank if subsequently Issuing Bank or any court or other finder of fact determines such presentation should have been honored;

(xii)       dishonor of any presentation that does not strictly comply with the terms and conditions of the applicable Letter of Credit or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii)     honor of a presentation that is subsequently determined by Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(k)       Borrowers shall pay immediately upon demand to Administrative Agent for the account of Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to any Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(k)):  (i) a fronting fee which shall be imposed by Issuing Bank upon the issuance of each Letter of Credit of one-half of one percent (0.50%) per annum of the face amount thereof, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).  Schedule 2.11(k) sets forth the fees of Wells Fargo as Issuing Bank in effect as of the Closing Date, which are subject to change from time to time by Wells Fargo without notice. Any obligation hereunder of the Borrowers to pay fees in connection with the issuance of the Existing Letters of Credit has been satisfied prior to the Closing Date.

(l)        If by reason of (x) any Change in Law, or (y) compliance by Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):

(i)         any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or

(ii)         there shall be imposed on Issuing Bank or any other member of the Lender Group any other condition regarding any Letter of Credit,

and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Administrative Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within thirty (30) days after demand therefor, such amounts as Administrative Agent may specify to be necessary to compensate Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to LIBOR Rate Loans hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  The determination by Administrative Agent of any amount due pursuant to this Section 2.11(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(m)       Unless otherwise expressly agreed by Issuing Bank and Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP and the UCP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

(n)         In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.

2.12          Special Provisions Applicable to LIBOR Rate and Australian Bill Rate.

(a)         The LIBOR Rate and Australian Bill Rate may be adjusted by Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs (other than Taxes which shall be governed by Section 16), in each case, due to changes in applicable law occurring after the date hereof, including any Changes in Law and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate or the Australian Bill Rate, as applicable.  In any such event, the affected Lender shall give Borrowers and Administrative Agent notice of such a determination and adjustment and Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such LIBOR Rate or Australian Bill Rate, as applicable, and the method for determining the amount of such adjustment, or (B) repay the LIBOR Rate Loans or Australian Bill Rate Loans, as applicable, of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(b)        Subject to the provisions set forth in Section 2.12(d) below, in the event that (i) any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain Loans with interest based on the LIBOR Rate or the Australian Bill Rate or to continue such funding or maintaining, or to determine or charge interest rates based on the LIBOR Rate or the Australian Bill Rate, as applicable, or (ii) any Lender determines that the interest rate hereunder based on the LIBOR Rate or the Australian Bill Rate, as applicable, will not adequately and fairly reflect the cost to Lender of maintaining or funding any Loans based upon the LIBOR Rate or the Australian Bill Rate, as applicable, such Lender shall give notice of such changed circumstances to Administrative Agent and Borrowers and Administrative Agent shall transmit such notice to the other Lenders (y) such Loans shall thereafter bear interest at a per annum rate equal to the Base Rate plus the Applicable Margin, and (z) interest based on Daily Three Month LIBOR and the Australian Bill Rate, as applicable, shall not be available until Lender determines that it is again available.

(c)         No Requirement of Matched Funding.  Anything to the contrary contained herein notwithstanding, neither Administrative Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate or the Australian Bill Rate.

(d)          Effect of Benchmark Transition Event.

(i)          Benchmark Replacement.

(A)          Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.12(d)), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of any then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date and such Benchmark, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date and such Benchmark, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date on which notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders

(B)         Notwithstanding anything to the contrary herein or in any other Loan Document, solely with respect to any Obligations, interest, fees, commissions or other amounts denominated in US Dollars or calculated with respect thereto, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the applicable then-current Benchmark, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided, that this clause (B) shall not be effective unless the Administrative Agent has delivered to the Lenders and Administrative Borrower a Term SOFR Notice.  For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

(ii)      Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)       Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Administrative Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(d)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(d).

(iv)         Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including Term SOFR or the Relevant Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Daily Three Month LIBOR” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Daily Three Month LIBOR” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)          Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, Administrative Borrower may revoke any request for a Borrowing of a LIBOR Rate Loan, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) Administrative Borrower will be deemed to have converted any request for a LIBOR Rate Loan denominated in US Dollars into a request for a Borrowing of or conversion to Base Rate Loans or (y) any request for any LIBOR Rate Loans denominated in an Agreed Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate or such other Benchmark.

2.13        Capital Requirements; Illegality.

(a)         If, after the date hereof, Issuing Bank or any Lender determines that (i) any Change in Law regarding capital or reserve requirements for banks or bank holding companies, or (ii) compliance by Issuing Bank or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Issuing Bank’s, such Lender’s, or such holding companies’ capital as a consequence of Issuing Bank’s or such Lender’s commitments hereunder to a level below that which Issuing Bank, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration Issuing Bank’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by Issuing Bank or such Lender to be material, then Issuing Bank or such Lender may notify Borrowers and Administrative Agent thereof.  Following receipt of such notice, Borrowers agree to pay Issuing Bank or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within thirty (30) days after presentation by Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail Issuing Bank’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, Issuing Bank or such Lender may use any reasonable averaging and attribution methods.  Failure or delay on the part of Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of Issuing Bank’s or such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate Issuing Bank or a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that Issuing Bank or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)          If Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.11(l) or amounts under Section 2.13(a) or sends a notice under Section 2.13(d) relative to changed circumstances (such Issuing Bank or Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11(l) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it.  Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment.   If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11(l) or Section 2.13(a), as applicable, or to enable Borrowers to obtain LIBOR Rate Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.11(l) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(l) or Section 2.13(a), as applicable, or indicates in writing that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, may designate a different Issuing Bank or substitute a Lender that is an Eligible Transferee to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement.

(c)         Notwithstanding anything herein to the contrary, the protection of Sections 2.11(l) and 2.13 shall be available to Issuing Bank and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith.  Notwithstanding any other provision herein, neither Issuing Bank nor any Lender shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of Issuing Bank or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

2.14       [Reserved]

2.15       Joint and Several Liability of Borrowers.

(a)         Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b)        Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c)        If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.

(d)        The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.

(e)         Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Revolving Loans or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Administrative Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement).  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Administrative Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Administrative Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Administrative Agent or any Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or Administrative Agent or any Lender.

(f)          Each Borrower represents and warrants to Administrative Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower further represents and warrants to Administrative Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents.  Each Borrower hereby acknowledges and agrees that no member of the Lender Group shall have any obligation to keep such Borrower informed of any other Borrowers’ financial condition or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)        The provisions of this Section 2.15 are made for the benefit of Administrative Agent, each other Secured Party, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent, any other Secured Party, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Administrative Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

(h)        Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Administrative Agent or any other Secured Party with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash.  Any claim which any Borrower may have against any other Borrower with respect to any payments to any Administrative Agent or any other Secured Party are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(i)          Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash.  If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Administrative Agent, and such Borrower shall deliver any such amounts to Administrative Agent for application to the Obligations in accordance with Section 2.4(b).

3.	CONDITIONS; TERM OF AGREEMENT.

3.1        Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make the initial extension of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Administrative Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent ).

3.2        Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a)         the representations and warranties of each Borrower or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(b)        no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

(c)         after giving effect to the requested Revolving Loan or other extension of credit hereunder, as applicable, (i) the Total Revolver Usage shall not exceed the lesser of (A) the Maximum Revolver Amount, (B) the Total Borrowing Base as then in effect and (C) the Trailing 90 Day Collections reflected in the Trailing 90 Day Collection Report most recently delivered by Borrowers to Administrative Agent and the Co-Collateral Agents, (ii) the US Revolver Usage shall not exceed the lesser of (A) the Maximum US Loan Amount, (B) the US Borrowing Base as then in effect and (C) the Trailing 90 Day Collections with respect to Accounts of US Borrowers reflected in the Trailing 90 Day Collection Report most recently delivered by Borrowers to Administrative Agent and the Co-Collateral Agents, and (iii) the Australian Revolver Usage shall not exceed the lesser of (A) the Maximum Australian Loan Amount, (B) the Australian Borrowing Base as then in effect and (C) the Trailing 90 Day Collections with respect to Accounts of Australian Borrowers reflected in the Trailing 90 Day Collection Report most recently delivered by Borrowers to Administrative Agent and the Co-Collateral Agents; and

(d)          in relation to Australian Revolving Loans, the fulfillment, to the satisfaction of Administrative Agent and each Lender, of each of the conditions set forth in Section 5.16.

3.3          Maturity. This Agreement shall continue in full force and effect for a term ending on the Maturity Date.

3.4          Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full.  No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated.  When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Administrative Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Administrative Agent.

3.5         Early Termination by Borrowers. Borrowers have the option, at any time upon five (5) Business Days prior written notice to Administrative Agent, to terminate this Agreement and terminate the Commitments hereunder by repaying to Administrative Agent all of the Obligations in full.  The foregoing notwithstanding, (a) Borrowers may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrowers may extend the date of termination at any time with the consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed).

3.6          Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Administrative Agent, which Administrative Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default).  To any extent that performance contemplated on Schedule 3.6 is required pursuant to other terms of the Loan Documents, it shall not constitute a default or Event of Default that such performance remains unperformed before the date (as it may be extended pursuant to the foregoing sentence) required on Schedule 3.6.

4.	REPRESENTATIONS AND WARRANTIES.

In order to induce the Secured Parties to enter into this Agreement, each Borrower makes the following representations and warranties to the Secured Parties which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1          Due Organization and Qualification; Subsidiaries.

(a)         Each Loan Party (i) is duly organized and existing and, other than in relation to the Australian Loan Parties, in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties,  to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)       Set forth on Schedule 4.1(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate description of the authorized Equity Interests of each Loan Party, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding.  No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.

(c)       Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent.  All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d)        Except as set forth on Schedule 4.1(d), there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s or any of its Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.

4.2         Due Authorization; No Conflict.

(a)         As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b)        As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

4.3         Governmental Consents

.  The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent for filing or recordation, as of the Closing Date.

4.4          Binding Obligations; Perfected Liens.

(a)        Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)        Agent’s Liens are validly created, perfected (to the extent that they may be perfected by the filing of financing statements, the entry into Control Agreements required hereby, or the recordation of security agreements with the United States Patent and Trademark Office or with the United States Copyright Office (or equivalent intellectual property registry), as applicable), and first priority Liens, subject only to the Intercreditor Agreement and Permitted Liens which by operation of law or pursuant to the express terms of the Loan Documents would have priority over the Liens securing the Obligations, permitted purchase money Liens, or the interests of lessors under Capital Leases.  As of the Australian Joinder Effective Date, each of the Australian Security Trustee’s Liens are legal, valid and binding and are enforceable in accordance with the terms of the Australian Security Documents, subject to any stamping and perfection (within the meaning of the Australian PPSA) of any security interest within the meaning of the Australian PPSA or any other required registration requirements, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

4.5         Title to Assets; No Encumbrances.  Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for Permitted Liens and assets disposed of since the date of such financial statements to the extent permitted hereby.  All of such assets are free and clear of Liens except for Permitted Liens.

4.6          Litigation.

(a)         There are no actions, suits, or proceedings pending or, to the knowledge of any Borrower, threatened in writing against a Loan Party or any of its Subsidiaries that (i) either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect or (ii) involves any of the Loan Documents or the transactions contemplated by the Loan Documents.

(b)         Schedule 4.6(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of $1,000,000 that, as of the Closing Date, is pending or, to the knowledge of any Borrower, threatened against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.

4.7        Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.8          No Material Adverse Effect. The historical financial statements relating to the Loan Parties and their Subsidiaries for the fiscal year ended December 31, 2016, and each financial statement delivered by Borrowers to Administrative Agent pursuant to Section 5.1 hereof, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes, being subject to year-end audit adjustments and, in the case of financial statements relating to periods ending before March 31, 2017, any failure to be in accordance with GAAP in connection with the pending completion of the Prior Tax Calculation (as defined in the Reorganization Plan)) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended, subject to completion of the Prior Tax Calculation (as defined in the Reorganization Plan).  Since December 31, 2016, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties and their Subsidiaries.

4.9          Solvency.

(a)          Each Loan Party is Solvent.

(b)         No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.10       ERISA. During the five year period prior to the date on which this representation is made or deemed to be made with respect to any Plan or Multiemployer Plan, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability has occurred during such five year period or for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that would reasonably be expected to have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would reasonably be expected to have a Material Adverse Effect.

4.11     Environmental Condition. Except as set forth on Schedule 4.11 and any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Loan Parties (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any facts or circumstances which are reasonably likely to form the basis for any Environmental Liability.

4.12       Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Administrative Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.  The Projections delivered to Administrative Agent on November 7, 2016 represent, and as of the date on which any other Projections are delivered to Administrative Agent, such additional Projections represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Administrative Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrowers’ good faith estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).  The information included in the Beneficial Ownership Certification most recently provided to the Administrative Agent and Lenders is true and correct in all respects.

4.13       Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”).  No part of the proceeds of the loans made hereunder will be used by any Loan Party, directly or, to its knowledge after due care and inquiry, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.14     Indebtedness. Set forth on Schedule 4.14 is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

4.15       Payment of Taxes. Except as otherwise permitted under Section 5.5, all Federal and all material state and local Tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed (taking into account any applicable extensions), and all Taxes required to be paid by each Loan Party and its Subsidiaries have been paid by it or them, except (x) Taxes in an amount not exceeding $5,000,000 in the aggregate or (y) Taxes that are being contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings and for which such Loan Party or Subsidiary has set aside on its books adequate reserves in accordance with GAAP.  As of the Fifth Amendment Effective Date, no tax liens have been filed and no claims are being asserted with respect to any such Taxes.

4.16     Margin Stock. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

4.17       Governmental Regulation. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18       OFAC, Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Loan Party nor any of its Subsidiaries is in violation of any Sanctions.  No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person, (b) has any assets located in any Sanctioned Country, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).

4.19      Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of any Borrower, threatened against Parent or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against Parent or its Subsidiaries which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against Parent or its Subsidiaries or (iii) to the knowledge of any Borrower, no union representation question existing with respect to the employees of Parent or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of Parent or its Subsidiaries, in each case of clauses (i) through (iii), that individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of Parent or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied.  The hours worked and payments made to employees of Parent and its Subsidiaries have not been in violation of the Fair Labor Standards Act, the Fair Work Act 2009 (Cth) of Australia  or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All material payments due from Parent or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

4.20      Use of Proceeds. The proceeds of the Revolving Loans and other extensions of credit under this Agreement have been and will be used in accordance with the provisions of Section 6.11.

4.21      Leases.  Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Subsidiaries exists under any of them.

4.22      Eligible Accounts. As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Administrative Agent and Co-Collateral Agents, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of the Borrowers’ business, (b) owed to a Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by failing to satisfy one or more of the criteria (other than any Co-Collateral Agent’s discretionary criteria) set forth in the definition of Eligible Billed Accounts.

4.23        Term Loan Documents. Parent has delivered to Administrative Agent true, correct and complete copies of the Term Loan Documents.

4.24       Hedge Agreements. On each date as of which any Hedge Agreement is entered into between any Hedge Provider and any Loan Party, each Loan Party that is a counterparty to such Hedge Agreement satisfies all eligibility, suitability and other requirements under the Commodity Exchange Act (7 U.S.C. § 1, et seq., as in effect from time to time) and the Commodity Futures Trading Commission regulations.

4.25       Credit Card Arrangements. Set forth on Schedule 4.25 is a list describing all arrangements to which any Borrower is a party with respect to the processing and/or payment to such Borrower of the proceeds of any credit card charges and debit card charges for sales made by such Borrower.

4.26      Tax Consolidation and Payment of Taxes.  On and with effect from the time that they form an Australian Tax Consolidated Group, each Australian Loan Party is a member of an Australian Tax Consolidated Group for which the Head Company (as defined in the Income Tax Assessment Act 1997 (Cth) is Thryv Ausco.

5.	AFFIRMATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

5.1        Financial Statements, Reports, Certificates. Borrowers (a) will deliver to Administrative Agent (and if so requested by Administrative Agent, with copies to each Lender) each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein, (b) agree that no Subsidiary of a Loan Party will have a fiscal year different from that of Parent, (c) agree to maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP, (d) agree that they will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ sales, and (ii) maintain their billing systems and practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed, and (e) together with each Compliance Certificate delivered pursuant to Schedule 5.1, will deliver to Administrative Agent any changes in the information provided in the most recently delivered Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such Beneficial Ownership Certification and, promptly following Administrative Agent’s or any Lender’s request (via Administrative Agent) therefor, agree to provide any information and documentation reasonably requested for purposes of compliance with the Beneficial Ownership Regulation.

Notwithstanding the foregoing, the obligations in clauses (a), (b) and (c) of Schedule 5.1 may instead be satisfied with respect to any financial statements of Parent and its Subsidiaries by furnishing (A) the applicable financial statements of Parent (or any other parent company of Parent) or (B) Parent’s (or any other parent company of Parent’s) Form 10-K or 10-Q, as applicable, filed with the SEC, in each case, within the time periods specified in such schedule and, so long as such filings are publicly available, without any requirement to provide notice of such filing to Administrative Agent or any Lender; provided, that (i) to the extent (x) such information relates to Parent (or a parent thereof) and (y) either (1) such Parent (or any other parent company that is a subsidiary of such parent company) has any material third party Indebtedness and/or material operations (as determined by Administrative Borrower in good faith and other than any operations that are attributable solely to Parent’s (or such other parent company’s) ownership of Administrative Borrower and its Subsidiaries) or (2) there are material differences between the financial statements of Parent (or such other parent company) and its consolidated subsidiaries, on the one hand, and Administrative Borrower and its consolidated subsidiaries, on the other hand, such financial statements or Form 10-K or Form 10-Q, as applicable, shall be accompanied by unaudited consolidating information that summarizes in reasonable detail the differences between the information relating to Parent (or such other parent company) and its consolidated subsidiaries, on the one hand, and the information relating to Administrative Borrower and its Subsidiaries on a stand-alone basis, on the other hand, which consolidating information shall be certified by a Financial Officer of Administrative Borrower as having been fairly presented in all material respects and (ii) to the extent such information is in lieu of information required to be provided under clause (c) of Schedule 5.1, such materials are accompanied by a report and opinion of an independent public accountants of recognized national standing, which report and opinion shall satisfy the applicable requirements set forth in clause (c) of Schedule 5.1.

Subject to the paragraph immediately above, any documents required to be delivered pursuant to Schedule 5.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent or Administrative Borrower posts such documents, or provides a link thereto on Parent’s or Administrative Borrower’s website on the Internet at the website address provided to Administrative Agent from time to time in writing; or (ii) on which such documents are posted on Parent’s or Administrative Borrowers’ behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent).

5.2         Reporting. Borrowers (a) will deliver to Administrative Agent and Co-Collateral Agents, as applicable, (and if so requested by Administrative Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 at the times specified therein, and (b) agree to use commercially reasonable efforts in cooperation with Administrative Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

5.3         Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, each Borrower will, and will cause each of its Subsidiaries and each Guarantor to, preserve and keep in full force and effect such Person’s legal existence and, other than with respect to the Australian Loan Parties, good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, other than with respect to the Australian Loan Parties, good standing with respect to all other jurisdictions in which it is qualified to do business and take all reasonable action to maintain any rights, franchises, permits, licenses, authorizations, or other approvals material to the conduct of their businesses.

5.4         Maintenance of Properties.  Each Borrower will, and will cause each of its Subsidiaries and each Guarantor to, maintain and preserve all of its property (other than Intellectual Property) that are material to the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted (and except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect).

5.5       Taxes. Each Borrower will, and will cause each of its Subsidiaries and each Guarantor to, pay in full before delinquency or before the expiration of any extension period all material Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings; provided, however, such Loan Party’s liability for such Taxes would not result in aggregate liabilities in excess of $5,000,000 and none of the Collateral would become subject to forfeiture or loss as a result of the contest (provided that this proviso shall not require the Loan Parties to pay any Taxes that are the subject of the Prior Tax Calculation (as defined in the Reorganization Plan) pending resolution of the Prior Tax Calculation) and (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

5.6          Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Loan Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. Subject to the terms of the Intercreditor Agreement, all property insurance policies covering the Collateral are to be made payable to Administrative Agent for the benefit of Administrative Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as Administrative Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies.  All certificates of property and general liability insurance are to be delivered to Administrative Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Administrative Agent and shall provide for not less than thirty (30) days (ten (10) days in the case of non-payment) prior written notice to Administrative Agent of the exercise of any right of cancellation.  If any Borrower or its Subsidiaries fails to maintain such insurance, Administrative Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Administrative Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Borrowers shall give Administrative Agent prompt notice of any loss exceeding $500,000 covered by their or their Subsidiaries’ casualty or business interruption insurance.  Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7          Inspection.

(a)        Each Borrower will, and will cause each of its Subsidiaries and each Guarantor to, permit Administrative Agent, Co-Collateral Agents, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Administrative Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable notice to Borrowers and during regular business hours.

(b)        Each Borrower will, and will cause each of its Subsidiaries and each Guarantor to, permit Administrative Agent and Co-Collateral Agents and each of their duly authorized representatives or agents to conduct appraisals and valuations at such reasonable times and intervals as Administrative Agent may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers.  So long as no Default or Event of Default has occurred and is continuing, Administrative Agent agrees to provide Borrowers with a copy of the report for any such valuation upon request by Borrowers so long as (i) such report exists, (ii) the third person employed by Administrative Agent to perform such valuation consents to such disclosure, and (iii) Borrowers execute and deliver to Administrative Agent a non-reliance letter reasonably satisfactory to Administrative Agent.

5.8        Compliance with Laws.  Each Borrower will, and will cause each of its Subsidiaries and each Guarantor to, comply in all material respects with the requirements of all laws, rules, regulations, and orders of any Governmental Authority applicable to it, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

5.9          Environmental. Each Borrower will, and will cause each of its Subsidiaries and each Guarantor to,

(a)        Keep any property either owned or operated by any Borrower or its Subsidiaries free of any Environmental Liens that could reasonably be expected to result in a Material Adverse Effect, or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b)        Comply, in all respects, with Environmental Laws applicable to it, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and provide to Administrative Agent documentation of such compliance which Administrative Agent reasonably requests,

(c)         Promptly notify Administrative Agent of any release of which any Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Borrower or its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect and take any remedial actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and

(d)        Promptly, but in any event within five (5) Business Days of its receipt thereof, provide Administrative Agent with written notice of any of the following:  (i) notice that an Environmental Lien has been filed against any of the real or personal property of a Borrower or its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against a Borrower or its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect, and (iii) written notice of a violation, citation, or other administrative order that could reasonably be expected to result in a Material Adverse Effect from a Governmental Authority.

5.10       Disclosure Updates. Each Borrower will, promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, notify Administrative Agent if any representation made to Administrative Agent or the Lenders in any Loan Document constituted, at the time it was made, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.  The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11      Formation of Subsidiaries. Subject to the Intercreditor Agreement and Section 5.16 with respect to the Australian Subsidiaries, Administrative Borrower will, promptly, but in any event within fifteen (15) Business Days (or such later date as permitted by Administrative Agent in its sole discretion), notify Administrative Agent after any Loan Party (i) forms any direct or indirect Subsidiary (other than an Excluded Subsidiary), (ii) acquires any direct or indirect Subsidiary (other than an Excluded Subsidiary) and/or (iii) designates any Discretionary Guarantor in accordance with the definition thereof after the Closing Date, and, within forty-five (45) days after such formation, acquisition or designation (or in the case of any Australian Subsidiary formed or acquired after the Closing Date, such later date upon which any applicable “Whitewash” transaction or similar applicable legal requirements have been satisfied) (or such later date as permitted by Administrative Agent in its sole discretion) (a) cause such new Subsidiary to provide to Co-Collateral Agents a joinder to the Guaranty and Security Agreement (in the case of any US Subsidiary) or the Australian General Security Deed (in the case of an Australian Subsidiary), together with such other security agreements, as well as appropriate financing statements, all in form and substance reasonably satisfactory to Co-Collateral Agents (including being sufficient to grant Administrative Agent and/or Australian Security Trustee, as applicable, a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary or such Discretionary Guarantor); provided, that the joinder to the Guaranty and Security Agreement or the Australian General Security Deed (as the case may be), and such other security agreements shall not be required to be provided to Co-Collateral Agents with respect to any Excluded Subsidiary, (b) provide, or cause the applicable Loan Party to provide, to Co-Collateral Agents a pledge agreement (or an addendum to the Guaranty and Security Agreement or the Australian General Security Deed, as the case may be) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Co-Collateral Agents; provided, that only 65% of the total outstanding voting Equity Interests of any Foreign Subsidiary (other than any Australian Subsidiary) shall be required to be pledged, and (c) provide to Administrative Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Co-Collateral Agents, which, in their opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above.  Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document.

5.12     Further Assurances. Each Borrower will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Administrative Agent or Co-Collateral Agents, execute or deliver to Administrative Agent and Co-Collateral Agents any and all financing statements, fixture filings, security agreements, pledges, assignments, opinions of counsel, and all other documents (the “Additional Documents”) that Administrative Agent or Co-Collateral Agents may reasonably request in form and substance reasonably satisfactory to Co-Collateral Agents, to create, perfect, and continue perfection of Agent’s Liens in all of the assets of Parent, each Borrower and their Subsidiaries of the type that constitute Collateral (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal); provided that the foregoing shall not apply to, or to the Equity Interests of, any Subsidiary of Parent or a Borrower that is a Foreign Subsidiary (other than an Australian Subsidiary).  In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Administrative Agent or Co-Collateral Agents may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Parent, each Borrower and its Subsidiaries of a type that constitute Collateral.

5.13      Lender Meetings.  Parent will, during any calendar year, at the request of Administrative Agent or of the Required Lenders and upon reasonable prior notice, hold a call (at a mutually agreeable time or, at the option of Administrative Agent, by meeting at a mutually agreeable location), with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Parent and its Subsidiaries and the projections presented for the current fiscal year of Parent.

5.14      Compliance with ERISA and the IRC. In addition to and without limiting the generality of Section 5.8, (a) comply with the applicable provisions of ERISA and the IRC with respect to all Employee Benefit Plans except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (b) without the prior written consent of Administrative Agent and the Required Lenders, not take any action (other than to pay contributions or premiums payable in the ordinary course) or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a liability to the PBGC or to a Multiemployer Plan except where such liability, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (c) allow any facts or circumstances to exist with respect to one or more Employee Benefit Plans that, in the aggregate, reasonably could be expected to result in a Material Adverse Effect, (d) not participate in any prohibited transaction that could result in a civil penalty, excise tax, fiduciary liability or correction obligation under ERISA or the IRC that, individually or in the aggregate, reasonably could be expected to result in a Material Adverse Effect, (e) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under the IRC (including Section 4980B of the IRC) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (f) furnish to Administrative Agent upon Administrative Agent’s written request such additional information about any Employee Benefit Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability.  With respect to each Plan (other than a Multiemployer Plan), the Loan Parties and the ERISA Affiliates shall (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC and of ERISA, and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to ERISA, except, in each such case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

5.15        OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Loan Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

5.16        Post-Sunshine Acquisition matters.

(a)       Each Borrower shall, no later than ninety (90) days following the Sunshine Acquisition Effective Date (or such later date as the Administrative Agent may reasonably agree), ensure that the Administrative Agent receives each item specified below with respect to each of Thryv Ausco and each of the Australian Sunshine Entities (the date of satisfaction of each of the below conditions, the “Australian Joinder Effective Date”):

(i)         a certificate from an authorized officer of Thryv Ausco to the effect that all Australian Whitewash Documents have been lodged with ASIC;

(ii)        the following documents (i) a joinder to this Agreement, as applicable, (ii) the Australian General Security Deed, (iii) the Australian Featherweight Security Deed, (iv) the Australian Specific Security Deed, (v) the Australian Security Trust Deed, (vi) the Acknowledgement to the Intercreditor Agreement and (vii) each other document required by this Agreement, in each case, in substantially the form agreed on or prior to the date hereof, duly authorized, executed and delivered by the parties to each document; and

(iii)       any original title documents, notices and acknowledgments, share transfer forms in respect of relevant capital stock in those Australian Loan Parties, executed in blank and other ancillary documents, in each case, to the extent required to be provided under the aforementioned.

(b)         No later than ninety (90) days following the Fifth Amendment Effective Date, the Administrative Agent shall have received:

(i)        satisfactory search results of the ASIC register and the ‘register’ as defined in the Australian PPSA in relation to the Australian Loan Parties; and

(ii)        a customary legal opinion from Norton Rose Fulbright Australia, Australian legal counsel to the Administrative Agent and Lenders regarding the enforceability and perfection of security interests under Australian law and due authorization and execution by each of the Australian Loan Parties.

6.	NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been asserted):

6.1       Indebtedness.  Each Borrower will not, and will not permit any of its Subsidiaries or Parent to create, incur, assume, suffer to exist any Indebtedness, except for Permitted Indebtedness.

6.2         Liens. Each Borrower will not, and will not permit any of its Subsidiaries or Parent to create, incur, assume, or suffer to exist any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, except for Permitted Liens.

6.3          Restrictions on Fundamental Changes. Each Borrower will not, and will not permit any of its Subsidiaries or Parent to:

(a)          merge, consolidate, amalgamate or enter into any similar combination with (including by division), or enter into any Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except:

(i)          any Subsidiary may be merged, amalgamated or consolidated with or into (or transfer all or substantially all of its assets to) the Parent (other than any Borrower) or any Borrower in a transaction in which the Parent or such Borrower, as applicable, is the surviving entity;

(ii)       any Subsidiary may be merged, amalgamated or consolidated with or into (or transfer all or substantially all of its assets to) any Subsidiary in any transaction in which the surviving entity is a Wholly-Owned Subsidiary and, solely if any party to such merger, amalgamation, consolidation or sale of substantially all assets is a Loan Party, the surviving entity is a Loan Party (or, if a Borrower is party thereto, the surviving entity is a  Borrower);

(iii)        Dispositions permitted pursuant to Section 6.4;

(iv)        any Subsidiary may merge or consolidate with any other Person in order to effect a Permitted Acquisition, and

(v)       any Subsidiary (other than the Borrowers) may liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) if Administrative Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders,

(b)          engage to any material extent in any business other than a Permitted Business, or

(c)          suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clause (a) above or in connection with a transaction permitted under Section 6.4.

6.4          Disposal of Assets.

(a)        Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9, each Borrower will not, and will not permit any of its Subsidiaries or Parent to make any Disposition (including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division” if any assets become the assets of a different Person as a result of such allocation).

(b)        Each Borrower will not, and will not permit any of its Subsidiaries or Parent to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except (i) any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within ninety (90) days after such Borrower, such Subsidiary or Parent acquires or completes the construction of such fixed or capital asset, to the extent all Capitalized Lease Obligations, Attributable Debt and Liens associated with such sale and leaseback transaction are permitted by clause (e) of the definition of Permitted Indebtedness and clause (e) of the definition of Permitted Liens (treating the property subject thereto as being subject to a Lien securing the related Attributable Debt, in the case of a sale and leaseback not accounted for as a Capitalized Lease Obligation) and (ii) sale and leaseback transactions with respect to real property or equipment having a fair market value in the aggregate not to exceed $25,000,000.

To the extent that any Collateral is disposed of as expressly permitted by Section 6.3 or this Section 6.4, and upon receipt by Administrative Agent of a certificate from an Authorized Person certifying that such Disposition is expressly permitted under Section 6.3 or this Section 6.4 (which certificate may be relied upon by the Administrative Agent without further investigation or action), the Liens on such Collateral created by the Loan Documents shall be automatically released upon the consummation of such Disposition without need for further action by any Person. In addition, Administrative Agent (and Australian Security Trustee, if applicable) will, at Administrative Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the applicable Loan Documents, or to release a Loan Party from its obligations under the Guaranty and Security Agreement, the Australian General Security Deed and each other applicable Loan Document, in each case, in connection with a transaction that is expressly permitted under Section 6.3 or Section 6.4; provided, further, that in the case of a Disposition from a Loan Party to another Loan Party permitted under this Agreement, the transferee Loan Party shall as promptly as practicable take all necessary actions to cause the relevant assets (other any assets excluded from the Collateral pursuant to the Loan Documents) disposed to it to become part of its Collateral.

6.5          [Reserved]

6.6          Prepayments and Amendments. Each Borrower will not, and will not permit any of its Subsidiaries or Parent to,

(a)          Except in connection with Refinancing Indebtedness permitted by Section 6.1,

(i)       optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Parent, any Borrower or its Subsidiaries (it being understood and agreed that no mandatory prepayment of the Term Loan pursuant to Section 2.4(b) of the Term Loan Credit Agreement shall be restricted under this Section 6.6(a)(i)), other than:

(A)            the Obligations in accordance with this Agreement,

(B)           Indebtedness under Hedge Agreements,

(C)            Permitted Intercompany Advances,

(D)           any optional prepayment of the Term Loan pursuant to Section 2.4(a) of the Term Loan Credit Agreement, so long as, after giving effect to such prepayment, each of the Term Loan Payment Conditions is satisfied,

(E)           any Term Loan Debt Buyback, so long as, after giving effect to such repurchase, each of the Term Loan Payment Conditions is satisfied,

(F)            the conversion of any Junior Indebtedness to Qualified Equity Interests of Parent, and

(G)           any optional prepayment of any other Indebtedness not provided for in clauses (A) through (F) above so long as, as of the date of any such payment, and after giving effect thereto, each of the Payment Conditions shall have been satisfied,

(ii)          [Reserved], or

(iii)      make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations, if such payment is not permitted at such time under the subordination terms and conditions governing such Indebtedness.

(b)         Directly or indirectly, amend, modify, or change any of the terms or provisions of

(i)          any agreement, instrument, document, indenture, or other writing evidencing  or concerning Material Indebtedness, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) the Indebtedness under the Term Loan Documents, and (D) other Material Indebtedness if the effect thereof would materially and adversely affect the rights or interests of the Administrative Agent, Co-Collateral Agents or Lenders hereunder, taken as a whole, or would violate the subordination terms thereof,

(ii)          any Term Loan Document, if prohibited by the Intercreditor Agreement, or

(iii)       the Governing Documents of any Loan Party or any of its Subsidiaries in a manner materially adverse to the rights or interests of the Lenders, taken as a whole.

6.7          Restricted Payments.

(a)          Each Borrower will not, and will not permit any of its Subsidiaries or Parent to make any Restricted Payment, except:

(i)          (A) a Borrower, or any other Subsidiary of Parent, may make a Restricted Payment to Parent or to any other Subsidiary of Parent that is a Loan Party and (B) any Subsidiary of Parent that is not a Loan Party may make a Restricted Payment to any other Subsidiary that is not a Loan Party (and, if applicable, to the other holders of their outstanding Qualified Equity Interests on a pro rata basis),

(ii)        Parent (in connection with Restricted Payments otherwise permitted to be made under Section 6.7) or any Subsidiaries of Parent may declare and pay dividends or distributions ratably with respect to their Equity Interests,

(iii)       Restricted Payments deemed to have occurred in connection with cashless exercise of warrants and options in respect of Equity Interests shall be permitted,

(iv)      so long as no Event of Default shall have occurred and is continuing or would result therefrom, Borrower may make Restricted Payments to any present, former or future director, officer, employee, member of management or consultant of Parent of any of its Subsidiaries (or their respective estates, heirs, family members, spouses or former spouses) pursuant to any management equity or stock option plan or any other management or employee benefit plan or agreement or arrangement or upon such person’s death, disability, retirement or termination of employment, in an aggregate amount not to exceed $4,000,000 in any fiscal year,

(v)         other Restricted Payments in an aggregate amount not exceeding $25,000,000 during any fiscal year of the Borrowers so long as, after giving effect to such payment, each of the Payment Conditions has been satisfied;

(vi)         [Reserved]; and

(vii)       the Borrower may declare and make (and each Subsidiary of the Borrower may declare and make to enable the Borrower to do the same) Restricted Payments to Parent, so that Parent may, and Parent shall be permitted to:

(A)           pay any income Taxes which are due and payable by the Loan Parties as part of a consolidated group to the extent such income Taxes are attributable to the income, operations and activities of the Subsidiaries of Parent which are Loan Parties; provided, that, the amount of such payments in any fiscal year does not exceed the amount that the Loan Parties would be required to pay in respect of income Taxes for such fiscal year were the Loan Parties to pay such taxes separately from any such parent company; and

(B)           pay corporate operating (including directors’ fees and expenses and any costs associated with compliance with the requirements of the Sarbanes-Oxley Act of 2002 (or any similar applicable law under any applicable jurisdiction) and the rules and regulations promulgated in connection therewith, costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, and the rules of national securities exchanges, as applicable to companies with listed equity or debt securities, listing fees, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, in each case, to the extent arising as a result of becoming, or otherwise associated with or attributable to being, a public company and which are consistent with past practice of Parent and its Subsidiaries or otherwise typical for public companies) and overhead expenses (including rent, utilities and salary), in each case, in the ordinary course of business and reasonable fees and expenses of attorneys, accountants, appraisers and the like.

(b)       Each Borrower will not, and will not permit any or its Subsidiaries or Parent to, furnish any funds to, make any Investment in, or provide other consideration to any other Person for purposes of enabling such Person to, or otherwise permit any such Person to, make any Restricted Payment or other payment or distribution restricted by this Section that could not be made directly by the Borrower in accordance with the provisions of this Section.

6.8         Fiscal Year; Accounting Methods. Each Borrower will not, and will not permit any of its Subsidiaries or Parent to modify or change its fiscal year for accounting and financial reporting purposes to end on any date other than December 31 or change its method of accounting (other than as may be required to conform to GAAP).

6.9         Investments.  Each Borrower will not, and will not permit any of its Subsidiaries or Parent to make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment, except for Permitted Investments.

6.10       Transactions with Affiliates. Each Borrower will not, and will not permit any of its Subsidiaries or Parent to, directly or indirectly, sell, lease, license, sublicense or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates involving consideration in the aggregate for all such transactions in excess of $5,000,000, except:

(a)        transactions on terms not less favorable, considered as a whole, to the Credit Parties or their respective Subsidiaries than could be obtained in a comparable arm’s-length transaction from unrelated third parties as determined by Parent in good faith and, other than Term Loan Debt Buybacks and as not prohibited by Section 6.6, approved by a majority of Disinterested Members of the Board of Directors of Parent or such Borrower or Subsidiary;

(b)         transactions between or among the Loan Parties not involving any other Affiliate,

(c)         any transaction permitted by Sections 6.1, 6.2, 6.3, 6.4, 6.6(a), 6.7 and 6.9,

(d)         transactions among Parent, the Borrowers and/or one or more Subsidiaries to the extent not prohibited hereunder,

(e)          the non-exclusive licensing or sublicensing of Intellectual Property,

(f)          (i) employment, severance and other similar compensation arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business and (ii) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors (or equivalent governing body), officers and employees of Parent, the Borrowers and their Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Parent, the Borrowers and their Subsidiaries,

(g)        consummation of the Fifth Amendment Transactions and payment of the Specified Charges with respect thereto and any reasonable out-of-pocket expenses pursuant to any financial advisory, financing, underwriting, or placement agreement or in respect of other investment banking activities, including in connection with Acquisitions or Dispositions that are permitted by this Agreement, and

(h)        to the extent not otherwise prohibited by this Agreement or the other Loan Documents, the issuance by Parent or any Subsidiary of Equity Interests to, or the receipt of any capital contribution from, Parent or any Subsidiary.

For purposes of this Section 6.10, the term “Disinterested Member” means a member of the Board of Directors of Parent, a Borrower or any Subsidiary, as applicable, who does not have a financial interest in the relevant transaction or arrangement (or series of related transactions or arrangements), excluding in all cases, a financial interest in such transaction or arrangement (or series of related transactions or arrangements) solely as an equity holder or member of the Board of Directors of Parent, such Borrower and/or such Subsidiary.

6.11        Use of Proceeds. Each Borrower will not, and will not permit any of its Subsidiaries or Parent to, use the proceeds of any Revolving Loan or other extension of credit made hereunder (a) for any purpose other than to provide for the ongoing general corporate and working capital needs of Borrowers (provided, that (i) for the avoidance of doubt, the proceeds of the Revolving Loans or other extensions of credit made hereunder may be used to finance other Restricted Payments subject to limits set forth in Section 6.7, finance Investments subject to the limits set forth in Section 6.9, prepay the Term Loan and/or make a Term Loan Debt Buyback, (ii) no part of the proceeds of the Loans will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (iii) except as permitted by applicable Sanctions, no part of the proceeds of any Loan or Letter of Credit will be used, directly or to the Borrowers’ knowledge indirectly, to make any payments to a Sanctioned Country or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Country or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Country or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (iv) that no part of the proceeds of any Loan or Letter of Credit will be used, directly or to the Borrowers’ knowledge indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.) or (b) in violation of any restriction contained in the Term Loan Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

6.12        [Reserved].

6.13      Credit Card Accounts. Each Borrower will not close or cause to be closed any deposit account into which Credit Card Accounts are deposited without the prior written consent of the Co-Collateral Agents.

6.14        Employee Benefits. Each Loan Party will not:

(a)         Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Employee Benefit Plan, agreement relating thereto or applicable law, any Loan Party or ERISA Affiliate is required to pay if such failure could reasonably be expected to have a Material Adverse Effect.

(b)        Amend, or permit any ERISA Affiliate to amend, a Plan resulting in a material increase in current liability such that a Loan Party or ERISA Affiliate is required to provide security to such Plan under the IRC.

6.15          Australian Tax Matters.  No Loan Party will, nor permit any Australian Subsidiary to, become a member of an Australian Tax Consolidated Group without entering into an Australian TSA and an Australian TFA. The Australian TSA and Australian TFA may be amended or replaced from time to time, to the extent necessary, to ensure it remains a valid Australian TSA or an Australian TFA.

7.	FINANCIAL COVENANTS.

Each of Parent and each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

(a)        Fixed Charge Coverage Ratio.  Parent will have a Fixed Charge Coverage Ratio, measured on a quarter-end basis of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Applicable Ratio

Six months ending June 30, 2017	1.00 to 1.00

Nine months ending September 30, 2017	1.00 to 1.00

Twelve months ending December 31, 2017 and on a trailing twelve months basis as of the last day of each fiscal quarter thereafter	1.00 to 1.00

(b)       Excess Availability. Borrowers will have, at all times, (i) Total Excess Availability of at least $14,000,000 and (ii) US Excess Availability of at least $10,000,000.

8.	EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1          Payments. If Borrowers fail to pay when due and payable, or when declared due and payable in accordance herewith, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Secured Parties, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of three (3) Business Days or (b) all or any portion of the principal of the Loans or (c) if there is not sufficient Total Availability for Borrowers’ obligation to reimburse Issuing Bank for a payment under a Letter of Credit to be made as a Revolving Loan pursuant to Section 2.11(d), any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit;

8.2          Covenants. If any Loan Party or any of its Subsidiaries:

(a)         fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.6, 5.1, 5.2, 5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Administrative Agent or its representatives or agents to visit any Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrowers’ affairs, finances, and accounts with officers and employees of any Borrower), 5.10, 5.11, 5.13 or 5.14 of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 7 of the Guaranty and Security Agreement;

(b)        fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, and 5.12 of this Agreement and such failure continues for a period of ten (10) Business Days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Administrative Agent; or

(c)         fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Administrative Agent;

8.3         Judgments. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $20,000,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4         Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;

8.5       Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6        Default Under Other Agreements. If there is (a) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Material Indebtedness, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder (after giving effect to any notice or lapse of time if required thereunder), (b) a default in or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party involving an aggregate amount of $25,000,000 or more or (c) an “Event of Default”, as such term is defined in the Term Loan Credit Agreement (as amended from time to time), shall occur;

8.7        Representations, etc.. If any warranty, representation or certificate made herein or in any other Loan Document or delivered in writing to Administrative Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.8          Guaranty. If the obligation of any Guarantor under the guaranty contained in the Guaranty and Security Agreement or the Australian General Security Deed is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);

8.9       Security Documents. If the Guaranty and Security Agreement, the Australian General Security Deed and any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which by operation of law or pursuant to the express terms of the Loan Documents would have priority over the Liens securing the Obligations, permitted purchase money Liens, or the interests of lessors under Capital Leases and subject to the Intercreditor Agreement, first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, (b) with respect to Collateral other than ABL Priority Collateral the aggregate value of which, for all such Collateral, does not exceed at any time, $5,000,000, (c) with respect to ABL Priority Collateral the aggregate value of which, for all such Collateral, does not exceed at any time, $1,000,000, or (d) as the result of an action or failure to act on the part of Administrative Agent;

8.10       Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Administrative Agent) be declared to be null and void by any Loan Party or its Subsidiaries or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; or

8.11       ERISA. (i) An ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Plan(s), (iii) the PBGC shall institute proceedings to terminate any Plan, or (iv) any Loan Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability in a timely and appropriate manner; and in each cases (i) through (iv) above, such event or condition, in the opinion of the Required Lenders, when taken together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect.

8.12        Change of Control. A Change of Control shall occur, whether directly or indirectly.

8.13        Subordination; Intercreditor Agreement. (a) The provisions of the Intercreditor Agreement shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Term Loans (other than as a result of the Discharge of Term Obligations (as defined in the Intercreditor Agreement)), or (b) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (together with similar provisions of the Intercreditor Agreement, collectively, the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Subordinated Indebtedness and such Subordinated Indebtedness does not otherwise constitute Permitted Indebtedness under any category of that definition which does not require such Indebtedness to be subordinate to the Obligations; or (c) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Loan Parties, or (C) that all payments of principal of or premium and interest on the Term Loan Credit Agreement or the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any Subordination Provisions applicable thereto.

9.	RIGHTS AND REMEDIES.

9.1       Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent (or the Australian Security Trustee, as the case may be) may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Borrowers), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a)         (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Administrative Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;

(b)         declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of Issuing Bank to issue Letters of Credit; and

(c)         exercise all other rights and remedies available to Administrative Agent, the Australian Security Trustee or the Lenders under the Loan Documents, under applicable law, or in equity.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Secured Parties, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Administrative Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrowers’ or their Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Borrowers and Guarantors.

9.2       Remedies Cumulative. The rights and remedies of the Secured Parties under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  The Secured Parties shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by the Secured Parties of one right or remedy shall be deemed an election, and no waiver by the Secured Parties of any Event of Default shall be deemed a continuing waiver.  No delay by the Secured Parties shall constitute a waiver, election, or acquiescence by it.

10.	WAIVERS; INDEMNIFICATION.

10.1       Demand; Protest; etc. Each Borrower waives demand (other than any demand that is specifically required pursuant to Section 8.2(b)), and waives protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Secured Parties on which any Borrower may in any way be liable.

10.2      The Secured Parties’ Liability for Collateral. Each Borrower hereby agrees that:  (a) so long as Administrative Agent complies with its obligations, if any, under the Code, the Secured Parties shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers, except to the extent such loss, damage or destruction is determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from the Administrative Agent’s and Lenders’ gross negligence or willful misconduct.

10.3     Indemnification. Each Borrower shall pay, indemnify, defend, and hold Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented fees and disbursements of attorneys’, experts, or consultants and all other documented costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Wells Fargo) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Administrative Agent (but not the Lenders) relative to disputes between or among Administrative Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or remedial actions related in any way to any such assets or properties of any Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”).  The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys’, or agents.  This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON; provided, however, that such indemnity shall not be available to any Indemnified Person claiming indemnification under this Section 10.3 to the extent that such Indemnified Liabilities are finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person claiming indemnity.

11.	NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile.  In the case of notices or demands to Parent, any Borrower or Administrative Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Loan Party:	c/o Thryv, Inc. 2200 West Airfield Drive P.O. Box 619810 DFW Airport, Texas 75261 Attn: KJ Christopher E-mail: Kj.Christopher@thryv.com

with copies to:	Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attn: Andrew Colao, Esq. Fax No: (212) 310-8007 E-mail: andrew.colao@weil.com

If to Administrative Agent or Lenders:	Wells Fargo Bank, National Association 150 East 42nd MAC J0149-030 New York, New York 10017 Attn: Relationship Manager for Thryv, Inc. (Dex) Fax No.: (212) 545-4283

with copies to:
PNC Bank, National Association
340 Madison Avenue, 11th Floor
New York, New York 10173
Attn:          Relationship Manager for Thryv, Inc. (Dex)
Fax No.: (212) 303-0060

Otterbourg, P.C.
230 Park Avenue
New York, New York 10169-0075

Attn: Thomas P. Duignan, Esq. Fax No.: (212) 682-6104 Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174-0208 Attn: Robert B. Stein, Esq. Fax No.: (917) 332-3750

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties.  All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a)         THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)     THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH OF PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)       TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM").  EACH OF PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1        Assignments and Participations.

(a)         (i)  Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments, which assignment of Commitments shall be a pro rata portion of such Lender’s interests in the US Revolving Loans and in the Australian Revolving Loans) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:

(A)        Borrowers; provided, that no consent of Borrowers shall be required (1) if an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender; and

(B)          Administrative Agent, Swing Lender, and Issuing Bank.

(ii)          Assignments shall be subject to the following additional conditions:

(A)        no assignment may be made (i) so long as no Event of Default has occurred and is continuing, to a Competitor, or (ii) to a natural person,

(B)         no assignment may be made to a Loan Party or an Affiliate of a Loan Party,

(C)         the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Administrative Agent) shall be in a minimum amount (unless waived by Administrative Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000),

(D)       each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(E)         the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance; provided, that Borrowers and Administrative Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Administrative Agent by such Lender and the Assignee,

(F)      unless waived by Administrative Agent, the assigning Lender or Assignee has paid to Administrative Agent, for Administrative Agent’s separate account, a processing fee in the amount of $3,500, and

(G)        the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire in a form approved by Administrative Agent (the “Administrative Questionnaire”).

(b)        From and after the date that Administrative Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents (and for the avoidance of doubt, shall have no greater rights under Section 16 than the assigning Lender), and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c)         By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Administrative Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)         Immediately upon Administrative Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.  The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e)         The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time, including the Swing Loans owing to Swing Lender and Extraordinary Advances owing to Administrative Agent and each Co-Collateral Agent, if any (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f)       Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Administrative Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to (x) a Loan Party or an Affiliate of a Loan Party or (y) the Term Loan Agent, any Term Loan Lender, or an Affiliate of Term Loan Agent or any Term Loan Lender unless any such Person described in this clause (vi)(y) is an Eligible Transferee, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.  The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Administrative Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations.  No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.    Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)         In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9,  disclose all documents and information which it now or hereafter may have relating to Parent, any Borrower and its Subsidiaries and their respective businesses.

(h)          Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

13.2      Successors. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by the Lenders shall release any Borrower from its Obligations.  A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.

14.	AMENDMENTS; WAIVERS.

14.1        Amendments and Waivers.

(a)        No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Parent or any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(i)          increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c)(i),

(ii)          postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii)        reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),

(iv)       amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v)          amend, modify, or eliminate Section 3.1 or 3.2,

(vi)         amend, modify, or eliminate Section 15.11,

(vii)        other than as permitted by Section 15.11, release Agent’s Lien in and to any of the Collateral,

(viii)     amend, modify, or eliminate the definitions of “Cash Dominion Trigger Period”, “Reporting Trigger Period”, “Required Lenders”, “Supermajority Lenders”, or “Pro Rata Share”,

(ix)       contractually subordinate all or substantially all of Agent’s Liens (other than a subordination of the Agent’s Lien on Term Priority Collateral (as defined in the Intercreditor Agreement) in connection with a Term DIP Financing (as defined in the Intercreditor Agreement) as expressly provided in Section 6.1(b) of  the Intercreditor Agreement),

(x)         other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents, or

(xi)         amend, modify, or eliminate any of the provisions of Section 2.4(b)(i), (ii) or (iii) or Section 2.4(e) or (f).

(b)         No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,

(i)          the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Administrative Agent and Borrowers (and shall not require the written consent of any of the Lenders),

(ii)         any provision of Section 15 pertaining to Administrative Agent, or any other rights or duties of Administrative Agent under this Agreement or the other Loan Documents, without the written consent of Administrative Agent, Borrowers, and the Required Lenders;

(c)       No amendment, waiver, modification, elimination, or consent shall amend, without written consent of Administrative Agent, Borrowers and the Supermajority Lenders, modify, or eliminate the definition of Total Borrowing Base, US Borrowing Base, Australian Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Total Borrowing Base, US Borrowing Base and Australian Borrowing Base, but not otherwise, or the definitions of Trailing 90 Day Collections, Maximum Revolver Amount, Maximum US Loan Amount or Maximum Australian Loan Amount, or change Section 2.1(c);

(d)        No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Loan Documents, without the written consent of Issuing Bank, Administrative Agent, Borrowers, and the Required Lenders;

(e)        No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Administrative Agent, Borrowers, and the Required Lenders; and

(f)      Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Secured Parties among themselves, and that does not affect the rights or obligations of Parent or any Borrower, shall not require consent by or the agreement of any Loan Party, (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender, and (iii) any amendment contemplated by Section 2.12(d) of this Agreement in connection with a Benchmark Transition Event, Term SOFR Transition Event or an Early Opt-in Election shall be effective as contemplated by such Section 2.12(d) hereof.

14.2          Replacement of Certain Lenders.

(a)        If (i) any action to be taken by the Secured Parties or Administrative Agent hereunder requires the consent, authorization, or agreement of all Lenders or of all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders (without giving effect to clause (ii) in the proviso set forth in the definition thereof) but not of all Lenders or all Lenders affected thereby, (ii) any Lender makes a claim for compensation under Section 16 or (iii) any Lender is a Defaulting Lender, then Borrowers or Administrative Agent, upon at least five (5) Business Days prior notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”), any Lender that made a claim for compensation (a “Tax Lender”) or any Defaulting Lender with one or more Replacement Lenders, and the Non-Consenting Lender, Tax Lender or Defaulting Lender, as applicable, shall have no right to refuse to be replaced hereunder.  Such notice to replace the Non-Consenting Lender, Tax Lender or Defaulting Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Business Days after the date such notice is given.

(b)         Prior to the effective date of such replacement, the Non-Consenting Lender, Defaulting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit).  If the Non-Consenting Lender, Defaulting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Administrative Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender, Defaulting Lender or Tax Lender, as applicable, and irrespective of whether Administrative Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender, Defaulting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1.  Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender, Defaulting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender, Defaulting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.

14.3       No Waivers; Cumulative Remedies. No failure by Administrative Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof.  No waiver by Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by Administrative Agent or any Lender on any occasion shall affect or diminish Administrative Agent’s and each Lender’s rights thereafter to require strict performance by Parent and Borrowers of any provision of this Agreement.  Administrative Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Administrative Agent or any Lender may have.

15.	AGENT; THE LENDER GROUP.

15.1       Appointment and Authorization of Administrative Agent. Each Lender hereby designates and appoints Wells Fargo as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Administrative Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Administrative Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15.  Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent.  Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.  Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Administrative Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral.  Except as expressly otherwise provided in this Agreement, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Administrative Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Administrative Agent, Lenders agree that Administrative Agent shall have the right to exercise the following powers as long as this Agreement remains in effect:  (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Administrative Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Secured Parties with respect to any Loan Party or their Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Administrative Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2       Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3       Liability of Administrative Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by Parent, any Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Parent, any Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Parent, any Borrower or its Subsidiaries.

15.4       Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Administrative Agent.  Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Administrative Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Administrative Agent shall act, or refrain from acting, as it deems advisable.  If Administrative Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).

15.5      Notice of Default or Event of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Administrative Agent for the account of the Lenders and, except with respect to Events of Default of which Administrative Agent has actual knowledge, unless Administrative Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.”  Administrative Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Administrative Agent has actual knowledge.  If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Administrative Agent of such Event of Default.  Each Lender shall be solely responsible for giving any notices to its Participants, if any.  Subject to Section 15.4, Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6      Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any review of the affairs of Parent, any Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider).  Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers.  Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document.  Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.  Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Administrative Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Administrative Agent's or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

15.7       Costs and Expenses; Indemnification. Administrative Agent may incur and pay Lender Group Expenses to the extent Administrative Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Administrative Agent or Lenders for such expenses pursuant to this Agreement or otherwise.  Administrative Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Administrative Agent to reimburse Administrative Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers).  In the event Administrative Agent is not reimbursed for such costs and expenses by Parent, Borrowers or their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Administrative Agent such Lender’s ratable thereof.  Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder.  Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys’, accountants, advisors, and consultants fees and expenses) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrowers.  The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

15.8       Administrative Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent, any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo were not Administrative Agent hereunder, and, in each case, without notice to or consent of the other Secured Parties.  The Secured Parties acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the other Secured Parties (or Bank Product Providers), and the Secured Parties acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Administrative Agent will use its reasonable best efforts to obtain), Administrative Agent shall not be under any obligation to provide such information to them.  The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.

15.9       Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon thirty (30) days (ten (10) days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers) and without any notice to the Bank Product Providers.  If Administrative Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Administrative Agent for the Lenders (and the Bank Product Providers).  If, at the time that Administrative Agent’s resignation is effective, it is acting as Issuing Bank or the Swing Lender, such resignation shall also operate to effectuate its resignation as Issuing Bank or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, or to make Swing Loans.  If no successor Administrative Agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders and Borrowers, a successor Administrative Agent.  If Administrative Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Administrative Agent with a successor Administrative Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned).  In any such event, upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers, and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent and the retiring Administrative Agent’s appointment, powers, and duties as Administrative Agent shall be terminated.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided for above.

15.10     Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent, any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other Secured Parties (or the Bank Product Providers).  The Secured Parties acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the other Secured Parties, and the other Secured Parties acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11      Collateral Matters.

(a)         The Secured Parties hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Administrative Agent to (1) release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Administrative Agent that the sale or disposition is permitted under Section 6.4 (and Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party or their Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11 and (2) to release any Borrower or Guarantor (other than Parent) from its obligations under the Loan Documents if such Borrower or Guarantor ceases to be a Subsidiary of Parent pursuant to a transaction not prohibited by this Agreement.  The Loan Parties and the Secured Parties hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Administrative Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Administrative Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy.  In connection with any such credit bid or purchase, (i) the Obligations owed to the Bank Product Providers and the other Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Administrative Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Administrative Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Bank Product Providers and the other Secured Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Administrative Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Administrative Agent may reduce the Obligations owed to Bank Product Providers and the other Secured Parties (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration.  Except as provided above, Administrative Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers or other Secured Parties), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers).  Upon request by either Administrative Agent or Borrowers at any time, the Lenders will (and if so requested, the Bank Product Providers and other Secured Parties will) confirm in writing Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Administrative Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Administrative Agent’s opinion, could expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  Each Secured Party further hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Administrative Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Administrative Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Indebtedness permitted by clause (e) of the definition of Permitted Indebtedness.

(b)        Administrative Agent shall have no obligation whatsoever to any of the Secured Parties  (i) to verify or assure that the Collateral exists or is owned by a Loan Party or their Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given Administrative Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Administrative Agent shall have no other duty or liability whatsoever to any Secured Party as to any of the foregoing, except as otherwise expressly provided herein.

15.12     Restrictions on Actions by Lenders; Sharing of Payments.

(a)         Each of the Lenders agrees that it shall not, without the express written consent of Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Administrative Agent, set off against the Obligations, any amounts owing by such Lender to a Loan Party or its Subsidiaries or any deposit accounts of any Loan Party or its Subsidiaries now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Loan Party or any other Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)        If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender’s Pro Rata Share of all such distributions by Administrative Agent, such Lender promptly shall (A) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13     Agency for Perfection. Each Secured Party hereby appoints Administrative Agent and each Lender (and each Bank Product Provider) as its agent (and Administrative Agent and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control.  Should Administrative Agent or any Lender obtain possession or control of any such Collateral, such Lender shall notify Administrative Agent and Co-Collateral Agents thereof, and, promptly upon either Co-Collateral Agent’s request therefor shall deliver possession or control of such Collateral to Administrative Agent or in accordance with such Co-Collateral Agent’s instructions.

15.14     Payments by Administrative Agent to the Lenders. All payments to be made by Administrative Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Administrative Agent.  Concurrently with each such payment, Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15    Concerning the Collateral and Related Loan Documents. Each Secured Party authorizes and directs Administrative Agent and Co-Collateral Agents to enter into this Agreement and the other Loan Documents.  Each Secured Party agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Administrative Agent or by either Co-Collateral Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Administrative Agent or either Co-Collateral Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Secured Parties (and such Bank Product Provider).

15.16    Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, Administrative Agent and each Lender:

(a)       is deemed to have requested that Co-Collateral Agents furnish Administrative Agent and such Lender, promptly after it becomes available, a copy of each field examination report respecting Parent, any Borrower or its Subsidiaries (each, a “Report”) prepared by or at the request of either Co-Collateral Agent, and Co-Collateral Agents shall so furnish Administrative Agent and each Lender with such Reports,

(b)         expressly agrees and acknowledges that Co-Collateral Agents do not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c)         expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Co-Collateral Agents or other party performing any field examination will inspect only specific information regarding Parent, Borrowers and their Subsidiaries and will rely significantly upon Parent’s, Borrowers’ and their Subsidiaries’ books and records, as well as on representations of Borrowers’ personnel,

(d)       agrees to keep all Reports and other material, non-public information regarding Parent, Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e)        without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold Co-Collateral Agents, Administrative Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Co-Collateral Agents and Administrative Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Co-Collateral Agents, Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(f)         In addition to the foregoing,  (x) any Lender may from time to time request of Co-Collateral Agents or Administrative Agent in writing that Co-Collateral Agents or Administrative Agent provide to such Lender a copy of any report or document provided by Parent, any Borrower or its Subsidiaries to Co-Collateral Agents or Administrative Agent that has not been contemporaneously provided by Parent, such Borrower or such Subsidiary to such Lender, and, upon receipt of such request, Co-Collateral Agents or Administrative Agent, as applicable, promptly shall provide a copy of same to such Lender, (y) to the extent that Co-Collateral Agents are, or Administrative Agent is, entitled, under any provision of the Loan Documents, to request additional reports or information from Parent, any Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request Co-Collateral Agents or Administrative Agent to exercise such right as specified in such Lender’s notice to Co-Collateral Agents or Administrative Agent, as applicable, whereupon Co-Collateral Agents or Administrative Agent, as applicable, promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Parent, such Borrower or such Subsidiary, Co-Collateral Agents or Administrative Agent, as applicable, promptly shall provide a copy of same to such Lender, and (z) any time that Administrative Agent renders to Borrowers a statement regarding a Loan Account, Administrative Agent shall send a copy of such statement to each Lender.

15.17     Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent, in its capacity as such, and not by or in favor of any Lender, any and all obligations on the part of Administrative Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group.  No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.

15.18      Joint Lead Arrangers, Joint Book Runners and Syndication Agent; Co-Collateral Agents.

(a)        Each of the Joint Lead Arrangers, Joint Book Runners and Syndication Agent, in such capacities, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender, as Administrative Agent, as Co-Collateral Agent, as Swing Lender, or as Issuing Bank.  Without limiting the foregoing, each of the Joint Lead Arrangers, Joint Book Runners and Syndication Agent, in such capacities, shall not have or be deemed to have any fiduciary relationship with any Lender or any Loan Party.  Each Lender, Administrative Agent, Co-Collateral Agent, Swing Lender, Issuing Bank, and each Loan Party acknowledges that it has not relied, and will not rely, on the Joint Lead Arrangers, Joint Book Runners or Syndication Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.  Each of the Joint Lead Arrangers, Joint Book Runners and Syndication Agent, in such capacities, shall be entitled to resign at any time by giving notice to Administrative Agent and Borrowers.

(b)        The parties hereto agree that for purposes of the Guaranty and Security Agreement and certain other Loan Documents, Wells Fargo shall serve as the agent under the Guaranty and Security Agreement, notwithstanding the fact that Wells Fargo and PNC are Co-Collateral Agents hereunder.

15.19      Appointment of Australian Security Trustee; Australian Security Trust Deed.

(a)          Upon the execution of the Australian Security Trust Deed, the Secured Parties appoint the Australian Security Trustee under the terms of the Australian Security Trust Deed to act as their trustee under and in relation to the Australian Security Documents and to hold the assets subject to the security thereby created as trustee for the Secured Parties on trust and on the terms contained in the Australian Security Documents and each Secured Party authorizes the Australian Security Trustee under the terms of the Australian Security Trust Deed to exercise such rights, remedies, powers and discretions as are specifically delegated to the Australian Security Trustee by the terms of the Australian Security Documents, together with all such rights, remedies, powers and discretions as are incidental thereto and the Australian Security Trustee hereby accepts that appointment.

(b)          Upon the execution of the Australian Security Trust Deed, each Secured Party:

(i)          acknowledges that it is aware of, and consents to, the terms of the Australian Security Trust Deed;

(ii)         agrees to comply with and be bound by the Australian Security Trust Deed as a Beneficiary (to be defined in the Australian Security Trust Deed);

(iii)        acknowledges that it has received a copy of the Australian Security Trust Deed together with the other information which it has required in connection with the Australian Security Trust Deed and the Fifth Amendment;

(iv)         without limiting the general application of paragraph (i) above, acknowledges and agrees:

(A)            to the limitations and releases of the Australian Security Trustee’s liabilities;

(B)        that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with the Australian Security Trust Deed and Australian Security Documents;

(C)           that it, its assigns and successors, is bound by each consent, approval, waiver, amendment or other decision by the Administrative Agent or any instruction to the Australian Security Trustee by the Administrative Agent unless revoked in accordance with terms of the Australian Security Trust Deed;

(D)            to provide the indemnities contained in the Australian Security Trust Deed; and

(v)        without limiting the general application of paragraph (i) above, for consideration received, irrevocably appoints as its attorney each person who under the terms of the Australian Security Trust Deed is appointed an attorney of a Beneficiary (to be defined in the Australian Security Trust Deed) on the same terms and for the same purposes as contained in the Australian Security Trust Deed.

(c)        The Administrative Agent shall provide a copy of the execution form of the Australian Security Trust Deed to each Secured Party prior to execution of that document by the parties to it.

(d)        The Administrative Agent may resign from its capacity as Australian Security Trustee at any time in accordance with the Australian Security Trust Deed.

(e)        This Section is executed as a deed poll in favor of the Australian Security Trustee and each Beneficiary (to be defined in the Australian Security Trust Deed) from time to time. The law of New South Wales governs this Section 15.19 and the parties submit to the non-exclusive jurisdiction of the courts of New South Wales and of the Commonwealth of Australia in relation to this Section 15.19.

15.20      Rights and remedies of the Australian Security Trustee.

(a)         In this Agreement, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of Administrative Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of Administrative Agent (or any other Person acting in such capacity) in its capacity as Australian Security Trustee to the extent that the rights, remedies, deliveries, indemnities or other obligations relate to, the Australian Loan Parties, the Australian Security Agreements or the security thereby created.  Any obligations of Administrative Agent (or any other Person acting in such capacity) in this Agreement shall be obligations of Administrative Agent in its capacity as Australian Security Trustee or the security thereby created to the extent that such obligations relate to the Australian Security Agreements or the security thereby created.  Additionally, in its capacity as Australian Security Trustee, Administrative Agent (or any other Person acting in such capacity) shall have:

(i)         all the rights, remedies and benefits in favor of the Administrative Agent contained in the provisions of the whole of this Section 15.19 and Section 9;

(ii)         all the powers of an absolute owner of the security constituted by the Australian Security Agreements; and

(iii)      all the rights, remedies and powers granted to it and be subject to all the obligations and duties owned by it under the Australian Security Documents.

15.21     Australian PPSA Provisions.

(a)         Where Administrative Agent, a Co-Collateral Agent, a member of the Lender Group or a Bank Product Provider has a security interest (as defined in the Australian PPSA) under any Loan Document, to the extent the law permits:

(i)          for the purposes of sections 115(1) and 115(7) of the Australian PPSA:

(A)           Administrative Agent, a Co-Collateral Agent, a member of the Lender Group or a Bank Product Provider with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the Australian PPSA; and

(B)           sections 142 and 143 of the Australian PPSA are excluded;

(ii)        for the purposes of section 115(7) of the Australian PPSA, Administrative Agent, a Co-Collateral Agent, a member of the Lender Group or a Bank Product Provider with the benefit of the security interest need not comply with sections 132 and 137(3);

(iii)        each party to this Agreement waives its right to receive from Administrative Agent, a Co-Collateral Agent, a member of the Lender Group or a Bank Product Provider any notice required under the Australian PPSA (including a notice of a verification statement); and

(iv)        if Administrative Agent, a Co-Collateral Agent, a member of the Lender Group or a Bank Product Provider with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the Australian PPSA unless the Administrative Agent or such Lender states otherwise at the time of exercise.  However, this clause does not apply to a right, power or remedy which can only be exercised under the Australian PPSA.

(b)         This does not affect any rights a person has or would have other than by reason of the Australian PPSA and applies despite any other clause in any Loan Document.

16.	WITHHOLDING TAXES.

16.1       Payments. Any and all payments by or on account of any obligation of Borrowers hereunder or under any other Loan Document will be made free and clear of, and without deduction or withholding for, any present or future Taxes, except as required by applicable law; provided that if the applicable withholding agent shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Taxes from such payments, then (a) if such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender, Issuing Bank or Participant (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the applicable withholding agent shall make such deductions and (c) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.  As soon as practicable after any payment of Taxes by a Borrower pursuant to this Section 16.1, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.  In addition, without duplication of any other amounts paid pursuant to this Section 16.1, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Administrative Agent, timely reimburse it for the payment thereof.

16.2        Exemptions.

(a)          For purposes of this Section 16.2, the term “Lender” includes any Issuing Bank.  Any Lender that is entitled to an exemption from or reduction of withholding Tax under applicable law with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding and will also, if reasonably requested by the Borrowers or the Administrative Agent, provide any documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 16.2(a), the completion, execution and submission of such documentation (other than such documentation set forth in Section 16.2(b)(i), (ii), and (iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b)          Without limiting the generality of the foregoing:

(i)          any Lender that is a “United states person” within the meaning IRC Section 7701(a)(30) shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(ii)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(A)           if such Foreign Lender is claiming the benefits of an exemption from United States withholding tax pursuant to the portfolio interest exception under Section 881(c) of the IRC, (x) a certificate of the Lender or Participant that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a “10 percent shareholder” (within the meaning of Section 871(h)(3)(B) of the IRC) of Parent, or (III) a controlled foreign corporation that is a “related person” (within the meaning of Section 864(d)(4) of the IRC) with respect to Borrowers (a “U.S. Tax Compliance Certificate”), and (y) a properly completed and executed IRS Form W-8BEN or Form W-8BEN-E;

(B)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty  and (y) with respect to  any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)          if such Foreign Lender is entitled  to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI; or

(D)          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv)       if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c)          Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrowers and Administrative Agent in writing of its legal inability to do so.

(d)       If a Lender or Participant claims exemption from, or reduction of, withholding tax in a jurisdiction other than the United States or Australia and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Administrative Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of  the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant.  To the extent of such percentage amount, Administrative Agent will treat such Lender’s or such Participant’s documentation provided pursuant to this Section 16.2 as no longer valid.  With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to this Section 16.2, if applicable.  Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations to the same extent as if it were a Lender and had acquired its interest by assignment so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto (it being understood that the documentation required under this Section 16.2 shall be delivered to the participating Lender).

(e)         If a Lender or Participant is entitled to claim an exemption from withholding tax in Australia, such Lender or such Participant agrees to deliver to the Australian Borrowers any such form or forms or appropriate tax file number or Australian Business Number or other information or evidence, as may be required under the laws of Australia or its jurisdiction of organization or incorporation as a condition to exemption from, or reduction of, Australian IWT before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, information or evidence; provided, that nothing in this Section 16.2(e) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns).  Where the Lender or Participant is entitled to exemption from Australian IWT under a treaty,  such documentation shall include a written notification to be provided by the relevant Lender or Participant representing and warranting that it qualifies for an exemption from Australian IWT under a treaty, which in the case of Lenders that are not Foreign Lenders shall be in the form set out in Schedule 16.2 and in the case of any Foreign Lender shall be in any form reasonably required by the Australian Borrowers to satisfy itself such exemption is available. Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify the Australian Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(f)          If a Lender or Participant claims, or in the case of Australian IWT is entitled to, an exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of  the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant.  To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(b),  16.2(d) or 16.2(e) as no longer valid.  With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16.2(b), 16.2(d) or 16.2(e), if applicable.  Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

(g)        On or before the date that and any successor Administrative Agent becomes the Administrative Agent pursuant to Section 15.9, it shall deliver to Borrowers two duly executed originals of either (i) IRS Form W-9 or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY evidencing its agreement with the Borrowers to be treated as a US Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (or any successor form) (with respect to amounts received on its own account), with the effect that, in any case, the Borrowers will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.

16.3        Reductions.

(a)        If a Lender or a Participant is subject to an applicable withholding tax, Administrative Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding tax.  If the forms or other documentation required by Section 16.2 are not delivered to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation), then Administrative Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(b)         If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Administrative Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Administrative Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Administrative Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses).  The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

16.4       Refunds.   If Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which Borrowers have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Administrative Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Administrative Agent hereunder) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrowers or any other Person.

17.	GENERAL PROVISIONS.

17.1       Effectiveness.  This Agreement shall be binding and deemed effective when executed by Parent, each Borrower, Administrative Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2       Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3      Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Loan Party, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4       Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5       Bank Product Providers.  Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Administrative Agent is acting.  Administrative Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Administrative Agent as its agent and to have accepted the benefits of the Loan Documents.  It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Administrative Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Administrative Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Administrative Agent to determine or insure whether the amount of any such reserve is appropriate or not.  In connection with any such distribution of payments or proceeds of Collateral, Administrative Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Administrative Agent as to the amounts that are due and owing to it and such written certification is received by Administrative Agent a reasonable period of time prior to the making of such distribution.  Administrative Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider.  In the absence of an updated certification, Administrative Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Administrative Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof).  Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so.  Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

17.6       Debtor-Creditor Relationship.  The relationship between the Lenders and Administrative Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor.  No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7        Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8      Revival and Reinstatement of Obligations; Certain Waivers.  If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made.  If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.

17.9        Confidentiality.

(a)        Administrative Agent, the Co-Collateral Agents, the Australian Security Trustee and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Parent, Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Administrative Agent, the Co-Collateral Agents, the Australian Security Trustee and the Lenders in a confidential manner, and shall not be disclosed by Administrative Agent, the Co-Collateral Agents, the Australian Security Trustee and the Lenders to Persons who are not parties to this Agreement, except:  (i) to attorneys’ for and other advisors, accountants, auditors, and consultants to any member of the Lender Group  and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers); provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Administrative Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Administrative Agent the Co-Collateral Agents, the Australian Security Trustee or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation  or pledge of any Lender’s interest under this Agreement; provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Administrative Agent, the Co-Collateral Agents, the Australian Security Trustee any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Administrative Agent, the Co-Collateral Agents, the Australian Security Trustee any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b)        Anything in this Agreement to the contrary notwithstanding, Administrative Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Administrative Agent.

(c)       Each Loan Party agrees that Administrative Agent may make materials or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) available to the Lenders by posting the Borrower Materials on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the “Platform”).  The Platform is provided “as is” and “as available.” Administrative Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaims liability for errors or omissions in the communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Administrative Agent in connection with the Borrower Materials or the Platform.  In no event shall Administrative Agent or any of the Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Administrative Agent’s transmission of communications through the Internet, except to the extent the liability of such Person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct.  Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Loan Parties shall be deemed to have authorized Administrative Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws.  All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term).  Administrative Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

17.10     Survival.  All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instru-ments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstand-ing or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.

17.11      Patriot Act; Due Diligence.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act.  In addition, Administrative Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners.  Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Administrative Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.

17.12    Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.  The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

17.13     Australian Code of Banking Practice.  Each of the parties hereto agrees that the Australian Code of Banking Practice does not apply to this Agreement and the transactions in connection herewith.

17.14      Thryv, Inc. as Agent for Borrowers.  Each Borrower hereby irrevocably appoints Thryv, Inc. as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower.  Each Borrower hereby irrevocably appoints and authorizes Administrative Borrower (a) to provide Administrative Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), and (c) to take such action as Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  It is understood that the handling of the Loan Accounts and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Accounts and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.  To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Accounts and Collateral of Borrowers as herein provided or (ii) the Lender Group’s relying on any instructions of Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.14 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

17.15    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any parties hereto, each of the parties hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

17.16    Amendment and Restatement; No Novation.  This Agreement constitutes an amendment and restatement of the 2016 Credit Agreement effective from and after the Closing Date.  The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to any Secured Party under the 2016 Credit Agreement or the other “Loan Documents” (as defined in the 2016 Credit Agreement) or be deemed to be a repayment of all or any portion of such indebtedness or obligations.  On the Closing Date, (a) the credit facilities described in the 2016 Credit Agreement shall be amended and supplemented by the credit facilities described herein, (b) all “Loans,” “Letters of Credit,” and other obligations of the “Borrowers” and “Loan Parties” (in each case as defined in the 2016 Credit Agreement) outstanding as of such date under the 2016 Credit Agreement shall be deemed to be Loans, Letters of Credit, and other obligations of the Borrowers and Loan Parties outstanding under the corresponding facilities described herein, and (c) any reference to the 2016 Credit Agreement in any Loan Document shall be a reference to this Agreement.  Unless otherwise provided in this Agreement or in any other Loan Document, any fees and interest accrued under the 2016 Credit Agreement shall accrue up to (but not including) the Closing Date at the rates and in the manner provided in the 2016 Credit Agreement but shall be due and payable at the times and in the manner provided under this Agreement.  All costs and expenses which were due and owing under the 2016 Credit Agreement and related Loan Documents shall continue to be due and owing under, and shall be due and payable in accordance with, this Agreement.

17.17     Currency Indemnity.  If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Loan Documents, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the other Loan Documents in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the exchange rate at which Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency at the spot selling rate on the Business Day before the day on which judgment is given.  In the event that there is a change in the rate of exchange rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Administrative Agent of the amount due, the applicable Borrowers will, on the date of receipt by Administrative Agent, pay such additional amounts, if any, as may be necessary to ensure that the amount received by Administrative Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Administrative Agent is the amount then due under this Agreement or such other of the Loan Documents in the Currency Due.  If the amount of the Currency Due which Administrative Agent is able to purchase is less than the amount of the Currency Due originally due to it, the applicable Loan Parties shall indemnify and save Administrative Agent harmless from and against loss arising as a result of such deficiency.  The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Loan Documents or under any judgment or order.

17.18       Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”), in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:		THRYV, INC.,

a Delaware corporation

By:
Name:
Title:

GUARANTORS:		THRYV HOLDINGS, INC.,

a Delaware corporation

By:
Name:
Title:

THRYV INTERNATIONAL HOLDING, LLC,

a Delaware limited liability company

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association, as Administrative Agent, as Joint Lead Arranger, as Joint Book Runner, as Co-Collateral Agent, as a Lender and as Australian Security Trustee

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Joint Lead Arranger, Joint Bookrunner, Syndication Agent, Co-Collateral Agent and as a Lender

By:
Name:
Title:

CIT BANK, N.A., a national banking association, as a Lender

By:
Name:
Title:

Schedule 1.1
to Credit Agreement

As used in the Agreement, the following terms shall have the following definitions:

“ABL Priority Collateral” has the meaning specified therefor in the Intercreditor Agreement.

“Account” means an account (as that term is defined in the Code) and all Credit Card Accounts and all rights to payment, including those arising in connection with bank and non-bank credit cards.

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible, including any Credit Card Issuer or Credit Card Processor.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquired EBITDA” means, with respect to any Person or business acquired pursuant to an Acquisition for any period, the amount for such period of Consolidated EBITDA of any such Person or business so acquired (determined using such definitions as if references to Parent and its Subsidiaries therein were to such Person or business), as calculated by the Borrower in good faith and which shall be factually supported by historical financial statements or a quality of earnings report prepared by an independent third party accounting firm that is reasonably acceptable to the Administrative Agent; provided, that, notwithstanding the foregoing to the contrary, in determining Acquired EBITDA for any Person or business that does not have historical financial accounting periods which coincide with that of the financial accounting periods of Parent and its Subsidiaries (a) references to Reference Period in any applicable definitions shall be deemed to mean the same relevant period as the applicable period of determination for Parent and its Subsidiaries and (b) to the extent the commencement of any such Reference Period shall occur during a fiscal quarter of such acquired Person or business (such that only a portion of such fiscal quarter shall be included in such Reference Period), Acquired EBITDA for the portion of such fiscal quarter so included in such Reference Period shall be deemed to be an amount equal to (x) Acquired EBITDA otherwise attributable to the entire fiscal quarter (determined in a manner consistent with the terms set forth above) multiplied by (y) a fraction, the numerator of which shall be the number of months of such fiscal quarter included in the relevant Reference Period and the denominator of which shall be actual months in such fiscal quarter.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Equity Interests of any other Person.

“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

“Administrative Agent” has the meaning specified therefor in the preamble to the Agreement.

“Administrative Agent’s Account” means the Deposit Account of Administrative Agent identified on Schedule A-1 to this Agreement (or such other Deposit Account of Administrative Agent that has been designated as such, in writing, by Administrative Agent to Borrowers and the Lenders).

“Administrative Borrower” has the meaning specified therefor in Section 17.14 of the Agreement.

“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that, for purposes of the definition of Eligible Accounts and Section 6.10 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent’s Liens” means the Liens granted by each Loan Party and their Subsidiaries to Administrative Agent (including Australian Security Trustee) under the Loan Documents and securing the Obligations.

“Agent-Related Persons” means Administrative Agent, either Co-Collateral Agent, and their respective officers, directors, employees, attorneys, and agents.

“Agreed Currencies” means US Dollars and Australian Dollars.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Alpha Accounts” means Accounts due from AT&T or any of its Affiliates (other than any Loan Party or its Subsidiaries) from the sale of Accounts by any Loan Party to AT&T or any of its Affiliates (other than any Loan Party or its Subsidiaries) pursuant to the terms of the Billing and Collection Agreement.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Margin” means, as of any date of determination (a) with respect to Base Rate Loans, two percent (2.00%) and (b) with respect to LIBOR Rate Loans and Australian Bill Rate Loans, three percent (3.00%).

“Applicable Unused Line Fee Percentage” means 0.375%.

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Administrative Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(iii) of the Agreement.

“ASIC” means the Australian Securities and Investments Commission.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A to the Agreement.

“AT&T” means AT&T Inc.

“Attributable Debt” means, on any date, in respect of any lease of Parent or any Subsidiary entered into as part of a sale and leaseback transaction subject to Section 6.4(b), (a) if such lease is a Capitalized Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) if such lease is not a Capitalized Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease Obligation.

“Australia” means the Commonwealth of Australia.

“Australian Availability” means, as of any date of determination, the amount that Australian Borrowers are entitled to borrow as Australian Revolving Loans under Section 2.1 of the Agreement (after giving effect to the then outstanding Australian Revolver Usage).

“Australian Bill Rate” means, for any day, the rate per annum for the Australian Bank Bill Swap Rate as administered by ASX Benchmarks Pty Limited (or any other Person that takes over the administration of such rate) for a tenor equal to three (3) months displayed on page BBSY of the Thomson Reuters screen (the “Australian Bill Rate Screen Rate”) (or, in the event such rate does not appear on a Thomson Reuters page or screen, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and applied generally by the Administrative Agent to other credit facilities for which it acts as administrative agent for purposes of determining such rate) at or about 11:00am (Sydney, Australia time) (or such other time at which such rate customarily appears on that page, including if corrected, as recalculated and republished by the relevant administrator) on any relevant day (and, if such rate is below zero, the Australian Bill Rate shall be deemed to be zero).  When interest is determined in relation to Australian Bill Rate, each change in the interest rate will become effective each Business Day that Administrative Agent determines that the Australian Bill Rate has changed.

“Australian Bill Rate Loan” means a Revolving Loan denominated in Australian Dollars that bears interest at a rate determined by reference to the Australian Bill Rate.

“Australian Bill Rate Screen Rate” has the meaning specified in the definition of “Australian Bill Rate”.

“Australian Borrower” and “Australian Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.

“Australian Borrowing Base” means, as of any date of determination, as to Australian Borrowers, the result of:

(a)          the sum of

(i)          85% of the amount of Eligible Billed Accounts of such Australian Borrowers, plus

(ii)          65% of the amount of Eligible Installment Accounts of such Australian Borrowers, plus

(iii)          85% of the amount of Eligible Credit Card Accounts of such Australian Borrowers, plus

(iv)          85% of the amount of Eligible Telstra Accounts, minus

(b)          without duplication of any reserves established under the US Borrowing Base, the aggregate amount of reserves, if any, established by Administrative Agent under Section 2.1(c) of the Agreement.

Notwithstanding anything to the contrary set forth in the Agreement, (A) the amount of the Australian Borrowing Base shall be deemed to be zero dollars ($0) at all times until the occurrence of each of the following: (1) the Australian Joinder Effective Date with respect to Thryv Ausco and each of the Australian Sunshine Entities, (2) the Administrative Agent has received evidence, in form and substance satisfactory to Administrative Agent, that the Australian Security Trustee has a first priority Lien in the Collateral (except to the extent of Permitted Liens which by operation of law or pursuant to the express terms of the Loan Documents would have priority over the Liens securing the Obligations, permitted purchase money Liens, or the interests of lessors under Capital Leases and subject to the Intercreditor Agreement) of Thryv Ausco and each of the Australian Sunshine Entities and (3) Co-Collateral Agents have completed an appraisal and field examination with respect to the Accounts of the Australian Borrowers, in each case, reasonably satisfactory to Co-Collateral Agents and (4) Lenders shall have received all documentation and other information that is requested by and satisfactory to such Lenders in connection with Thryv Ausco and each of the Australian Sunshine Entities for purposes of complying with all necessary “know your customer” and applicable anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, and (B) in no event shall the sum of clause (a)(ii) above plus clause (a)(ii) of the definition of US Borrowing Base exceed seventy-five percent (75%) of the Maximum Revolver Amount.

“Australian Corporations Act” means the Corporations Act 2001 (Cth) of Australia.

“Australian Dollars” or “AUS$” means the lawful currency of Australia.

“Australian Excess Availability” means, as of any date of determination, the amount equal to Australian Availability minus the aggregate amount, if any, of all trade payables of Australian Borrowers and their Subsidiaries aged in excess of 60 days past their due date.

“Australian Featherweight Security Deed” means the featherweight security deed to be entered on or about the Australian Joinder Effective Date between Thryv Ausco, each Australian Sunshine Entity and the Australian Security Trustee, in form and substance reasonably satisfactory to the Administrative Agent.

“Australian General Security Deed” means the general security deed to be entered on or about the Australian Joinder Effective Date between Thryv Ausco, each Australian Sunshine Entity and the Australian Security Trustee, in form and substance reasonably satisfactory to Administrative Agent.

“Australian Guarantors” means collectively (together with their respective successors and assigns), any Person incorporated under the laws of Australia that at any time after the Fifth Amendment Effective Date becomes an Australian Guarantor (including Thryv Ausco and the Australian Sunshine Entities effective as of the Australian Joinder Effective Date), and “Australian Guarantor” means any one of them.

“Australian IWT” means any Taxes required to be withheld or deducted from any interest payment under Division 11A of Part III of the Australian Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth).

“Australian Joinder Effective Date” has the meaning specified therefor in Section 5.16 of the Agreement.

“Australian Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Australian Loan Party” means any Australian Borrower or Australian Guarantor.

“Australian Obligations” means all Obligations of the Australian Loan Parties.

“Australian Pension Plan” means a superannuation, retirement benefit or pension fund (whether established by deed or under any statute of Australia or any state or territory of Australia) contributed to by, or to which there is or may be an obligation to contribute by, any Loan Party in respect of its Australian employees and officers or former employees and officers.

“Australian PPSA” means the Personal Property Securities Act 2009 (Cth) of Australia.

“Australian Priority Payables Reserves” means, solely with respect to the Australian Borrowing Base, those reserves that Co-Collateral Agents deems necessary or appropriate, in their Permitted Discretion and subject to Section 2.1(c) with respect to amounts secured by any Liens, choate or inchoate, or with respect to any rights, whether imposed by applicable law in Australia or elsewhere (and including rights to the payment or reimbursement of any costs, charges or other amounts in connection with any insolvency proceeding), which rank or are capable of ranking in priority to (or pari passu) the Liens on the Collateral in favor of Administrative Agent or the Australian Security Trustee including, without limitation, to the extent applicable by operation of law, any such amounts due or which may become due and not paid for wages, long service leave, retrenchment, payment in lieu of notice, or vacation pay (including in all respects amounts protected by or payable pursuant to the Fair Work Act 2009 (Cth)) of Australia, any preferential claims as set out in the Australian Corporations Act, amounts due or which may become due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Taxation Administration Act 1953 (Cth) (but excluding Pay as You Go income withholding tax) and amounts in the future, currently or past due and not contributed, remitted or paid in respect of any Australian Pension Plan, together with any charges which may be levied by a Governmental Authority as a result of any default in payment obligations in respect of any Australian Pension Plan.

“Australian Revolver Usage” means, as of any date of determination, the amount of outstanding Australian Revolving Loans.

“Australian Revolving Loans” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“Australian Security Agreements” means (a) the Australian General Security Deed, (b) the Australian Featherweight Security Deed, (c) the Australian Specific Security Deed and (d) any other security document executed subsequent to the Fifth Amendment Effective Date by any Australian Loan Party to secure the Obligations, in each case, together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Australian Security Documents” means each Australian Security Agreement, together with all agreements, instruments, licenses, registrations, filings, authorizations, title deeds or other incidental, collateral or supplementary documents executed, prepared and/or delivered in connection with the Collateral or an Australian Security Agreement.

“Australian Security Trust Deed” means the security trust deed to be entered into on or about the Australian Joinder Effective Date, executed by, among others, TIH, Thryv Ausco, each Australian Sunshine Entity and the Australian Security Trustee.

“Australian Security Trustee” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Australian Specific Security Deed” means the specific security deed (marketable securities), to be entered on or about the Australian Joinder Effective Date, executed by TIH in favor of the Australian Security Trustee, in form and substance reasonably satisfactory to the Administrative Agent.

“Australian Subsidiary” means a Subsidiary that is organized or incorporated under the laws of Australia.

“Australian Sunshine Entities” means each of (a) the Sunshine SPV, (b) the Sunshine Target, (c) Project Sunshine II Pty Limited ACN 167 275 890, (d) Project Sunshine III Pty Limited ACN 167 276 066, (e) Project Sunshine IV Pty Limited ACN 167 276 226, (f) Sensis Pty Ltd ACN 007 423 912, (g) Sensis Holdings Pty Ltd ACN 090 894 769, (h) Citysearch Australia Pty. Ltd. ACN 076 673 857, (i) Australian Local Search Pty Limited ACN 109 826 351, and (j) Life Events Media Pty Limited ACN 118 014 298.

“Australian Tax Act” shall mean the Income Tax Assessment Act 1936 (Cth) of Australia.

“Australian Tax Consolidated Group” shall mean a “consolidated group” or an “MEC group” as defined in the Australian Tax Act.

“Australian TFA” means any tax funding agreement for Australian tax consolidation purposes.

“Australian TSA” means an agreement between the members of an Australian Tax Consolidated Group which takes effect as a tax sharing agreement under section 721-25 of the applicable Australian Tax Act and complies with the applicable Australian Tax Act and any applicable law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the applicable Australian Tax Act.

“Australian Whitewash Documents” means all documents (including all resolutions, notices of meeting, explanatory statements and forms) that are required to be lodged with ASIC in connection with the Australian Whitewash Transaction.

“Australian Whitewash Transaction” means the transaction by which Thryv Ausco and each Australian Sunshine Entity, among others: (i) passes all resolutions that are required to be passed in accordance with section 260B of the Australian Corporations Act to approve the giving of financial assistance in connection with the entry into and performance of obligations under each Loan Document to which it is proposed to be a party within the required time periods; and (ii) lodges all its relevant Australian Whitewash Documents with ASIC in accordance with section 260B of the Australian Corporations Act.

“Authorized Person” means any one of the individuals identified on Schedule A-2 to the Agreement, as such schedule is updated from time to time by written notice from Borrowers to Administrative Agent.

“Available Currency” means with respect to (a) Revolving Loans to be made to (and Letters of Credit issued for the account of) US Borrower, US Dollars, (b) Revolving Loans to be made to Australian Borrowers, US Dollars and Australian Dollars, and (c) with respect to Eligible Accounts, US Dollars and Australian Dollars, as applicable.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” means any one or more of the following financial products or accommodations extended to a Loan Party or any of their Subsidiaries by a Bank Product Provider:  (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by a Loan Party or any of their Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Co-Collateral Agents) to be held by Administrative Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Administrative Agent in its reasonable discretion as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by each Loan Party and its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Administrative Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Administrative Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a Loan Party or one of its Subsidiaries.

“Bank Product Provider” means Wells Fargo or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider.

“Bank Product Provider Agreement” means an agreement, in form and substance reasonably satisfactory to Administrative Agent, duly executed by the applicable Bank Product Provider, Loan Party, and Administrative Agent.

“Bank Product Reserves” means, as of any date of determination, those reserves that the Co-Collateral Agents deems necessary or appropriate, in the exercise of their Permitted Discretion, to establish based upon the Bank Product Providers’ determination of the liabilities and obligations of each Loan Party and its Subsidiaries in respect of Bank Product Obligations then provided or outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus ½%, (b) the LIBOR Rate plus one (1) percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (c) shall be deemed to be zero).

“Base Rate Loan” means each portion of the Revolving Loans that bears interest at a rate determined by reference to the Base Rate.

 “Benchmark” means, initially, with respect to (i) any Obligations, interest, fees, commissions or other amounts denominated in US Dollars or calculated with respect thereto, USD LIBOR or (ii) any Obligations, interest, fees, commissions or other amounts denominated in Australian Dollars or calculated with respect thereto, Australian Bill Rate Screen Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to any such benchmark rate, then “Benchmark” with respect to Obligations, interest, fees, commissions or other amounts denominated in such currency means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(d)(i).

“Benchmark Replacement” means, for any Available Tenor,

(a)        with respect to any Benchmark Transition Event or Early Opt-in Election with respect to a then-current Benchmark, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided, that in the case of any LIBOR Rate Loan denominated in an Agreed Currency (other than US Dollars), “Benchmark Replacement” shall mean the alternative set forth in clause (3) below:

(1)        the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment; provided that, if Administrative Borrower has provided a notification to the Administrative Agent in writing on or prior to such Benchmark Replacement Date that Administrative Borrower has a Hedge Agreement in place with respect to any of the Term Loans as of the date of such notice (which such notification the Administrative Agent shall be entitled to rely upon and shall have no duty or obligation to ascertain the correctness or completeness of), then the Administrative Agent, in its sole discretion, may decide not to determine the Benchmark Replacement pursuant to this clause (a)(1) for such Benchmark Transition Event or Early Opt-in Election, as applicable;

(2)          the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;

(3)         the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and Administrative Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (B) the related Benchmark Replacement Adjustment; or

(b)        with respect to any Term SOFR Transition Event and a Benchmark with respect to any Obligations, interests fees, commissions or other amounts denominated in Dollars or calculated with respect thereto, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

provided that, (i) in the case of clause (a)(1), if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)        for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(c)         the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such interest period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(d)         the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such interest period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark for the applicable Corresponding Tenor;

(2)       for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Administrative Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time; and

(3)      for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such interest period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate;

provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if such then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 2.12(d)(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with Administrative Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any then-current Benchmark, the earliest to occur of the following events with respect to such Benchmark:

(a)        in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)      in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(c)        in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 2.12(d)(i)(B); or

(d)        in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a)         a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Billing and Collection Agreement” means the Second Amended and Restated Agreement for AT&T Billing Solution Services, dated as of June 20, 2017, among YP LLC and Print Media LLC, individually and collectively as the customer, and AT&T Services, Inc., on behalf of Pacific Bell Telephone Company d/b/a AT&T California, Nevada Bell Telephone Company d/b/a AT&T Nevada, Illinois Bell Telephone Company d/b/a AT&T Illinois, Indiana Bell Telephone Company, Incorporated d/b/a AT&T Indiana, Michigan Bell Telephone Company d/b/a AT&T Michigan, The Ohio Bell Telephone Company d/b/a AT&T Ohio, Wisconsin Bell, Inc. d/b/a AT&T Wisconsin, and/or BellSouth Telecommunications, Inc. d/b/a AT&T Alabama, AT&T Florida, AT&T Georgia, AT&T Kentucky, AT&T Louisiana, AT&T Mississippi, AT&T North Carolina, AT&T South Carolina and AT&T Tennessee.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower Materials” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“Borrowers” means, collectively, US Borrowers and Australian Borrowers, and “Borrower” means any one of them.

“Borrowing” means a borrowing consisting of Revolving Loans made on the same day to the same Borrower or Borrowers in the same currency by the Lenders (or Administrative Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Administrative Agent in the case of an Extraordinary Advance.

“Borrowing Base” means the Australian Borrowing Base and the US Borrowing Base, individually or collectively, as the context requires.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan or Australian Bill Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in deposits in the applicable Available Currency.

“Capital Expenditures” means, for any period, without duplication, the additions to property, plant and equipment and other capital expenditures of Parent and its consolidated Subsidiaries for such period, determined in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Cash Dominion Trigger Period” means the period (a) commencing on the day that (i) an Event of Default occurs and is continuing or (ii) Total Excess Availability is less than or equal to the lesser of (A) twelve and one-half percent (12.5%) of the Maximum Revolver Amount at such time or (B) twelve and one-half percent (12.5%) of the Total Borrowing Base at such time and (b) continuing until the date that during the previous ninety (90) consecutive days, (i) no Event of Default has existed or (ii) Total Excess Availability has been greater than the lesser of (A) twelve and one-half percent (12.5%) of the Maximum Revolver Amount at such time or (B) twelve and one-half percent (12.5%) of the Total Borrowing Base at such time; provided, however, that the Cash Dominion Trigger Period may not be cured as contemplated by clause (b) more than two (2) times in any fiscal year or five (5) times during the term of this Agreement; provided, further, that up to two and one-half percent (2.50%) of suppressed Total Availability (that is, the amount by which the Total Borrowing Base exceeds the Maximum Revolver Amount) may be used in calculating Total Excess Availability for purposes of this definition.

“Cash Equivalents” means:

(a)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case, maturing or allowing for liquidation at the original par value at the option of the holder within one year from the date of acquisition thereof;

(b)          investments in commercial paper (other than commercial paper issued by Parent or any of its Affiliates) maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)          investments in certificates of deposit, banker’s acceptances, time deposits or overnight bank deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, and having a debt rating of “A-1” or better from S&P or “P-1” or better from Moody’s;

(d)          fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)          money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement,  merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“CFC” means a Foreign Subsidiary (other than the Sunshine Entities) that is a “controlled foreign corporation” under Section 957 of the Code and any Subsidiary owned directly or indirectly by such Foreign Subsidiary.

“CFC Holdco” means a Subsidiary substantially all the assets of which consist of Equity Interests in Foreign Subsidiaries that each constitute a CFC and/or Indebtedness or accounts receivable owed by Foreign Subsidiaries that each constitute a CFC or are treated as owed by any such Foreign Subsidiaries for U.S. federal income tax purposes.

“Change in Law” means the occurrence after the date of the Agreement of:  (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means that:

(a)        at any time, Parent shall fail to own or control, directly or indirectly, one hundred percent (100%) of the Equity Interests of Thryv entitled to vote in the election of members of the board of directors (or equivalent governing body) of Thryv;

(b)         at any time, Thryv shall fail to own or control, directly or indirectly, one hundred percent (100%) of the Equity Interests of each other Loan Party (other than (i) Parent and (ii) in connection with any transaction involving any such Loan Party expressly permitted under Section 6.3 or Section 6.4 of this Agreement that would result in such Loan Party no longer existing or the Equity Interests of such Loan Party no longer being, directly or indirectly, owned or controlled 100% by Thryv) entitled to vote in the election of members of the board of directors (or equivalent governing body) of each such Loan Party;

(c)         any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of the Equity Interests entitled to vote for members of the board of directors (or equivalent governing body) of Parent on a fully diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right) representing more than 40% of the total voting power of all of the outstanding Equity Interests of Parent; or

(d)          the occurrence of a change in control, or other similar provision, as defined in the Term Loan Credit Agreement or any agreement or instrument evidencing any other Indebtedness or Equity Interests in excess of $25,000,000 obligating Parent or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness or Equity Interests provided for therein.

“Chapter 11 Cases” means the bankruptcy cases commenced by Parent and its Subsidiaries in the United States Bankruptcy Court for the District of Delaware on May 17, 2016 by filing voluntary petitions under chapter 11 of the Bankruptcy Code.

“Closing Date” means the date of the making of the initial Revolving Loan (or other extension of credit) under the Agreement.

“Co-Collateral Agents” has the meaning set forth in the preamble to the Agreement.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Borrower or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Administrative Agent, the Australian Security Trustee or any other Secured Party under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Borrower’s or its Subsidiaries’ books and records, in each case, in form and substance reasonably satisfactory to Co-Collateral Agents.

“Collateral and Guarantee Requirement” means the requirement that:

(a)        Administrative Agent shall have received (i) from each US Loan Party either (A) a counterpart of the Guaranty and Security Agreement and the Intercreditor Agreement duly executed and delivered on behalf of such Loan Party or (B) in the case of any of its Subsidiaries that becomes a US Loan Party after the Closing Date, a supplement to the Guaranty and Security Agreement and Intercreditor Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary, (ii) from each Australian Loan Party, either (A) the documentation set forth in Section 5.16 and/or (B) in the case of any Australian Subsidiary that becomes an Australian Loan Party after the Fifth Amendment Effective Date, such supplements thereto as the Administrative Agent may reasonably require and (iii) in the case of any Subsidiary that has been designated as a Discretionary Guarantor in accordance with the definition thereof, (A) in the case of an Australian Subsidiary, the documents described in clause (ii) above or (B) in the case of any other Foreign Subsidiary (other than an Australian Subsidiary), such documentation as Administrative Agent may reasonably require;

(b)        all outstanding Equity Interests of each Subsidiary of Parent shall have been pledged pursuant to the Guaranty and Security Agreement (except that Parent and each other Loan Party shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any first-tier Foreign Subsidiary or any Equity Interests of a Foreign Subsidiary that is not directly owned by a Loan Party) and Administrative Agent shall have received all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, that, notwithstanding the foregoing, no later than the earlier of (i) 90 days after the Fifth Amendment Effective Date and (ii) the date that such items are pledged to the Term Loan Agent pursuant to the Term Loan Documents (or such later date as the Administrative Agent may agree), all outstanding Equity Interests of Thryv Ausco and the Australian Sunshine Entities shall have been pledged pursuant to the Australian Specific Security Deed and the Australian General Security Deed and the Administrative Agent shall have received all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)         all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by Co-Collateral Agents or Required Lenders to be filed, registered or recorded to create the Liens intended to be created by the Loan Documents and perfect such Liens to the extent required by, and with the priority required by, the Guaranty and Security Agreement, shall have been filed, registered or recorded or delivered to Administrative Agent, for filing, registration or recording; and

(d)        each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Loan Documents (or supplements thereto) to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitor” means any Person engaged (whether directly or indirectly through the control of any other person) other than through Parent and its Subsidiaries in the business of providing yellow page services or other similar targeted advertising in North America; provided, that no potential assignee shall be deemed to be a Competitor on account of owning less than 10% (or, in the case of any Person that was a Term Loan Lender (as defined in the Reorganization Plan) as of the petition date, 20%) of the outstanding shares of equity securities of a Competitor so long as such potential assignee does not have the right to appoint, and no director, officer or employee of such potential assignee is, a director of such Competitor or any of its Subsidiaries.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C to the Agreement delivered by the chief financial officer or principal accounting officer of Administrative Borrower to Administrative Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Confirmation Order” means that certain order approving the Disclosure Statement and confirming the Reorganization Plan pursuant to the Bankruptcy Code entered by the bankruptcy court on July 15, 2016.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus

(a)       without duplication and (except in the case of clauses (a)(x) and (a)(v)(B) below) to the extent deducted in determining such Consolidated Net Income, the sum of:

(i)          Consolidated Interest Expense for such period,

(ii)       Taxes paid or provisions for Taxes, in each case, measured by net income, profits or capital (or any similar measures), including federal and state and local income Taxes, foreign income Taxes and franchise Taxes for such period,

(iii)       (A) depreciation and amortization for such period (including, without limitation, amortization of goodwill, software and other intangible assets) and (B) other non-cash charges or expenses (including impairment charges, write-offs, write-downs and non-cash compensation charges arising from the granting of stock options, stock appreciation rights, profits interests and/or similar arrangements),

(iv)      any non-recurring extraordinary charges or losses for such period (excluding losses from discontinued operations, but including any losses in connection with any actual or prospective legal settlement, fine, judgment or order); provided that in any applicable Reference Period the sum of (A) the aggregate amount of Net Extraordinary Charges and Losses added back to Consolidated EBITDA pursuant to this clause (a)(iv) in such Reference Period plus (B) the aggregate amount added back to Consolidated EBITDA pursuant to clauses (a)(v)(A) and (a)(v)(B) below in such Reference Period shall in no event exceed 15% of Consolidated EBITDA for such Reference Period,

(v)          (A) other cash expenses or charges (including restructuring charges, attributable to the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or similar programs, including expenses incurred in connection with inventory optimization programs, office or facility closure, relocation, headcount savings, product margin and integration savings, office or facility consolidations and openings, retention, severance, systems establishment costs, contract termination costs and reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses; provided that for any applicable Reference Period, the sum of (1) the aggregate amount of Net Extraordinary Charges and Losses added back to Consolidated EBITDA pursuant to clause (a)(iv) above in such Reference Period, plus (2) the aggregate amount added back to Consolidated EBITDA pursuant to this clause (a)(v)(A) and clause (a)(v)(B) below in such Reference Period shall in no event exceed 15% of Consolidated EBITDA for such Reference Period; and (B) the amount of any “run rate” synergies, operating expense reductions and other net cost savings and integration costs, in each case, projected by Parent in connection with Permitted Acquisitions, Dispositions (including the termination or discontinuance of activities constituting such business) and/or other operating improvement, restructuring, cost savings initiative or other similar initiative taken after the Fifth Amendment Effective Date that have been consummated during the applicable Reference Period (calculated on a pro forma basis as though such synergies, expense reductions and cost savings had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided, that (x) such synergies, expense reductions and cost savings are reasonably identifiable, factually supportable, expected to have a continuing impact on the operations of Parent and its Subsidiaries and have been determined by Parent in good faith to be reasonably anticipated to be realizable within 12 months following any such action as set forth in reasonable detail on a certificate of a Financial Officer of Parent delivered to the Administrative Agent, (y) no such amounts shall be added pursuant to this clause to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment, the definition of pro forma basis or otherwise and (z) for any applicable Reference Period, the sum of (1) the aggregate amount added pursuant to this clause (v)(B) for such Reference Period plus (2) the aggregate amount of Net Extraordinary Charges and Losses added back to Consolidated EBITDA pursuant to clause (a)(iv) above in such Reference Period, plus (3) the aggregate amount added back to Consolidated EBITDA pursuant to clause (a)(v)(A) above in such Reference Period shall in no event exceed 15% of Consolidated EBITDA for such period,

(vi)        payments of customary investment and commercial banking fees and expenses in connection with transactions permitted by this Agreement,

(vii)    cash premiums, penalties or other payments payable in connection with the early extinguishment or repurchase of Indebtedness,

(viii)      (A) Specified Charges for such period and/or (B) any earn-out and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) incurred in connection with the Fifth Amendment Transactions and/or any other acquisition and/or other Investment which is paid or accrued during such period and, in each case, adjustments thereof,

(ix)       the amount of any charge or expense that is actually reimbursed or reimbursable by one or more third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that in respect of any such charge or expense that is added back in reliance on this clause (a)(ix), the relevant Person in good faith expects to receive reimbursement for such charge or expense within the next four fiscal quarters (it being understood that to the extent any such reimbursement amount is not actually received within such four fiscal quarter period, such reimbursement amount shall be deducted in calculating Consolidated EBITDA for the last fiscal quarter of such period and each subsequent period which includes such quarter),

(x)        the amount of any proceeds of any business interruption insurance policy in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as the relevant Person in good faith expects to receive such proceeds within the next four fiscal quarters (it being understood that to the extent such proceeds are not actually received within such four fiscal quarter period, such proceeds shall be deducted in calculating for the last fiscal quarter of such period and each subsequent period which includes such quarter)), and/or

(xi)        any charge, expense or deduction that is associated with any Subsidiary and attributable to any non-controlling interest and/or minority interest of any third party,

minus

(b)          without duplication and to the extent included in determining such Consolidated Net Income,

(i)          consolidated interest income for such period,

(ii)        Federal, state, local and foreign income Tax credits of Parent and its Subsidiaries for such period (to the extent not netted from income Tax expense);

(iii)      all extraordinary, unusual or non-recurring gains (including any gains in connection with any actual or prospective legal settlement, fine, judgment or order);

(iv)         non-cash gains or non-cash items

(v)         any cash expense made during such period which represents the reversal of any non-cash expense that was added in a prior period pursuant to clause (b)(iii) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred; and

(vi)         cash rental and other cash payments made for such period pursuant to the Tucker Lease.

For purposes of this Agreement, Consolidated EBITDA shall exclude any non-cash impact attributable to the reduction in deferred revenue or reduction in deferred costs to balance sheet accounts as a result of the fair value exercise undertaken as required by purchase method of accounting for the transactions contemplated by any acquisition, in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Parent and its Subsidiaries in accordance with GAAP, interest expense (including (i) any amortization of any debt issuance cost and/or deferred financing fees, (ii) any interest expense attributable to Capital Leases and (iii) all net payment obligations pursuant to Hedge Agreements) for such period.

“Consolidated Net Income” means, for any period, the net income (or loss) of Parent and its Subsidiaries for such period, determined on a consolidated basis, without duplication, in accordance with GAAP and adjusted to eliminate any non-cash impact attributable to the reduction in deferred revenue or reduction in deferred costs to balance sheet accounts as a result of the fair value exercise undertaken as required by purchase method of accounting for the transactions contemplated by any Acquisition, in accordance with GAAP; provided, that, in calculating Consolidated Net Income of Parent and its Subsidiaries for any period, there shall be excluded:

(a)        the income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below) in which Parent or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to Parent or any of its Subsidiaries by dividend or other distribution during such period,

(b)         the income (or loss) any Person accrued prior to the date it becomes a Subsidiary of Parent or any of its Subsidiaries or is merged into or consolidated with Parent or any of its Subsidiaries or that Person’s assets are acquired by Parent or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a),

(c)         the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to Parent or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any Taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or Taxes,

(d)        the net income (or loss) of any Non-Wholly-Owned Subsidiary to the extent such net income (or loss) is attributable to the minority interest in such Subsidiary,

(e)          any gain or loss from Dispositions of Property during such period,

(f)         any gain or loss attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreement) and any cancellation of indebtedness income resulting from any purchase of any Term Loans by the Borrower under the Term Loan Credit Agreement,

(g)        any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights (including equity compensation to employees (including pursuant to pension plans)) and non-cash charges associated with the roll-over, acceleration or payout of Equity Interests by management of Administrative Borrower, Parent or any direct or indirect parent thereof in connection with the Fifth Amendment Transactions or other Permitted Acquisitions,

(h)        (i) any realized or unrealized gain and/or loss in respect of (A) any obligation under any Hedge Agreement as determined in accordance with GAAP and/or (B) any other derivative instrument pursuant to, in the case of this clause (B), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging and/or (ii) any realized or unrealized foreign currency exchange gain or loss (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedge Agreements for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk; provided, that notwithstanding anything to the contrary herein, any realized gain or loss in respect of any Designated Operational FX Hedge shall be included in the calculation of Consolidated Net Income;

(i)        (i) the effects of adjustments resulting from the application of purchase accounting, recapitalization accounting and/or acquisition method accounting, as applicable, in relation to the Fifth Amendment Transactions or any consummated acquisition or other similar investment or the amortization or write-off of any amount thereof, net of Taxes and (ii) the cumulative effect of changes in accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income; and

(j)          the amount of any contingent payments related to any Acquisition or Investment permitted hereunder that are treated as compensation expense in accordance with GAAP.

“Control Agreement” means (a) in the case of a US Loan Party, a control agreement, in form and substance reasonably satisfactory to Co-Collateral Agents, executed and delivered by a Borrower or one of its Subsidiaries, Administrative Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) and (b) in the case of an Australian Loan Party, an agreement, in form and substance reasonably satisfactory to the Australian Security Trustee, establishing “control” (for the purposes of Part 9.5 of the Australian PPSA) of such an account by the Australian Security Trustee.

“Controller” has the meaning given to it in section 9 of the Australian Corporations Act.

“Copyright Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified therefor in Section 17.18 of this Agreement.

“Credit Card Accounts” means all present and future rights of a Borrower to payment from any Credit Card Issuer or Credit Card Processor, including all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

“Credit Card Acknowledgments” means the agreements by parties to the Credit Card Agreements in favor of the Administrative Agent (or the Australian Security Trustee, as applicable) acknowledging the Administrative Agent’s first priority lien on and security interest in the monies due and to become due to the Loan Parties under the Credit Card Agreements of such Loan Parties, and agreeing to transfer all such amounts to a Cash Management Account.

“Credit Card Agreements” means all agreements (other than Credit Card Acknowledgments) now or hereafter entered into by a Borrower or for the benefit of a Borrower, in each case with any Credit Card Issuer or any Credit Card Processor with respect to sales transactions involving credit card or debit card purchases, including, but not limited to, the agreements set forth on Schedule 4.25 hereto.

“Credit Card Issuer” means any person (other than a Loan Party) who issues or whose members issue credit cards and other non-bank credit or debit cards, including credit or debit cards.

“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to a Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Three Month LIBOR” means, for any day the rate per annum for United States dollar deposits determined by Administrative Agent for the purpose of calculating the effective interest rate for loans that reference Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for the 3 month delivery of funds in amounts approximately equal to the principal amount of such loans (and, if such rate is below zero, the Daily Three Month LIBOR shall be deemed to be zero) as published by ICE Benchmark Administration Limited (“LIBOR Screen Rate”) (or any successor page or other commercially available source as the Administrative Agent may designate from time to time) which determination shall be made by Administrative Agent and shall be conclusive in the absence of manifest error.  When interest is determined in relation to Daily Three Month LIBOR, each change in the interest rate will become effective each Business Day that Administrative Agent determines that Daily Three Month LIBOR has changed.

“Debtor Relief Law” means the Bankruptcy Code, the Australian Corporations Act and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States, Australia or other applicable jurisdiction from time to time in effect.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement within one (1) Business Day of the date that it is required to do so under the Agreement (including the failure to make available to Administrative Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement), (b) notified Borrowers, Administrative Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Administrative Agent) under which it has committed to extend credit, (d) failed, within two (2) Business Day after written request by Administrative Agent or a Borrower, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it under the Agreement within one (1) Business Day of the date that it is required to do so under the Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent, (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) becomes the subject of a Bail-in Action.

“Defaulting Lender Rate” means (a) for the first three (3) days from and after the date the relevant payment is due, the LIBOR Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are LIBOR Rate Loans (inclusive of the Applicable Margin applicable thereto).

“Deposit Account” means any deposit account (as that term is defined in the Code) and any deposit account which has the meaning given to the term “ADI account” in the Australian PPSA.

“Designated Account” means the Deposit Account of Administrative Borrower identified on Schedule D-1 to the Agreement (or such other Deposit Account of Administrative Borrower located at Designated Account Bank that has been designated as such, in writing, by Borrowers to Administrative Agent).

“Designated Account Bank” has the meaning specified therefor in Schedule D-1 to the Agreement (or such other bank that is located within the United States that has been designated as such, in writing, by Borrowers to Administrative Agent).

“Designated Non-Cash Consideration” means the fair market value (as determined by Administrative Borrower in good faith) of non-cash consideration received by the Parent or any Subsidiary in connection with any Disposition pursuant to clause (d) of the definition of “Permitted Disposition” that is designated as Designated Non-Cash Consideration pursuant to a certificate of an authorized officer of Administrative Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).

“Designated Operational FX Hedge” means any Hedge Agreement entered into for the purpose of hedging currency-related risks in respect of the revenues, cash flows or other balance sheet items of Administrative Borrower or any of its Subsidiaries and irrevocably designated at the time entered into (or on or prior to the Fifth Amendment Effective Date, with respect to any Hedge Agreement entered into on or prior to the Fifth Amendment Effective Date) as a Designated Operational FX Hedge by Administrative Borrower in a writing to the Administrative Agent promptly after such Hedge Agreement is entered into.

“Dilution” means, as of any date of determination and with respect to any period selected by Administrative Agent, a percentage that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of five percent (5%).

“Disclosure Statement” means the Disclosure Statement for the Reorganization Plan filed in the Chapter 11 Cases at Docket No. 19, the adequacy of which was approved by the bankruptcy court pursuant to the Confirmation Order.

“Discretionary Guarantor” has the meaning assigned thereto in the definition of “Guarantor”.

“Disposed EBITDA” means, with respect to any Person or business that is sold or disposed of in a Disposition during any period, the amount for such period of Consolidated EBITDA of any such Person or business subject to such Disposition (determined using such definitions as if references to Parent and its Subsidiaries therein were to such Person or business), as calculated by the Borrower in good faith.

“Disposition” means the sale, transfer, license, lease or other disposition of any property (including any sale and leaseback transaction or division), whether in a single transaction or a series of related transactions, by any Loan Party or any Subsidiary thereof, and any issuance of Equity Interests by any Subsidiary of Parent to any Person that is not a Loan Party or any Subsidiary thereof. For the avoidance of doubt, the write-off of any assets subject to the Tucker Lease shall not be deemed to constitute a Disposition.

“Disqualified Equity Interests” shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit.

“Early Opt-in Election” means:

(a)          with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in US Dollars or calculated with respect thereto, if such Benchmark is USD LIBOR, the occurrence of:

(1)        a notification by the Administrative Agent to (or the request by Administrative Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding US Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based on SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)         the joint election by the Administrative Agent and Administrative Borrower to trigger a fallback from the LIBOR Screen Rate and the provision by the Administrative Agent of written notice of such election to the applicable Lenders; and

(b)       with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in the applicable Agreed Currency (other than US Dollars), the occurrence of:

(1)          a notification by the Administrative Agent to (or the request by Administrative Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding syndicated credit facilities denominated in such currency at such time contain (as a result of amendment or as originally executed) a new benchmark interest rate to replace such Benchmark; and

(2)          the joint election by Administrative Agent and Administrative Borrower to trigger a fallback from such Benchmark and the provision by Administrative Agent of written notice of such election to the applicable Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means Eligible Billed Accounts, Eligible Installment Accounts, Eligible Credit Card Accounts, Eligible Alpha Accounts and Eligible Telstra Accounts.

“Eligible Alpha Accounts” means Accounts due from AT&T or any of its Affiliates (other than any Loan Party or its Subsidiaries) which (a) otherwise meet the criteria in subclauses (c), (h), (l) and (m) of the definition of Eligible Billed Accounts, (b) arise from the sale of such Eligible Billed Accounts by any Loan Party to AT&T or any of its Affiliates (other than any Loan Party or its Subsidiaries) pursuant to the terms of the Billing and Collection Agreement and (c) are net of any amounts owed by any Loan Party to AT&T or any of its Affiliates pursuant to the terms of the Billing and Collection Agreement.

“Eligible Billed Accounts” means those Accounts (other than Credit Card Accounts, Alpha Accounts or Telstra Accounts) created by a Borrower in the ordinary course of its business, that arise out of such Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible for failing to satisfy one or more of the criteria set forth below.  In determining the amount to be included, Eligible Billed Accounts shall be calculated net of customer deposits, unapplied cash, taxes, discounts, credits, allowances, and rebates. In general, the Co-Collateral Agents on behalf of Lenders will not deem an Account to be an Eligible Billed Account unless it satisfies the following criteria:

(a)          delivery of the merchandise or the rendition of the services has been completed with respect to such Account;

(b)        no dispute has occurred with respect to such Account, the Account Debtor has not asserted any setoff, defense or counterclaim with respect to such Account, and there has not occurred any extension of the time for payment with respect to such Account without the consent of Co-Collateral Agents in their Permitted Discretion; provided that, (x) in the case of any dispute, setoff, defense or counterclaim with respect to an Account, the portion of such Account not subject to such dispute, setoff, defense or counterclaim will not be ineligible solely by reason of this clause (b) and (y) with respect to the extension of time, the consent of Co-Collateral Agents shall not be required to the extent such extension of time does not exceed the period permitted under clause (e) of this definition;

(c)         such Account is lawfully owned by a Loan Party free and clear of any Lien other than (i) Liens in favor of Administrative Agent (or the Australian Security Trustee, as applicable) for the benefit of the Secured Parties, (ii) Liens securing obligations under the Term Loan Documents and which are subject to the Intercreditor Agreement and (iii) Liens described in clause (c) of the definition of Permitted Liens and otherwise continues to be in conformity in all material respects with all representations and warranties made by a Loan Party to Administrative Agent and the Secured Parties with respect thereto in the Loan Documents;

(d)         such Account is unconditionally payable in US Dollars (or, solely in the case of Australian Bill Rate Loans, Australian Dollars) within 90 days from the invoice date (or, in the case of Accounts owing by Account Debtors who are designated as “national advertisers” placing ads in print directories, 105 days from the invoice date) and is not evidenced by a promissory note, chattel paper or any other instrument or other document;

(e)         no more than 90 days have elapsed from the invoice date (or, in the case of Accounts owing by Account Debtors who are designated as “national advertisers” placing ads in print directories, 105 days from the invoice date) and no more than 60 days have elapsed from the due date with respect to such Account;

(f)          such Account is not due from an Affiliate of a Loan Party;

(g)         such Account does not constitute an obligation of the United States, Australia or any other Governmental Authority (unless all steps required by Co-Collateral Agents in their Permitted Discretion in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act or any action under any state statute comparable to the Federal Assignment of Claims Act or issuing a notice of assignment in respect of the Account to the applicable Australian Governmental Authority, have been duly taken in a manner satisfactory to Co-Collateral Agents in their Permitted Discretion for such Accounts in the aggregate exceeding $5,000,000);

(h)         the Account Debtor (or the applicable office of the Account Debtor) with respect to such Account is (i) in the case of Accounts of US Borrowers, located in the United States, Puerto Rico or Canada, or (ii) in the case of Accounts of Australian Borrowers, located in Australia, unless, in each case, such Account is supported by a letter of credit or other similar obligation satisfactory to Co-Collateral Agents in their Permitted Discretion;

(i)          the Account Debtor with respect to such Account is not also a supplier to or creditor of a Loan Party, unless such Account Debtor has executed a no-offset letter satisfactory to Co-Collateral Agents in their Permitted Discretion;

(j)         not more than 50% of the aggregate amount of all Accounts of the Account Debtor with respect to such Account have remained unpaid 90 days past the invoice date (or, in the case of Accounts owing by Account Debtors who are designated as “national advertisers” placing ads in print directories, 105 days from the invoice date);

(k)          the invoice amount of such Eligible Billed Account, together with the sum of all Eligible Billed Accounts and Eligible Installment Accounts outstanding from the same Account Debtor and its Affiliates do not exceed 10% of the sum of the invoice amount of all Eligible Billed Accounts plus the sum of all Eligible Installment Accounts;

(l)          the Account Debtor with respect to such Account (i) has not filed a petition for bankruptcy or any other relief under any Debtor Relief Law, (ii) has not failed, suspended business operations, become insolvent or called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, (iii) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs or (iv) in the case of an Account Debtor who is an individual, is not an employee of a Loan Party or any of its Affiliates and has not died or been declared incompetent;

(m)        the Account Debtor with respect to such Account is not an entity subject to an OFAC Sanctions Program;

(n)        such Account does not represent a progress payment that is due prior to the completion of performance by the Loan Party under the subject contract for goods and services;

(o)        such Account is not due from an Account Debtor with respect to which a Loan Party has accelerated the due date of any billed or un-billed Accounts with respect to such Account Debtor and such acceleration is due to a credit issue with respect to such Account Debtor;

(p)         if such Accounts were acquired, or were owned by a Person acquired, in connection with a Permitted Acquisition (including, but not limited to, the Sunshine Acquisition), Co-Collateral Agents have completed an appraisal and field examination with respect to such Accounts, in each case, reasonably satisfactory to Co-Collateral Agents (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition); and

(q)         such Account is not otherwise unacceptable to Co-Collateral Agents, in the exercise of their Permitted Discretion.

“Eligible Credit Card Accounts” means those Credit Card Accounts of a Borrower that arise in the ordinary course of its business out of such Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible as a result of one or more of the criteria set forth below.  In determining the amount to be included, Eligible Credit Card Accounts shall be calculated net of fees.  In general, the Co-Collateral Agents on behalf of Lenders will not deem an Account to be an Eligible Credit Card Account if:

(a)         it has been outstanding for more than five (5) Business Days from the date of sale or such longer period as may be approved by the Administrative Agent in its Permitted Discretion;

(b)        a Borrower does not have valid title thereto, free and clear of any Lien (other than (i) Liens in favor of the Administrative Agent (or the Australian Security Trustee, as applicable) for the benefit of Lenders, (ii) Liens securing obligations under the Term Loan Documents and which are subject to the Intercreditor Agreement, (iii) Liens described in clause (c) of the definition of Permitted Liens and otherwise continues to be in conformity in all material respects with all representations and warranties made by a Loan Party to Administrative Agent and the Secured Parties with respect thereto in the Loan Documents and (iv) the offset or chargeback rights of such Credit Card Processors (which shall be governed by clause (d) below));

(c)        it is not subject to a first priority perfected security interest in favor of Administrative Agent (or the Australian Security Trustee, as applicable) on behalf of itself and the Lenders;

(d)         it is disputed or it is with recourse due to the creditworthiness of the cardholder, or with respect to which a claim, counterclaim, offset or chargeback has been asserted by the related Credit Card Processor (but such Credit Card Account is only ineligible to the extent of such dispute, counterclaim, offset or chargeback);

(e)        except as otherwise approved by the Co-Collateral Agents in writing, it is due from a major Credit Card Processor as to which the Administrative Agent has not received an acceptable (determined in its Permitted Discretion) Credit Card Acknowledgment;

(f)         the Credit Card Processor with respect to such Credit Card Account (A) has filed a petition for bankruptcy or any other relief under any Debtor Relief Law, (B) has failed, suspended business operations, become insolvent or called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or (C) has had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs;

(g)          it is due from a Credit Card Processor which is not located in the United States of America or Australia, as applicable;

(h)          it is not denominated in US Dollars (or, solely in the case of the Australian Borrowers, Australian dollars);

(i)          it does not constitute an “account” or a “payment intangible” (as such terms are defined in the UCC);

(j)          it is owed by, or arose from a transaction with, a Person subject to an OFAC Sanctions Program; or

(k)          such Credit Card Account is otherwise unacceptable to Co-Collateral Agents, in the exercise of their Permitted Discretion.

“Eligible Installment Accounts” means Accounts (other than Billed Accounts, Alpha Accounts, Telstra Accounts or Credit Card Accounts) which otherwise meet the criteria set forth in the definition of Eligible Billed Accounts (other than as set forth in clauses  (e) and (j)), but for the fact that an invoice has not been rendered to the Account Debtor; provided that no Eligible Installment Account may remain unbilled longer than thirteen (13) months; provided further that if (i) at any time 25% or more of the aggregate billed Accounts owing by an Account Debtor do not meet any of the criteria set forth in the definition of Eligible Billed Accounts, or (ii) at any time 25% or more of the aggregate Eligible Billed Accounts owing by an Account Debtor are more than thirty (30) days past due then, in either case, none of such Account Debtor’s unbilled Accounts will be deemed Eligible Installment Accounts hereunder.

“Eligible Telstra Accounts” means Telstra Accounts which (a) otherwise meet the criteria in subclauses (c), (h), (l) and (m) of the definition of Eligible Billed Accounts, (b) arise from the sale of such Eligible Billed Accounts by any Australian Borrower to Telstra or any of its Affiliates (other than any Loan Party or its Subsidiaries) and (c) are net of any amounts owed by any Loan Party to Telstra or any of its Affiliates.

“Eligible Transferee” means (a) any Lender (other than a Defaulting Lender), any Affiliate of any Lender and any Related Fund of any Lender; and (b) (i) a commercial bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (A) (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of $1,000,000,000; and (c) during the continuation of an Event of Default, any other Person approved by Administrative Agent.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, (a) that is sponsored, maintained or contributed to by any Loan Party or ERISA Affiliate or (b) to which any Loan Party or ERISA Affiliate has any liability, contingent or otherwise.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any of its Subsidiaries of any Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any of its Subsidiaries of any Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or its Subsidiaries, relating to the environment, the effect of the environment on employee health or exposure to Hazardous Materials.

“Environmental Liabilities” means all liabilities, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines and penalties incurred as a result of any claim or demand, or remedial action required, by any Governmental Authority.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Interest” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 and 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by any Loan Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (d) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (e) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA; (f) the receipt by any Loan Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by any Loan Party or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Exchange Rate” means on any date, as determined by Administrative Agent, the spot selling rate posted by Reuters on its website for the sale of the applicable currency for US Dollars at approximately 11:00 a.m. on such date; provided, that, if, for any reason, no such spot rate is being quoted, the spot selling rate shall be determined by reference to such publicly available service for displaying exchange rates as may be reasonably selected by Administrative Agent, or, in the event no such service is available, such spot selling rate shall instead be the rate reasonably determined by Administrative Agent as the spot rate of exchange in the market where its foreign currency exchange operations in respect of the applicable currency are then being conducted, at or about 11:00 a.m. on the applicable date for the purchase of the relevant currency for delivery two (2) Business Days later.

“Excluded Subsidiary” means (a) each CFC, (b) each Subsidiary that is a direct or indirect Subsidiary of a CFC, (c) each CFC Holdco, (d) any Subsidiary that (i) is prohibited by applicable law or by any contractual obligation existing on the Fifth Amendment Effective Date or existing at the time of acquisition of such Subsidiary after the Fifth Amendment Effective Date or such Person becoming a Subsidiary (and not incurred in contemplation of such acquisition or such Person becoming a Subsidiary), in each case, from guaranteeing the Obligations, but only so long as such prohibition exists or (ii) is subject to a requirement to obtain governmental (including regulatory) or third party (other than an Affiliate) consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) to provide a Guarantee of the Obligations (in each case, to the extent such requirement exists on the Fifth Amendment Effective Date or exists at the time of acquisition of such Subsidiary after the Fifth Amendment Effective Date or such Person becoming a Subsidiary (and not incurred in contemplation of such acquisition or such Person becoming a Subsidiary) that has not been obtained or received, but only for so long as such requirement or any replacement or renewal thereof is in effect and such consent, approval, license or authorization has not been obtained or received (it being understood and agreed that none of Parent, any Borrower and/or any of their respective Subsidiaries shall have any obligation to obtain (or seek to obtain) any such consent, approval, license or authorization), (e) any Foreign Subsidiary (other than any Australian Subsidiary), (f) any not-for-profit Subsidiary, (g) any captive insurance Subsidiary, (h) each Immaterial Subsidiary, (i) any special purpose entity engaging in receivables financing transactions permitted under this Agreement, (j) any bona fide joint ventures with non-affiliated third parties, (k) any Subsidiary with respect to which Administrative Agent and Administrative Borrower mutually agree that the provision of a Guarantee of the Obligations would reasonably be likely to result in material and adverse tax consequences to Parent or any of its Subsidiaries and (l) any other Subsidiary with respect to which Administrative Agent and Administrative Borrower mutually agree that the cost of providing a Guarantee of the Obligations would be excessive in relation to the benefit to be afforded thereby.  Notwithstanding the foregoing, in no event shall any Subsidiary that is an obligor or guarantor of (i) the Term Loan or any other Material Indebtedness, in any such case be an Excluded Subsidiary (other than a CFC that is a borrower thereunder to the extent (A) the Guarantee of the Obligations would result in material adverse tax consequences to Parent and its Subsidiaries or (B) clause (l) above applies).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the obligation of such Loan Party in respect of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Loan Party becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes and Australian withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrowers under Section 14.2) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 16.1, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 16.2, (d) any U.S. federal withholding Taxes imposed under FATCA and (e) any amounts paid or deducted from a payment to a Recipient in compliance with a notice or direction under section 260-5 Schedule 1 to the Taxation Administration Act 1953 (Cth) of Australia, section 255 of the Australian Tax Act or any analogous provisions.

“Existing Letters of Credit” means those letters of credit described on Schedule E-1 to the Agreement.

“Extraordinary Advances” has the meaning specified therefor in Section 2.3(d)(iii) of the Agreement.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the IRC, and any applicable intergovernmental agreement with respect thereto and applicable official implementing guidance thereunder.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means that certain fee letter, dated as of the Closing Date, even date with the Agreement, among the US Borrowers and Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent.

“Fifth Amendment” means the Fifth Amendment to Amended and Restated Credit Agreement, First Amendment to Guaranty and Security Agreement and Joinder, dated as of the Fifth Amendment Effective Date, by and among the Borrowers, Parent, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Fifth Amendment Effective Date” means March 1, 2021.

“Fifth Amendment Transactions” means, collectively, (a) the repayment in full of all Indebtedness outstanding under the Existing Credit Agreement (under and as defined in the Term Loan Credit Agreement), (b) the entry into the Term Loan Credit Agreement and the making of the Term Loan on the Term Loan Closing Date, (c) the closing of the Sunshine Acquisition, (d) the closing of the Fifth Amendment, (e) the repayment on the Fifth Amendment Effective Date of certain Indebtedness hereunder and (f) the payment of the Specified Charges incurred in connection with the foregoing.

“Financial Officer” means the chief financial officer, principal accounting officer, vice president of finance, treasurer or controller of Parent.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP, the ratio of (a) Consolidated EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (b) Fixed Charges for such period.

“Fixed Charges” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) consolidated interest expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash interest expense) during such period, (b) scheduled principal payments in respect of Indebtedness paid during such period, and (c) all federal, state, and local income taxes accrued during such period, (d) all management, consulting, monitoring, and advisory fees paid to Jason Mudrick or his Affiliates during such period, and (e) all Restricted Payments paid (whether in cash or other property, other than common Equity Interest) during such period.

“Floor” means, with respect to any Benchmark, the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to such Benchmark.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Foreign Subsidiary” means any Subsidiary that is not a US Subsidiary.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means, collectively, (a) US Guarantors, (b) Australian Guarantors, (c) each US Subsidiary or Australian Subsidiary of each Borrower that becomes a guarantor pursuant to Section 5.11 and (d) upon (i) Administrative Borrower’s request, (ii) at its sole discretion, the prior written consent of Administrative Agent, (iii) the receipt by the Lenders, the Issuing Bank and the Administrative Agent (or Australian Security Trustee, as applicable) of such documentation and other information requested by the Lenders, the Issuing Bank or the Administrative Agent (or Australian Security Trustee, as applicable) for purposes of complying with all necessary “know your customer” or other similar checks under applicable law, which documentation and information is satisfactory to the Lenders, the Issuing Bank and the Administrative Agent (or Australian Security Trustee, as applicable) and (iv) the satisfaction of the applicable conditions set forth in Section 5.11 and the Collateral and Guarantee Requirement, any Foreign Subsidiary (other than any Australian Subsidiary) that is not otherwise required to be a Guarantor to provide a Guarantee of the Obligations that becomes a guarantor pursuant to Section 5.11 (a “Discretionary Guarantor”); provided, that upon such an election pursuant to this clause (d) (and for so long as such election remains in effect) such Subsidiary shall no longer be deemed to be an Excluded Subsidiary.

“Guaranty and Security Agreement” means a guaranty and security agreement, dated as of the Closing Date and amended on the Fifth Amendment Effective Date, executed and delivered by each US Loan Party and each of the US Guarantors to Administrative Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources and (c) any flammable substances or explosives or any radioactive materials

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each Borrower and their Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

“Hedge Provider” means any Lender or any of its Affiliates; provided, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Hedge Provider unless and until Administrative Agent receives a Bank Product Provider Agreement from such Person and with respect to the applicable Hedge Agreement within 10 days after the execution and delivery of such Hedge Agreement with a Borrower or its Subsidiaries; provided further, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute Hedge Obligations.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses), (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any Guarantee of such Person of Indebtedness of others.  For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation. Notwithstanding anything to the contrary, in no event shall the obligations (including rental payments) under the Tucker Lease be deemed to be Indebtedness.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other Debtor Relief Law.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, Marks, Mark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of the Closing Date, executed and delivered by each Loan Party and each of their Subsidiaries, and Administrative Agent, the form and substance of which is reasonably satisfactory to Administrative Agent.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Fifth Amendment Effective Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) between the Administrative Agent and the Term Loan Agent, and acknowledged by Borrowers and Guarantors.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  For purposes of determining the amount of any Investment outstanding for purposes of Section 6.9, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment), but after giving effect to any repayments in cash of principal and/or payments in cash of interest in the case of any Investment in the form of a loan and any amount realized in respect of such Investment in the form of an equity Investment upon the sale, collection or return of capital (whether as a distribution, dividend, redemption or sale, but not to exceed the original amount invested).

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means Wells Fargo, PNC Bank, National Association with respect to the Existing Letters of Credit, or any other Lender that, at the request of Borrowers and with the consent of Administrative Agent, agrees, in such Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.11 of the Agreement, and Issuing Bank shall be a Lender.

“Joint Book Runners” has the meaning set forth in the preamble to the Agreement.

“Joint Lead Arrangers” has the meaning set forth in the preamble to the Agreement.

“Junior Indebtedness” means, with respect to Parent, the Borrower and its Subsidiaries, any (a) Subordinated Indebtedness and (b) Indebtedness secured by Liens that are junior to the Liens securing the Obligations.

“Landlord Reserve” means, as to each location at which a Borrower has books and records located and as to which a Collateral Access Agreement has not been received by Administrative Agent, a reserve in an amount equal to the greater of (a) the number of months’ rent for which the landlord will have, under applicable law, a Lien on any Collateral to secure the payment of rent or other amounts under the lease relative to such location, or (b) 3 months’ rent under the lease relative to such location.

“Lender” has the meaning set forth in the preamble to the Agreement, shall include Issuing Bank and the Swing Lender, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders (including Issuing Bank and the Swing Lender),  Australian Security Trustee, Administrative Agent and the Co-Collateral Agents, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including taxes and insurance premiums) required to be paid by any Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by any Secured Party, (b) documented out-of-pocket fees or charges paid or incurred by Administrative Agent, Australian Security Trustee and Co-Collateral Agents in connection with the Lender Group’s transactions with each Loan Party and its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Administrative Agent’s and Co-Collateral Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (d) Administrative Agent's customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Administrative Agent resulting from the dishonor of checks payable by or to any other Loan Party, (f) reasonable documented out-of-pocket costs and expenses paid or incurred by the Secured Parties to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Administrative Agent and Co-Collateral Agents related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 2.10 of the Agreement, (h) reasonable costs and expenses (including reasonable documented attorneys’ fees and expenses) of Administrative Agent, Australian Security Trustee and Co-Collateral Agents relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens (or the Liens of Australian Security Trustee) in and to the Collateral, or the Secured Parties’ relationship with any Loan Party or any of their Subsidiaries, (i) reasonable documented costs and expenses (including reasonable documented attorneys’ fees and due diligence expenses) incurred by Administrative Agent and Co-Collateral Agents in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including, CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Administrative Agent’s, Co-Collateral Agents’ and each Lender’s reasonable documented costs and expenses (including reasonable documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of their Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any remedial action with respect to the Collateral (provided that the fees and expenses of counsel that shall constitute Lender Group Expenses shall in any event be limited to one primary counsel, one local counsel in each reasonably necessary jurisdiction (including, without limitation, Australian counsel), one specialty counsel in each reasonably necessary specialty area, and one or more additional counsel if one or more conflicts of interest arise).

 “Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Issuing Bank.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Administrative Agent, including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11(k) of the Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Administrative Agent for the benefit of the Revolving Lenders in an amount equal to 105% of the then existing Letter of Credit Usage, (b) delivering to Administrative Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Administrative Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Administrative Agent with a standby letter of credit, in form and substance reasonably satisfactory to Administrative Agent, from a commercial bank acceptable to Administrative Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fee and all fronting fees set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Issuing Bank pursuant to a Letter of Credit.

“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Letter of Credit Usage on such date.

“Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of the Agreement.

“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.11(f) of the Agreement.

“Letter of Credit Related Person” has the meaning specified therefor in Section 2.11(f) of the Agreement.

“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

“LIBOR Rate” means Daily Three Month LIBOR.

“LIBOR Rate Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Screen Rate” has the meaning specified in the definition of “Daily Three Month LIBOR”.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest (including, without limitation, any “security interest” as defined in sections 12(1) and 12(2) of the Australian PPSA), or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any interest of a vendor or lessor under any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidity” means the sum of (a) the amount of unrestricted cash and Cash Equivalents of Borrowers that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and, solely with respect to any Deposit Account or Securities Account of a US Loan Party, which Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of a bank or securities intermediary located within the United States, plus (b) Total Availability.

“Loan” shall mean any Revolving Loan, Swing Loan or Extraordinary Advance made (or to be made) hereunder.

“Loan Accounts” means the US Loan Account and the Australian Loan Account, individually or collectively, as ---the context requires.

“Loan Documents” means the Agreement, the Control Agreements, the Copyright Security Agreement, any Borrowing Base Certificate, the Fee Letter, the Guaranty and Security Agreement, the Intercompany Subordination Agreement, any Issuer Documents, the Letters of Credit, the Patent Security Agreement, the Trademark Security Agreement, any Credit Card Acknowledgment, any Australian Security Documents, the Australian Security Trust Deed, any note or notes executed by Borrowers in connection with the Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by Parent, any Borrower or any of its Subsidiaries and any Secured Party in connection with the Agreement that is designated (other than with respect to any amendment to any Loan Document or any security agreement, which requires no such specific designation) as a “Loan Document”.

“Loan Party” means any Borrower or any Guarantor.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Marks” means  all  current  and  future  (i) trademarks, service  marks,  trade  styles,  and  logos (including all registrations and recordings thereof and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise) and (ii) trademark rights in any trade names, corporate names, company names, business names, fictitious business names, other source or business identifiers Internet domain names, subdomain names and social media account or page addresses (but excluding all other rights in the foregoing items in this subsection (ii), including any rights in any registrations or recordings for the foregoing items), and in each case of subsections (i) and (ii), all goodwill associated therewith and all common-law rights related thereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, material agreements, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Administrative Agent or the other Secured Parties under any of the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans but including, for the avoidance of doubt, Guarantees) of any one or more of Parent and its Subsidiaries, in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Parent or any of its Subsidiaries in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Material Subsidiary” means (a) each Borrower and (b) a Subsidiary that, together with its Subsidiaries on a consolidated basis, as of the date of the financial statements most recently delivered pursuant to Section 5.1 (i) generates annual revenue in excess of 2.5% of the Consolidated annual revenue of Parent and its Subsidiaries or (ii) owns assets the book value of which exceeds 2.5% of the Consolidated book value of the total assets of Parent and its Subsidiaries; provided, that no Subsidiary shall be excluded as a Material Subsidiary until, and for so long as, Administrative Borrower shall have designated such Subsidiary’s status as an Immaterial Subsidiary in writing to the Administrative Agent; provided, further, that no Subsidiary shall be excluded as a Material Subsidiary if the consolidated total assets or consolidated revenue of such Subsidiary, taken together with the consolidated total assets and consolidated revenue of all other Subsidiaries then excluded as Material Subsidiaries, exceeds 5.0% of the consolidated total assets or consolidated revenue, as the case may be, of Administrative Borrower and its Subsidiaries.

“Maturity Date” means the earlier of (a) March 1, 2026 or (b) ninety-one (91) days prior to the stated maturity date of the Term Loan.

“Maximum Australian Loan Amount” means US$40,000,000.

“Maximum Revolver Amount” means $175,000,000, unless decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c).

“Maximum US Loan Amount” means, at any time, (a) the Maximum Revolver Amount, minus (b) the Australian Revolver Usage.

“Moody’s” means Moody’s Investors Service, Inc.

“Mudrick” means Mudrick Capital Management L.P.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Extraordinary Charges and Losses” means, for any applicable Reference Period, an amount (which shall not be less than zero) equal to (a) the amount of non-recurring extraordinary charges and losses for such Reference Period minus (b) the amount of any extraordinary gains deducted from Consolidated EBITDA for such period pursuant to clause (a)(iii) of the definition thereof.

“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Non-Wholly-Owned Subsidiary” means any Subsidiary of Parent that is not Wholly-Owned.

“Obligations” means (a) all loans (including the Revolving Loans (inclusive of Extraordinary Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to any Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any other Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrowers are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations.  Without limiting the generality of the foregoing, the Obligations of Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under the Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any other Loan Party under any Loan Document.  Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“OFAC Sanctions Programs” means the laws, regulations and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as it has been or shall thereafter be renewed, extended, amended, or replaced, and the list of Specially Designated Nationals and Blocked Persons administered by OFAC, as such list may be amended from time to time.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Other Connection Taxes” means, with respect to a Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction or taxing authority imposing the Tax (other than any such connection arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13(b) or Section 14.2).

“Overadvance” means, as of any date of determination, that the Total Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11.

“Parent” has the meaning specified therefor in the preamble to the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning set forth in Section 13.1(f) of the Agreement.

“Patent Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.13 of the Agreement.

“Payment Conditions” means, with respect to any transaction or payment, the following:

(a)        as of the date of any such transaction or payment, and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(b)        as of the date of any such transaction or payment, on a pro forma basis after giving effect thereto, Total Excess Availability shall be greater than or equal to fifteen percent (15%) of the Maximum Revolver Amount,

(c)        for the thirty (30) day period immediately preceding such transaction or payment, average Total Excess Availability shall be greater than or equal to fifteen percent (15%) of the Maximum Revolver Amount,

(d)         as of the date of any such transaction or payment and after giving effect thereto, Parent’s Fixed Charge Coverage Ratio, calculated for the preceding trailing twelve month period ending closest to the date on which the transaction or payment shall have been consummated, determined on a pro forma basis as if such transaction or payment had been consummated during or at the end of such period, shall not be less than 1.00 to 1.00.

(e)        as of the date of any such transaction or payment and after giving effect thereto, Parent and its Subsidiaries on a consolidated basis shall be Solvent and Administrative Agent shall have received a customary officer’s certificate with respect thereto, and

(f)         Administrative Agent shall have received a certificate of a Financial Officer, certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisitions” means any Acquisition by Parent or any other Loan Party, so long as:

(a)          both before and immediately after giving effect thereto, each of the Payment Conditions is satisfied,

(b)          a substantial portion of the business of such acquired Person or business consists of one or more Permitted Businesses,

(c)         each US Subsidiary and/or Australian Subsidiary resulting from such Acquisition (and which survives such Acquisition), other than any Excluded Subsidiary, shall become a Loan Party and 100% of the Equity Interests of each such Subsidiary shall be owned directly by Parent and/or Loan Parties and shall have been pledged pursuant to the applicable Loan Documents (subject to the limitations of the pledge of Equity Interests of Foreign Subsidiaries set forth in the definition of “Collateral and Guarantee Requirement”), in each case, in accordance with and within the time periods provided for in Section 5.11 of this Agreement and the applicable Loan Documents,

(d)      the Collateral and Guarantee Requirement shall have been satisfied with respect to each such US Subsidiary and/or Australian Subsidiary (other than any Excluded Subsidiary) in accordance with and within the time periods provided for in Section 5.11 of this Agreement and the applicable Loan Documents,

(e)        such Acquisition shall be consensual and shall been approved by the board of directors (or comparable body) of the Person to be acquired and such Person has not announced that it will oppose such Acquisition or shall not have commenced an action which alleges that such Acquisition will violate applicable law,

(f)        no Indebtedness will be incurred, assumed, or would exist with respect to any Loan Party or their Subsidiaries as a result of such Acquisition, other than Indebtedness permitted under clause (f) of the definition of Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of any Loan Party or their Subsidiaries as a result of such Acquisition other than Permitted Liens,

(g)         Borrowers have provided Administrative Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be calculated by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, Parent and its Subsidiaries (i) would have been in compliance with the financial covenants in Section 7 of the Agreement for the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with the financial covenants in Section 7 of the Agreement for each of the 4 fiscal quarters in the period ended one year after the proposed date of consummation of such proposed Acquisition,

(h)      Borrowers have provided Administrative Agent with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one (1) year period following the date of the proposed Acquisition, on a quarter by quarter basis), but excluding for purposes of this clause (h) any Protected Information,

(i)        Borrowers have provided Administrative Agent with written confirmation, supported by reasonably detailed calculations, that after giving pro forma effect to such Acquisition, the assets being acquired or the Person whose Equity Interests are being acquired will not have a negative effect on Consolidated EBITDA of Parent and its Subsidiaries,

(j)        Borrowers have provided Administrative Agent with written notice of the proposed Acquisition at least fifteen (15) Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than five (5) Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition, but excluding for purposes of this clause (j) any Protected Information, and

(k)        the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States, Canada, Australia or the jurisdiction of organization of any Discretionary Guarantor, or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States, Canada, Australian or the jurisdiction of organization of any Discretionary Guarantor; provided, that, (i) an Acquisition by Parent of the assets of, or Equity Interests in, Camilyo (a software company based in Tel Aviv, Israel), which otherwise satisfies clauses (a) through (j) of this definition, shall not be excluded as a Permitted Acquisition by reason of this clause (k) and (ii) for purposes of clauses (c) and (d) of this definition, Acquisitions, to the extent that any Person or Property acquired in such Acquisition does not become a Guarantor or a part of a Guarantor, shall not be excluded as a Permitted Acquisition by reason of such clauses (c) and (d) as to Acquisitions during the term of this Agreement (for the period commencing after the Fifth Amendment Effective Date) that involve consideration not to exceed the aggregate amount of $25,000,000, except, that, the foregoing dollar cap set forth in clause (ii) above shall not apply to any Acquisition to the extent the Person so acquired (or the Person owning the assets so acquired) becomes a Guarantor even though such Person owns Equity Interests in Persons that are not otherwise required to become Guarantors hereunder, if not less than 80% of the Consolidated EBITDA of the Person(s) acquired in such Acquisition (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their respective Subsidiaries) is generated by Person(s) that will become Guarantors (i.e., disregarding any Consolidated EBITDA generated by Subsidiaries of such Guarantors that are not (or will not become) Guarantors).

“Permitted Business” means the telephone and internet, targeted print, marketing, digital and directory services businesses (including CRM applications) and businesses reasonably related, incidental or ancillary thereto or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Discretion” means a determination made in good faith and the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means:

(a)          Dispositions of (i) inventory in the ordinary course of business and/or (ii) used, surplus, obsolete or worn-out assets no longer used or useful in the business of Parent or any of its Subsidiaries;

(b)          Dispositions to Parent or a Subsidiary; provided, that any such Dispositions made to any Subsidiary that is not a Loan Party shall be made in compliance with Section 6.10;

(c)          sale and leaseback transactions permitted by Section 6.4(b);

(d)          sales, transfers and other dispositions of assets (other than ABL Priority Collateral and Equity Interests in a Subsidiary) to bona fide third parties that are not Affiliates of Parent and that are not permitted by any other clause of this Section; provided, that, (i) the aggregate cumulative fair market value of all assets sold, transferred or otherwise disposed of after the Term Loan Closing Date in reliance upon this clause (d) shall not exceed $20,000,000 and (ii) at least 75% of the consideration for such disposition shall consist of cash or Permitted Investments;

(e)          licensing or sublicensing (other than exclusive licenses or sublicenses) of Intellectual Property in the ordinary course of business in a manner that does not, and could not reasonably be expected to, materially interfere with the business of Parent and its Subsidiaries, taken as a whole;

(f)          the expiration of Intellectual Property in accordance with its statutory term or the abandonment or lapse of intellectual property in the ordinary course of business, in each case in a manner that does not, and could not reasonably be expected to, materially interfere with the business of Parent and its Subsidiaries, taken as a whole;

(g)         abandonment or lapse of Intellectual Property in the ordinary course of business in a manner that does not, and could not reasonably be expected to, materially interfere with the business of the Borrowers, taken as a whole;

(h)       Dispositions of cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(i)          the write-off, discount, sale or other Disposition, in each case without recourse, of accounts receivable and similar obligations arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(j)          the sale of Dispositions of accounts receivable in connection with, and as contemplated by, the Billing and Collection Agreement;

(k)          any involuntary loss, damage or destruction of property;

(l)       any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(m)      leases, subleases, licenses or sublicenses of real or personal property granted by Parent or any of its Subsidiaries to others in the ordinary course of business not detracting from the value of such real or personal property or interfering in any material respect with the business of Parent or any of its Subsidiaries, taken as a whole;

(n)          the Specified Disposition; provided that at the time of such Specified Disposition and after giving effect thereto, no Default or Event of Default shall have occurred and continuing or would result therefrom;

(o)          the Disposition, termination or unwinding of any Hedge Agreement;

(p)          the making of any Permitted Investment; and

(q)          Dispositions pursuant to any other transaction permitted in accordance with Section 6.3;

provided, that (x) all Dispositions permitted pursuant to clauses (c), (d), (h), (j) and (n) shall be made for at least 75% cash consideration (and any Designated Non-Cash Consideration received in respect of all such Dispositions having an aggregate fair market value not in excess of $5,000,000 shall be deemed to be cash), and (y) all sales, transfers, leases and other dispositions permitted by clauses (a)(i), (c), (d) and (n) above shall be made for fair value as determined in good faith by Administrative Borrower.

“Permitted Encumbrances” means:

(r)         Liens imposed by law for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) that (i) (A) are not yet delinquent and payable or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (B) the underlying taxes are the subject of Permitted Protests and (ii) do not have priority over Administrative Agent’s Lien;

(s)       carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are the subject of Permitted Protests;

(t)          pledges and deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, bank guarantees and other obligations of a like nature incurred in the ordinary course of business or in connection with the Sunshine Acquisition;

(u)          deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)          judgment Liens in respect of judgments or attachments that do not constitute a Default or an Event of Default under Section 8.3;

(w)          easements, zoning restrictions, rights-of-way, encroachments, other survey defects, rights or restrictions on Real Property that would be shown by a current, accurate survey or physical inspection, and similar encumbrances or irregularities in title or on record of Real Property, which in the aggregate are not substantial in amount and do not, or could not reasonably be expected to, materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any of its Subsidiaries;

(x)        (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction, (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account of the Borrowers or any Subsidiary thereof, (iii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted pursuant to Section 6.4 and (iv) Liens or rights of setoff against credit balances of Parent or any of its Subsidiaries with credit card issuers or credit card processors, or amounts owing by such credit card issuers or credit card processors to Parent or any of its Subsidiaries in the ordinary course of business, but not Liens on or rights of setoff against any other property or assets of Parent or any of its Subsidiaries, pursuant to applicable credit card agreements to secure the obligations of Parent or any of its Subsidiaries to such credit card issuers or credit card processors as a result of fees and chargebacks;

(y)       (i) leases, subleases, non-exclusive licenses or sublicenses granted to others in the ordinary course of business which do not (A) interfere in any material respect with the business of Parent or its Subsidiaries or (B) secure any Indebtedness and (ii) any interest or title of a lessor, sub-lessor, non-exclusive licensor or sub-licensor under leases, subleases, non-exclusive licenses or sublicenses entered into by any of Parent and its Subsidiaries as non-exclusive licensee, sub-licensee, lessee or sub-lessee in the ordinary course of business (and covering only the assets so leased or licensed) or any customary restriction or encumbrance with respect to the Property subject to any such lease, sublease, non-exclusive license or sublicense which do not (A) interfere in any material respect with the business of Parent or its Subsidiaries or (B) secure any Indebtedness;

(z)         the licensing or sublicensing (other than exclusive licenses or sublicenses) of Intellectual Property in the ordinary course of business in a manner that does not, or could not reasonably be expected to, materially interfere with the business of Parent and its Subsidiaries;

(aa)      any provision for the retention of title to any property by the vendor or transferor of such property, which property is acquired by Parent or a Subsidiary of Parent in a transaction entered into in the ordinary course of business of Parent or such Subsidiary of Parent and for which kind of transaction it is normal market practice for such retention of title provision to be included; and

(bb)      (i) Liens on Equity Interests of joint ventures securing capital contributions thereto and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements, in each case, with respect to Non-Wholly-Owned Subsidiaries which are not Loan Parties;

provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holder” means, collectively, (a) Mudrick and its Affiliates and (b) any fund or investment vehicle that (i) is organized by Mudrick for the purpose of making equity or debt investments in one or more companies and (ii) is advised, managed or controlled by, or under common control or management with, Mudrick, but in each case, excluding any portfolio companies of Mudrick or any portfolio companies of its co-investors. For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise.

“Permitted Indebtedness” means:

(a)          Indebtedness evidenced by the Loan Documents and any Bank Product Agreements;

(b)          Indebtedness set forth on Schedule 4.14 to the Agreement and any Refinancing Indebtedness in respect of such Indebtedness;

(c)          Permitted Intercompany Advances;

(d)          (i) Guarantees by Parent of Indebtedness of any other Loan Party and by any of its Subsidiaries of Indebtedness of Parent or any other Loan Party and (ii) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party (to the extent constituting a Permitted Investment (other than under clause (e) of such definition);

(e)        Indebtedness and Attributable Debt of Parent or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than by an amount not greater than fees and expenses, including premium and defeasance costs, associated therewith) or result in a decreased average weighted life thereof; provided, that (1) such Indebtedness or Attributable Debt is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (2) the aggregate principal amount of Indebtedness and Attributable Debt permitted by this clause (v), shall not exceed $30,000,000 at any time outstanding;

(f)        Indebtedness of any Person that becomes a Subsidiary of any Loan Party after the Closing Date and Refinancing Indebtedness in respect thereof; provided, that (A) such Indebtedness (other than Refinancing Indebtedness) exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary (except to the extent such Indebtedness refinanced other Indebtedness to facilitate such entity becoming a Subsidiary) and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $50,000,000 at any time outstanding;

(g)          the incurrence by any Loan Party of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, exchange rate, commodity price, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes,

(h)         Indebtedness under the Term Loan Credit Agreement in an aggregate principal amount not to exceed the Term Debt Cap (as such term is defined in the Intercreditor Agreement, as in effect on the date hereof) and any refinancings, renewals, substitutions or extensions of all of such Indebtedness; provided, however, that (i) the interest rate applicable thereto shall be a market interest rate, (ii) the scheduled maturity date for such Indebtedness is on or after the Maturity Date, (iii) such Indebtedness has an equal or longer weighted average life to maturity than the Term Loan as of the Fifth Amendment Effective Date, (iv) after giving effect to any such refinancing, renewal, substitution or extension, the amount of such Indebtedness is not greater than the amount of Term Loan Cap, (v) such Indebtedness does not have terms and conditions that would result in a material increase with respect to mandatory prepayments from the terms and conditions of the Term Loan Credit Agreement as of the Fifth Amendment Effective Date and (vi) the Liens on the ABL Priority Collateral securing any such obligations shall remain subordinate to the Liens on the ABL Priority Collateral securing the Obligations subject to the Intercreditor Agreement or intercreditor arrangements on substantially the same terms and conditions as in effect immediately prior to such refinancing, renewal, substitution or extension;

(i)       Indebtedness in an amount not to exceed $15,000,000 at any time outstanding of the Borrowers or any Subsidiary required in connection with cash management services and arrangements (other than pursuant to the Loan Documents);

(j)         (i) endorsement of instruments or other payment items for deposit in the ordinary course of business and/or (ii) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business;

(k)         Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;

(l)        contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, earn-out or similar obligation of any Loan Party or its Subsidiaries that are subordinated to the Obligations on terms satisfactory to the Administrative Agent incurred in connection with the consummation of one or more Permitted Acquisitions (including the Sunshine Acquisition);

(m)        Indebtedness composing Permitted Investments;

(n)        any other Indebtedness incurred by any Loan Party or any of their Subsidiaries in an aggregate outstanding amount not to exceed $25,000,000 at any one time;

(o)         Permitted Unsecured Indebtedness and/or Subordinated Indebtedness in an aggregate principal amount not to exceed $500,000,000 at any time outstanding;

(p)       Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business or in connection with the Sunshine Acquisition, and reimbursement obligations in respect of any of the foregoing;

(q)       Indebtedness arising under (i) the letters of credit of the Australian Sunshine Entities assumed by any Loan Party or any of its Subsidiaries pursuant to the Sunshine Acquisition Agreement and (ii) any bank guarantees issued in connection with such assumed letters of credit referred to in clause (i) in an aggregate amount not to exceed AUS$3,325,021.39;

(r)         Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of Parent or its Subsidiaries to purchase or redeem Equity Interests or options of Parent permitted pursuant to clause (i) of the definition of “Permitted Investments”; provided, that the aggregate principal amount of all such Indebtedness shall not exceed $5,000,000 at any time outstanding; and

(s)         the intercompany note issued on the Fifth Amendment Effective Date by Thryv Parabolica Limited, an entity organized under the laws of Malta, as issuer, in favor of Thryv Ausco in connection with the Sunshine Acquisition.

“Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party, (b) a Subsidiary of Parent that is not a Loan Party to another Subsidiary of Parent that is not a Loan Party, (c) a Subsidiary of Parent that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, or (d) a Loan Party to a Subsidiary that is not a Loan Party in amount not to exceed $25,000,000 at any time outstanding, provided, that, as of the date of the making of any such loan in connection with this clause (d), and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing.

“Permitted Investments” means:

(a)          Investments in cash and Cash Equivalents,

(b)         Investments existing on the date hereof and set forth on Schedule P-1, and any modification, replacement, renewal or extension thereof so long as such modification, renewal or extension thereof does not increase the amount of such original Investment except as otherwise permitted by Section 6.9;

(c)       to the extent not otherwise constituting a Permitted Intercompany Advance, other Investments (i) by Parent or its Subsidiaries in Subsidiaries that are Loan Parties immediately prior to the time of such Investments, except, that, (A) no Borrower shall make Investments of any ABL Priority Collateral to any Guarantor, (B) no US Borrower shall make Investments of any ABL Priority Collateral to any Australian Borrower and (C) no Australian Borrower shall make Investments of any ABL Priority Collateral to any US Borrower, and (ii) by any Subsidiary that is not a Loan Party in the Parent or any other Subsidiary;

(d)          Investments by Parent or any of its Subsidiaries consisting of capital expenditures permitted by this Agreement;

(e)          guarantees constituting Indebtedness permitted by Section 6.1;

(f)          Investments (including debt obligations and equity securities) received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g)          extensions of trade credit in the ordinary course of business;

(h)          Investments consisting of non-cash consideration received in respect of Dispositions to the extent permitted by Section 6.4;

(i)          Investments in the form of loans and advances by Parent and any of its Subsidiaries to their officers, directors and employees in the ordinary course of business in an aggregate amount at any time outstanding not in excess of $5,000,000;

(j)         other Investments in cash, so long as, as of the date of making any such Investment, and after giving effect thereto, each of the Payment Conditions shall have been satisfied;

(k)          Permitted Acquisitions;

(l)          Hedge Agreements entered into in compliance with this Agreement;

(m)        Permitted Intercompany Advances;

(n)         deposits of cash made in the ordinary course of business to secure performance of operating leases;

(o)          Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;

(p)          Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(q)          advances made in connection with purchases of goods or services in the ordinary course of business;

(r)        Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(s)          Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business;

(t)          the Sunshine Acquisition and any Investments made in connection therewith on the date of the consummation thereof;

(u)          without duplication, Investments in the form of Restricted Payments permitted pursuant to Section 6.7; and

(v)          the ownership by Thryv of Equity Interests of ChinaBig existing as of the Fifth Amendment Effective Date.

“Permitted Liens” means

(a)          Liens created under the Loan Documents;

(b)          Liens on the Collateral securing Indebtedness and other obligations under the Term Loan Documents; provided, that such Liens are subject at all times to the Intercreditor Agreement;

(c)          Permitted Encumbrances;

(d)       any Lien existing on the Closing Date and set forth in Schedule P-2 on any property or asset of Parent or any of its Subsidiaries; provided, that (A) such Lien shall not apply to any other property or asset of Parent or any of its Subsidiaries (other than proceeds) and (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(e)       any Lien existing on any property or asset prior to the acquisition thereof by Parent or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided, that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of Parent or any of its Subsidiaries (other than proceeds) and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount not in excess of fees and expenses, including premium and defeasance costs, associated therewith) or result in a decreased average weighted life thereof;

(f)         Liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness”; provided, that (A) such Liens shall be created substantially simultaneously with the acquisition, repair, construction, improvement or lease, as applicable, of the related property, (B) such Liens do not at any time encumber any property other than the property financed or improved by such Indebtedness, (C) the amount of Indebtedness secured thereby is not increased and (D) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair, construction, improvement or lease amount (as applicable) of such property at the time of purchase, repair, construction, improvement or lease (as applicable);

(g)       Liens on cash collateral and deposit accounts maintained by the lienholder as depository bank to secure (i) Indebtedness incurred pursuant to clause (i) of the definition of Permitted Indebtedness and/or (ii) Indebtedness incurred pursuant to clause (q) of the definition of Permitted Indebtedness; provided, that, in the case of clause (ii), the amount of such cash collateral shall not exceed the aggregate amount of such Indebtedness permitted pursuant to such clause (q);

(h)        Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(i)          Liens solely on any cash earnest money deposits made by a Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(j)          Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Administrative Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests;

(k)       Liens arising from the filing of precautionary UCC-1 financing statement that are filed by lessors with respect to operating leases entered into by the Loan Parties in the ordinary course of business;

(l)          Liens or rights of setoff against credit balances of Borrowers with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to Borrowers in the ordinary course of business, but not Liens on or rights of setoff against any other property or assets of Borrowers, pursuant to the Credit Card Agreements to secure the obligations of Borrowers to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;

(m)        Liens on cash collateral (and any deposit account which exclusively holds such cash collateral) maintained by such depository bank to secure Indebtedness incurred pursuant to clause (q) of “Permitted Indebtedness”; provided that the amount of such cash collateral shall not exceed the aggregate amount of the Indebtedness permitted pursuant to clause (q) of “Permitted Indebtedness”;

(n)       (i) Liens not otherwise permitted by clauses (a) through (l) of this definition securing obligations other than Indebtedness and (ii) involuntary Liens not otherwise permitted hereunder securing Indebtedness, which in the case of clauses (i) and (ii) hereof, are in not excess of an aggregate amount at any time outstanding of (1) if encumbering Collateral other than ABL Priority Collateral, $25,000,000 and (2) if encumbering ABL Priority Collateral, $1,000,000; and

(o)        in respect of each Australian Loan Party, a Lien that is a deemed security interest under section 12(3) of the Australian PPSA which does not secure payment or performance of an obligation.

“Permitted Protest” means the right of any Loan Party or any of their Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), or rental payment; provided that (a) a reserve with respect to such obligation is established on such Loan Party’s or such Subsidiary’s books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Subsidiary, as applicable, in good faith, and (c) Administrative Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Unsecured Indebtedness” means unsecured Indebtedness that (i) provides solely for interest to be payable in-kind and not in cash,  (ii) has a maturity date that is 180 days or more after the scheduled maturity date of the Term Loan, (iii) has covenants and other terms which, taken as a whole, are no more restrictive to Parent and its Subsidiaries in any material respect than the terms of this Agreement, taken as a whole, except for terms with respect to such Subordinated Indebtedness that are applicable only to the period after the date that is 180 days after the Latest Maturity Date (as defined in the Term Loan Credit Agreement) in effect at the time of incurrence of such Permitted Unsecured Indebtedness; provided, that such Indebtedness may have covenants and terms that are more restrictive in respect of the incurrence of additional unsecured Indebtedness; provided, further, that a certificate of an authorized officer of Administrative Borrower delivered to the Administrative Agent prior to the incurrence or assumption of such Permitted Unsecured Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Permitted Unsecured Indebtedness and substantially final drafts of the documentation related thereto, stating that Administrative Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement of clause (iii), and (iv) does not require any payments of principal thereof until the Obligations and the Term Loans have been paid in full.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 of ERISA be deemed to be) an employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“Pro Rata Share” means, as of any date of determination:

(a)         with respect to a Lender’s obligation to make all or a portion of the Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans, and with respect to all other computations and other matters related to the Revolver Commitments or the Revolving Loans, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders,

(b)       with respect to a Lender’s obligation to participate in the Letters of Credit, with respect to such Lender’s obligation to reimburse Issuing Bank, and with respect to such Lender’s right to receive payments of Letter of Credit Fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that if all of the Revolving Loans have been repaid in full and all Revolver Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined as if the Revolver Commitments had not been terminated and based upon the Revolver Commitments as they existed immediately prior to their termination, and

(c)         with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full, all Letters of Credit have been made the subject of Letter of Credit Collateralization, and all Commitments have been terminated, Pro Rata Share under this clause shall be determined as if the Revolving Loan Exposures had not been repaid, collateralized, or terminated and shall be based upon the Revolving Loan Exposures as they existed immediately prior to their repayment, collateralization, or termination.

“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Protected Information” information (a) in respect of which, and to the extent that, disclosure to Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable law, (b) to the extent that such information is subject to any confidentiality agreement (unless mutually agreeable arrangements can be made to preserve such information as confidential in the good faith determination of Administrative Borrower), (c) to the extent that such information is classified or otherwise constitutes non-financial trade secrets or non-financial proprietary information of any Person or (d) to the extent that such information is subject to any attorney-client privilege or similar privilege or constitutes attorney work product; provided, that Administrative Borrower shall notify Administrative Agent if any such information is being withheld as a result of any of clauses (a) through (d) above and shall use its commercially reasonable efforts to describe, to the extent both feasible and permitted under applicable law or applicable confidentiality obligation, or without waiving such attorney-client privilege, as applicable, the applicable information (including via redaction) and seek to obtain necessary waivers to the disclosure of such information; provided, further, that any such confidentiality obligation was not entered into in contemplation of the requirements of this definition.

“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.

“Public Lender” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. §5390(c)(8)(D).

“QFC Credit Support” has the meaning specified therefor in Section 17.19 of this Agreement.

“Qualified Equity Interest” means and refers to any Equity Interests issued by Parent  (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Real Property” means any freehold estates or interests in real property now owned or hereafter acquired by any Loan Party or one of its Subsidiaries and the improvements thereto.

“Receivable Reserves” means, as of any date of determination, those reserves that Co-Collateral Agents deem necessary or appropriate, in their Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including Dilution Reserves and reserves for rebates, discounts, warranty claims, and returns) with respect to Eligible Accounts, the Maximum Revolver Amount, the Maximum US Loan Amount or the Maximum Australian Loan Amount.

“Recipient” means the Administrative Agent, any Lender or any Issuing Bank.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Reference Period” means, as of any date of determination, the period of four (4) consecutive fiscal quarters ended on or immediately prior to such date for which financial statements of Parent and its Subsidiaries have been delivered to the Administrative Agent hereunder.

 “Reference Time” with respect to any setting of any then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Debt” has the meaning assigned to such term in the definition of Refinancing Indebtedness.

“Refinancing Indebtedness” means Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to extend, renew or refinance existing Indebtedness (“Refinanced Debt”); provided, that (a) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of, and unpaid interest on, the Refinanced Debt plus the amount of any premiums paid thereon and fees and expenses associated therewith, (b) such Indebtedness has a later maturity and a longer weighted average life than the Refinanced Debt, (c) such Indebtedness bears a market interest rate (as reasonably determined in good faith by the board of directors of Parent) as of the time of its issuance or incurrence, (d) if the Refinanced Debt or any guarantees thereof are subordinated to the Obligations, such Indebtedness and guarantees thereof are subordinated to the Obligations on terms no less favorable to the holders of the Obligations than the subordination terms of such Refinanced Debt or guarantees thereof (and no Loan Party that has not guaranteed such Refinanced Debt guarantees such Indebtedness), (e) such Indebtedness contains covenants and events of default and is benefited by guarantees (if any) which, taken as a whole, are reasonably determined in good faith by the board of directors of Parent not to be materially less favorable to the Lenders than the covenants and events of default of or guarantees (if any) in respect of such Refinanced Debt, (f) if such Refinanced Debt or any guarantees thereof are secured, such Indebtedness and any guarantees thereof are either unsecured or secured only by such assets as secured the Refinanced Debt and guarantees thereof, (g) if such Refinanced Debt and any guarantees thereof are unsecured, such Indebtedness and guarantees thereof are also unsecured, (h) such Indebtedness is issued only by the issuer of such Refinanced Debt and (i) the proceeds of such Indebtedness are applied promptly (and in any event within forty-five (45) days) after receipt thereof to the repayment, repurchase or other retirement of such Refinanced Debt. Notwithstanding anything herein to the contrary, any refinancing, renewal, substitution or extension of the Term Loans permitted pursuant to clause (h) of the definition of “Permitted Indebtedness” shall be deemed to constitute “Refinancing Indebtedness” for all purposes of this Agreement and the other Loan Documents.

“Register” has the meaning set forth in Section 13.1(e) of the Agreement.

“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of LIBOR Rate Loans denominated in US Dollars, the Board of Governors and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of LIBOR Rate Loan denominated in any Agreed Currency (other than US Dollars), (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any LIBOR Rate Loan denominated in US Dollars, the applicable LIBOR Screen Rate or (ii) with respect to any Australian Bill Rate Loan denominated in Australian Dollars, the Australian Bill Rate Screen Rate.

“Reorganization Plan” means the Debtors’ Joint Prepackaged Chapter 11 Plan for Parent and its debtor Subsidiaries, including any exhibits, supplements, appendices and schedules thereto, dated May 16, 2016 and filed with the bankruptcy court on the petition date, as amended, supplemented or otherwise modified from time to time in accordance with the terms and as confirmed by the bankruptcy court pursuant to the Confirmation Order.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Reporting Trigger Period” means the period (a) commencing on the day that (i) an Event of Default occurs and is continuing or (ii) Total Excess Availability is less than fifteen percent (15%) of the Maximum Revolver Amount at such time, and (b) continuing until the date that during the previous ninety (90) consecutive days, (i) no Event of Default has existed and (ii) Total Excess Availability has been greater than fifteen percent (15%) of the Maximum Revolver Amount at such time; provided, however, that Reporting Trigger Period may not be cured as contemplated by clause (b) more than two (2) times in any fiscal year.

“Required Lenders” means, at any time, Lenders having or holding more than 50% of the sum of the aggregate Revolving Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders and (ii) at any time there are three (3) or fewer Lenders (with any Lender and its Affiliates being counted as one Lender for purposes of this definition), Required Lenders shall mean all Lenders.

“Reserves” means, without duplication, as of any date of determination, those reserves (other than Receivable Reserves and Bank Product Reserves) that Co-Collateral Agents deem necessary or appropriate, in their Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves with respect to (a) sums that any Borrower or its Subsidiaries are required to pay under any Section of the Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (b) amounts owing by any Loan Party or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Co-Collateral Agents likely would have a priority superior to Administrative Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, and (c) fluctuations in the Exchange Rate of Available Currencies and other currencies into US Dollars) with respect to the Total Borrowing Base, the Maximum Revolver Amount, the Maximum US Loan Amount or the Maximum Australian Loan Amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means to (a) declare or pay any dividend or make any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Parent (including any payment in connection with any merger or consolidation involving Parent) or to the direct or indirect holders of Equity Interests issued by Parent in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Parent, or (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Parent) any Equity Interests issued by Parent, and (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Parent now or hereafter outstanding, and (d) make, or cause or suffer to permit Parent or any of its Subsidiaries to make, any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Revolver Commitment” means, with respect to each Revolving Lender, its Revolver Commitment, and, with respect to all Revolving Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Revolving Lender under the Agreement, as such amounts may be reduced from time to time pursuant to Section 2.4(c) or assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Revolving Lender” means a Lender that has a Revolver Commitment or that has an outstanding Revolving Loan.

“Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.

“Revolving Loans” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“S&P” means Standard & Poor’s Rating Group.

“Sanctioned Country” means a country or territory or a government of a country or territory that is a target of comprehensive, country-wide or territory-wide Sanctions, including a target of any such Sanctions administered and enforced by OFAC.  For greater certainty, such countries and territories currently consist of Cuba, Iran, North Korea, Syria, and the Crimea Region of Ukraine.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is otherwise a target of Sanctions, (c) any Person operating, organized under the law of or resident in a Sanctioned Country, or (d) any Person directly or indirectly majority owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, trade embargoes, anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by:  (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Secured Parties” means (a) Administrative Agent (including in its capacity as Australian Security Trustee), (b) Co-Collateral Agents, (c) the Australian Security Trustee, (d) each member of the Lender Group, (e) each Bank Product Provider, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Sensis Holdings” means Sensis Holding Limited, a private limited company incorporated under the laws of England and Wales.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital,  (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Charges” means all expenses, fees, charges and other amounts (other than depreciation or amortization expense) related to (a) the Fifth Amendment Transactions, (b) any Permitted Acquisitions and (c) any offerings of Equity Interests, Investments, dispositions, Restricted Payments, recapitalizations or incurrence of Indebtedness or any other transaction not prohibited under this Agreement, in each case, whether or not consummated, (including, without limitation, any financing fees, merger and acquisition fees, legal fees and expenses, financial advisory fees, due diligence fees or any other fees and expenses in connection therewith), in each case, to the extent paid within nine (9) months of the Fifth Amendment Effective Date or the closing or termination of such other transaction, as applicable, including (i) such fees, expenses, or charges related to the incurrence of the Loans hereunder and all fees, costs, or expenses incurred or paid by Parent, the Borrowers, or any of their respective Subsidiaries in connection Fifth Amendment Transactions, this Agreement, and the other Loan Documents, and the transactions contemplated hereby and thereby, (ii) such fees, expenses, or charges related to the offering of the Loan Documents and any other credit facilities or debt issuances, and (iii) any amendment or other modification of the Loans hereunder or other Indebtedness, and, in each case, deducted (and not added back) in computing Consolidated Net Income.

“Specified Disposition” means the sale or other disposition of the real property of Parent or its Subsidiaries located in Moraine, Ohio.

“Specified Transaction” means (a) any Disposition having gross sales proceeds in excess of $25,000,000, (b) any Permitted Acquisition or other similar Investment, (c) the Fifth Amendment Transactions, (d) any capital contribution in respect of Qualified Equity Interests or any issuance of Qualified Equity Interests (other than any Specified Equity Contribution (as defined in the Term Loan Credit Agreement)), and (e) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Standard Letter of Credit Practice” means, for Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Subordinated Indebtedness” means any unsecured Indebtedness of any Loan Party or any of their Subsidiaries incurred from time to time that is subordinated in right of payment to the Obligations and (a) that is only guaranteed by the Guarantors, (b) that is not subject to scheduled amortization, redemption, sinking fund or similar payment and does not have a final maturity, in each case, on or before the date that is six months after the Maturity Date, (c) that does not include any financial covenants or any covenant or agreement that is more restrictive on any other Loan Party in any material respect than any comparable covenant in the Agreement (except for terms with respect to such Subordinated Indebtedness that are applicable only to the period after the date that is 180 days after the Latest Maturity Date (as defined in the Term Loan Credit Agreement) in effect at the time of incurrence of such Subordinated Indebtedness) and is otherwise on terms and conditions reasonably acceptable to Administrative Agent, provided, that a certificate of an authorized officer of Administrative Borrower delivered to the Administrative Agent prior to the incurrence or assumption of such Subordinated Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Subordinated Indebtedness and substantially final drafts of the documentation related thereto, stating that Administrative Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement of clause (c); and (d) shall be limited to cross-payment default and cross-acceleration to designated “senior debt” (including the Obligations”), and (e) the terms and conditions of the subordination are reasonably acceptable to Administrative Agent.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Where it relates to any Australian Loan Party, “Subsidiary” means a subsidiary within the meaning given in Part 1.2 Division 6 of the Australian Corporations Act. Unless context otherwise requires, references herein to a “Subsidiary” mean a Subsidiary of the Parent.

“Sunshine Acquisition” means the acquisition of all the Equity Interests of the Sunshine Entities by Thryv Ausco pursuant to the Sunshine Acquisition Agreement.

“Sunshine Acquisition Agreement” means that certain Share Purchase Agreement, dated as of the Sunshine Acquisition Effective Date and relating to the Sunshine Acquisition, together with all exhibits and schedules thereto and all agreements expressly contemplated thereby.

“Sunshine Acquisition Effective Date” means the “Sunshine Acquisition Effective Date” (as such term is defined in the Term Loan Agreement, as in effect on the date hereof).

“Sunshine Entities” means, collectively, (i) Sensis Holding Limited (UK), a private limited company incorporated under the laws of England and Wales and (ii) the Australian Sunshine Entities.

“Sunshine SPV” means Sunshine NewCo Pty Ltd., an Australian proprietary limited company, 100% of the Equity Interests of which are directly owned by Telstra immediately prior to the consummation of the Sunshine Acquisition.

“Sunshine Target” means Project Sunshine I Pty Limited ACN 167 275 818, an Australian proprietary limited company.

“Supermajority Lenders” means, at any time, Lenders having or holding more than 66 2/3% of the aggregate Revolving Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders and (ii) at any time there are fewer than three (3) Lenders (with any Lender and its Affiliates being counted as one Lender for purposes of this definition), Supermajority Lenders shall mean all Lenders.

“Supported QFC” has the meaning specified therefor in Section 17.18 of the Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Lender” means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Administrative Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of the Agreement.

“Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.

“Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Swing Loans on such date.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“Telstra” means Telstra Corporation Limited, an Australian public limited liability company.

“Telstra Accounts” means Accounts due from Telstra or any of its Affiliates (other than any Loan Party or its Subsidiaries) from the sale of Accounts by any Australian Borrower to Telstra or any of its Affiliates (other than any Loan Party or its Subsidiaries) pursuant to the terms of the White Pages Agreement, dated as of February 28, 2014, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Term Loan” means the “Term Loans” as defined in the Term Loan Credit Agreement.

“Term Loan Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent under the Term Loan Credit Agreement, in its capacity as collateral agent under the “Security Documents” (as defined in the Term Loan Credit Agreement) and, where the context requires, in its capacity as Australian Security Trustee, and each of its successors and assigns in such capacity.

“Term Loan Cap” has the meaning specified therefor in clause (h) of the definition of “Permitted Indebtedness”.

“Term Loan Closing Date” means March 1, 2021.

“Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of the Term Loan Closing Date, by and among Parent, Thryv, the Term Loan Agent and Term Loan Lenders, as the same may hereafter be further amended, restated, amended and restated, modified, supplemented, extended, renewed, restated, refinanced or otherwise replaced in accordance with the terms of the Intercreditor Agreement.

“Term Loan Debt Buyback” shall mean any assignment or repurchase of the Term Loans made pursuant to Section 10.9(g) of the Term Loan Credit Agreement.

“Term Loan Documents” means the “Loan Documents” as defined in the Term Loan Credit Agreement.

“Term Loan Lenders” means the lenders from time to time party to the Term Loan Credit Agreement, and each of their successors and assigns in such capacity.

“Term Loan Payment Conditions” means, with respect to any optional prepayment of the Term Loan pursuant to Section 2.4(a) of the Term Loan Credit Agreement or any Term Loan Debt Buyback, the following:

(a)         as of the date of any such prepayment or repurchase, and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(b)         as of the date of any such prepayment or repurchase, on a pro forma basis after giving effect thereto, Liquidity shall be greater than or equal to $30,000,000,

(c)         for the thirty (30) day period immediately preceding such prepayment or repurchase, average Liquidity shall be greater than or equal to $30,000,000, and

(d)        as of the date of any such prepayment or repurchase (other than pursuant to Section 2.4(b)(iv) of the Term Loan Credit Agreement) and after giving effect thereto, Parent’s Fixed Charge Coverage Ratio, calculated for the preceding trailing twelve month period ending closest to the date on which the transaction or payment shall have been consummated, shall not be less than 1.00 to 1.00.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent, in consultation with Administrative Borrower, that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the applicable then-current Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in US Dollars or calculated with respect thereto for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(i)(B) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

“Thryv” has the meaning set forth in the preamble to the Agreement.

“Thryv Ausco” means Thryv Australia Pty Ltd ACN 638 633 342, an Australian proprietary limited company.

“TIH” has the meaning set forth in the preamble to the Agreement.

“Total Availability” means, as of any date of determination, the amount equal to the sum of the following, as of such date: (a) US Availability, plus (b) Australian Availability.

“Total Borrowing Base” means, as of any date of determination, the amount equal to the sum of (a) the US Borrowing Base, plus (b) the Australian Borrowing Base.

“Total Excess Availability” means, as of any date of determination, the amount equal to the sum of the following, as of such date: (a) US Excess Availability, plus (b) Australian Excess Availability.

“Total Revolver Usage” means, as of any date of determination, the amount equal to the sum of the following, as of such date: (a) US Revolver Usage, plus (b) Australian Revolver Usage.

“Trailing 90 Day Collections” means the aggregate amount of funds actually collected with respect to Accounts during the three (3) consecutive calendar months prior to the date of determination.

“Trailing 90 Day Collections Report” means a report of the funds collected with respect to Accounts during the prior three (3) calendar months.

“Trademark Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Tucker Lease” means, collectively, (a) that certain Sublease Agreement, dated as of January 1, 2013, between AT&T Services Inc., a Delaware corporation, as tenant, and YP Texas Region Yellow Pages LLC, a Delaware limited liability company, as subtenant, in respect of the Real Property located at 2245 Northlake Parkway, Tucker, Georgia and (b) that certain Sublease Agreement, dated as of January 1, 2013, between AT&T Services Inc., a Delaware corporation, as tenant, and YP Texas Region Yellow Pages LLC, a Delaware limited liability company, as subtenant, in respect of the Real Property located at 2247 Northlake Parkway, Tucker, Georgia.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for Dollars.

“US Availability” means, as of any date of determination, the amount that US Borrowers are entitled to borrow as US Revolving Loans under Section 2.1 of the Agreement (after giving effect to the then outstanding US Revolver Usage).

“US Borrower” and “US Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.

“US Borrowing Base” means, as of any date of determination, as to US Borrowers, the result of:

(a)          the sum of

(i)	85% of the amount of Eligible Billed Accounts of such US Borrowers, plus

(ii)	65% of the amount of Eligible Installment Accounts of such US Borrowers, plus

(iii)	85% of the amount of Eligible Credit Card Accounts of such US Borrowers, plus

(iv)	85% of the amount of Eligible Alpha Accounts of such US Borrowers, minus

(b)       without duplication of clause (b) of the definition of “Australian Borrowing Base”, the aggregate amount of reserves, if any, established by Administrative Agent under Section 2.1(c) of the Agreement.

Notwithstanding the foregoing, in no event shall the sum of clause (a)(ii) above plus clause (a)(ii) of the definition of Australian Borrowing Base exceed seventy-five percent (75%) of the Maximum Revolver Amount.

“US Dollar Equivalent” means at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any currency other than US Dollars, the equivalent amount in US Dollars calculated by Administrative Agent at such time using the Exchange Rate in effect on the Business Day of determination.

“US Dollars” or “$” means United States dollars.

“US Excess Availability” means, as of any date of determination, the amount equal to US Availability minus the aggregate amount, if any, of all trade payables of US Borrowers and their Subsidiaries aged in excess of 60 days past their due date.

“US Guarantors” means, collectively, (a) Parent, (b) TIH, and (c) each other Person organized under the laws of the United States that becomes a US Guarantor after the Closing Date pursuant to Section 5.11 of the Agreement.

“US Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“US Loan Party” means any US Borrower or US Guarantor.

“US Person” means a United States person within the meaning of Section 7701(a)(30) of the IRC.

“US Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding US Revolving Loans (inclusive of Swing Loans and Extraordinary Advances), plus (b) the amount of the Letter of Credit Usage.

“US Revolving Loans” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“US Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 17.18 of this Agreement.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States”, “U.S.” or “US” means the United States of America.

“Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of the Agreement.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by Parent and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by applicable law to be owned by a Person other than Parent and/or one or more of its Wholly-Owned Subsidiaries).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Exhibit B

See attached updated Schedules to Amended Credit Agreement.

Exhibit C

See attached Amended Guaranty and Security Agreement.